EXHIBIT 10.2

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
July 24, 2012,

among

ZALE DELAWARE, INC.,
ZALE CORPORATION,
ZGCO, LLC,
TXDC, L.P., and
ZALE PUERTO RICO, INC.,
as Borrowers,

The FACILITY GUARANTORS Named Herein,

The LENDERS Party Hereto, and

Z INVESTMENT HOLDINGS, LLC
as Administrative Agent

(Continued)

(Continued)

(Continued)

SECTION 9.10	Governing Law; Jurisdiction; Consent to Service of Process	98
SECTION 9.11	Waiver of Jury Trial	99
SECTION 9.12	Headings	99
SECTION 9.13	Interest Rate Limitation	99
SECTION 9.14	Confidentiality	99
SECTION 9.15	Additional Waivers	100
SECTION 9.16	Press Releases and Related Matters	101
SECTION 9.17	Patriot Act; Proceeds of Crime Act	101
SECTION 9.18	Judgment Currency	102
SECTION 9.19	No Strict Construction	103
SECTION 9.20	No Advisory or Fiduciary Responsibility	103
SECTION 9.21	Payments Set Aside	103
SECTION 9.22	Intercreditor Agreement	104
SECTION 9.23	Existing Credit Agreement Amended and Restated; No Novation	104
SECTION 9.24	Acknowledgment of Prior Obligations and Continuation Thereof	104

EXHIBITS

A	Form of Assignment and Acceptance
B	Form of Note
C-1	Form of Security Agreement
C-2	Form of General Security Agreement
D	Form of Borrowing Base Certificate
E	Form of Compliance Certificate
F-1	Form of U.S. Tax Compliance Certificate
F-2	Form of U.S. Tax Compliance Certificate
F-3	Form of U.S. Tax Compliance Certificate
F-4	Form of U.S. Tax Compliance Certificate

SCHEDULES

1.1	Lenders and Existing Loans
2.21(a)(i)	DDAs and Concentration Accounts
2.21(a)(ii)	Credit Card Arrangements
3.5(b)	Intellectual Property
3.6	Litigation and Environmental Matters
3.12	Subsidiaries
3.13	Insurance
5.1(l)	Financial Reporting Requirements
5.17	Post-Closing
6.1	Indebtedness
6.2	Liens

v

(Continued)

6.4	Investments
6.7	Transactions with Affiliates
6.12	Burdensome Agreement Encumbrances

AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 24, 2012 (this “Agreement”) among

ZALE DELAWARE, INC., a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale Delaware”); and

ZALE CORPORATION, a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale”); and

ZGCO, LLC, a limited liability company organized under the laws of the Commonwealth of Virginia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZGCO”); and

TXDC, L.P., a limited partnership organized under the laws of the State of Texas, having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“TXDC”); and

ZALE PUERTO RICO, INC., a Puerto Rico corporation having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale PR”) and together with Zale Delaware, Zale, ZGCO, and TXDC, the “Initial Borrowers”); and

ZALE CANADA CO., an unlimited company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale Canada”); and

ZALE CANADA DIAMOND SOURCING INC., a limited company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZCDS”); and

ZAP, INC., a Delaware corporation having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zap”); and

ZCSC, LLC, a Delaware limited liability company having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZCSC”); and

ZALE INTERNATIONAL, INC., a Delaware corporation having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale International”); and

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC., a Texas corporation having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZECCA”); and

ZALE CANADA HOLDING LP, a limited partnership organized under the laws of New Brunswick having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZC Holding”); and

ZALE CANADA FINCO 1, INC., a limited company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Finco 1”); and

ZALE CANADA FINCO 2, INC., a limited company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Finco 2”); and

FINCO HOLDING LP, a limited partnership organized under the laws of New Brunswick having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Finco Holding”); and

FINCO PARTNERSHIP LP, a limited partnership organized under the laws of New Brunswick having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Finco Partnership”); and

ZALE CANADA FINCO, LLC, a limited liability company organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZC Finco”, and together with Zale Canada, ZCDS, Zap, ZCSC, Zale International, Zecca, ZC Holding, Finco 1, Finco 2, Finco Holding, and Finco Partnership, the “Initial Facility Guarantors”); and

the LENDERS party hereto; and

Z INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (“ZIH, LLC”), as Administrative Agent.

W I T N E S S E T H:

WHEREAS, Zale, as borrower, has entered into a Credit Agreement, dated as of May 10, 2010 (as amended and in effect, the “Existing Credit Agreement”), among Zale, each lender from time to time party thereto (each, an “Existing Lender”), and ZIH, LLC, as administrative agent (in such capacity, the “Existing Administrative Agent”); and

WHEREAS, in accordance with SECTION 10.01 of the Existing Credit Agreement, Zale, as borrower, the Lenders, and the Administrative Agent desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety (except to the extent that definitions from the Existing Credit Agreement are incorporated herein by reference) to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under (and as defined in) the Existing Credit Agreement):

ARTICLE I
DEFINITIONS

SECTION 1.1             Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means Bank of America, N.A., as administrative agent and collateral agent under the ABL Loan Documents or any future administrative agent or collateral agent under the ABL Loan Documents.

“ABL Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of July 24, 2012, among the Borrowers, the Facility Guarantors, the “Lenders” as defined therein, Bank of America, N.A. as “Administrative Agent” and “Collateral Agent” and Bank of America, N.A. Wells Fargo Bank, National Association and General Electric Capital Corporation, as Co-Borrowing Base Agents, as amended, amended and restated, supplemented or otherwise modified from time to time or any Permitted Refinancing thereof, in each case, in accordance with the provisions of the Intercreditor Agreement.

“ABL Credit Extensions” means “Credit Extensions” (as defined in the ABL Credit Agreement in effect on the date hereof).

“ABL Lenders” means the “Lenders” (as defined in the ABL Credit Agreement in effect on the date hereof).

“ABL Line Cap” means the “Line Cap” (as defined in the ABL Credit Agreement in effect on the date hereof).

“ABL Loan Documents” means the “Loan Documents” (as defined in the ABL Credit Agreement in effect on the date hereof) as may be amended from time to time in accordance with the provisions of the Intercreditor Agreement.

“ABL Loans” means the “Loans” (as defined in the ABL Credit Agreement in effect on the date hereof).

“ABL Obligations” means the “Obligations” (as defined in the ABL Credit Agreement in effect on the date hereof).

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Total Commitments” means the “Total Commitments” (as defined in the ABL Credit Agreement in effect on the date hereof).

“Account” means any right to payment for goods sold or leased or for services rendered, whether or not earned by performance, or any right to payment for credit extended for goods sold or leased or services rendered.

“ACH” means automated clearing house transfers.

“Administrative Agent” means ZIH, LLC, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that no Existing Lender (or any Affiliate of an Existing Lender) shall be deemed to be an Affiliate of the Loan Parties.

“Agent” means the Administrative Agent.

“Aggregate FILO Commitments” means the FILO Commitments of all the FILO Lenders, as reduced by the Borrowers pursuant to SECTION 2.15 of the ABL Credit Agreement.  As of the Effective Date, the Aggregate FILO Commitments are in the sum of $15,000,000.

“Agreement” has the meaning set forth in the preamble.

“Applicable Lenders” means the Required Lenders, the Required Supermajority Lenders, all affected Lenders, or all Lenders, as applicable.

“Appraised Intellectual Property Liquidation Value” means the net orderly liquidation value of the Borrowers’ Intellectual Property determined from the then most recent appraisal of the Borrowers’ Intellectual Property undertaken at the request of the Administrative Agent, to reflect the appraiser’s estimate of the net recovery on the Borrowers’ Intellectual Property in the event of an orderly liquidation of that Intellectual Property.

“Appraised Inventory Liquidation Value” has the meaning set forth in the ABL Credit Agreement in effect as of the date hereof.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of each party whose consent is required by SECTION 9.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bank of America” means Bank of America, N.A., a national banking association, and its Subsidiaries, Affiliates and branches.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Blocked Account Agreements” has the meaning set forth in SECTION 2.21(b).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means the Initial Borrowers and any other Subsidiary of Zale which becomes a Borrower under this Agreement pursuant to a joinder agreement to this

Agreement and the Loan Documents, as applicable, with the other parties hereto and thereto, in form and substance satisfactory to the Administrative Agent.

“Borrowing” means the borrowing of the Loans on the Effective Date pursuant to SECTION 2.1.

“Borrowing Base” has the meaning set forth in the ABL Credit Agreement in effect as of the date hereof.

“Borrowing Base Certificate” has the meaning set forth in SECTION 5.1(f).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, San Francisco, California, New York, New York or Dallas, Texas are authorized or required by law to remain closed.

“Canadian Loan Party” or “Canadian Loan Parties” means each Loan Party organized under organized under the laws of Canada or any province or territory thereof.

“Canadian Plan” means an employee pension benefit plan or pension plan that is covered by the Laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the Income Tax Act (Canada) or subject to minimum funding standards and that is either (a) maintained or sponsored by any Canadian Loan Party for its employees, (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which any Canadian Loan Party is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions or (c) any other plan with respect to which any Canadian Loan Party has incurred or may incur liability, including contingent liability either to such plan or to any Person, administration or Governmental Authority.

“Canadian Restructuring” means a series of transactions undertaken after the Effective Date to streamline Zale’s Canadian entity structure consisting of (a) the dissolution and liquidation of ZC Partnership, (b) the conversion of ZCDS into an unlimited company and (c) the merger, amalgamation, liquidation, dissolution and/or distribution and contribution of ZCDS, Finco 1, Finco 2, Finco Holding, Finco Partnership and ZC Finco, with and/or into Zale Canada as the owner of the assets of the entities so merged, amalgamated, liquidated, dissolved or distributed and contributed following the completion of the restructuring.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrowers and their Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrowers and their Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrowers and their Subsidiaries during such period.

“Capital Lease Obligations” means of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real (immovable) or personal (movable) property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Control Event” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“CDN$” means Canadian Dollars.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CFC” means a controlled foreign corporation (as that term is defined in Section 957(a) of the Code).

“Change in Control” means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of Zale by Persons who were neither (i) nominated by the board of directors of Zale or (ii) appointed by directors so nominated; or (b) the acquisition of fifty percent (50%) or more of the Stock of Zale by any Person or group of Persons, or (c) the failure of Zale or another Borrower to own directly 100% of the Stock or other ownership interest of Zale Delaware, ZGCO, TXDC, Zale PR and Zale Canada.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of SECTION 2.23(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in SECTION 9.13.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Concentration Accounts” has the meaning set forth in SECTION 2.21(a).

“Consolidated EBITDA” means Consolidated Net Income for any period plus (a) without duplication, the sum of the following expenses of Zale and its Subsidiaries for such period, in each case to the extent included in determining said Consolidated Net Income: (i) depreciation expense, (ii) amortization expense, excluding amortization expense attributable to a prepaid cash item, (iii)  interest expense, (iv) total United States and foreign federal, state, provincial and local income tax expense, (v) charges relating to the valuation of inventory by application of the LIFO (last in/first out) method of inventory valuation, (vi) non-cash compensation expense arising out of the grant or exercise of stock options or other equity based compensation, (vii) the effect of any non-cash impairment charges related to the write-off of goodwill, property or equipment resulting from the application of GAAP, (viii) non-cash restructuring charges, and (ix) all other non-cash charges less (b) without duplication, in each case to the extent included in determining Consolidated Net Income, the sum of (i) income earned during such period relating to the valuation of inventory by the application of the LIFO method of inventory valuation, (ii) interest income for such period, (iii) non-cash gains for such period and (iv) total United States and foreign federal, state, provincial and local income tax benefits provided during such period.

“Consolidated Net Income” means the consolidated net income (or loss) of Zale and its Subsidiaries, after eliminating therefrom all non-cash extraordinary items of income and all non-cash extraordinary items of loss, all determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income (a) the income (or loss) of any Person in which Zale or any of its Subsidiaries has a joint interest except to the extent of any cash dividends actually paid to Zale or its Subsidiaries, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Zale or is merged into or consolidated with Zale or any of its Subsidiaries or that Person’s assets are acquired by Zale or any of its Subsidiaries and (c) the income of any direct or indirect Subsidiary of Zale that is not a Loan Party or a Zale Insurance Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of its charter, by-laws or other organizational documents or any agreement or other instrument binding upon such Subsidiary or any law applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived.

“Consolidated Total Interest Expense” means for any period, the aggregate amount of interest required to be paid or payable in cash by Zale and its Subsidiaries in respect of such period on all Disqualified Stock and all Indebtedness of Zale and its Subsidiaries outstanding during all or any part of such period in accordance with GAAP (including payments consisting of interest in respect of Capital Lease Obligations or Synthetic Leases), but excluding all non-cash interest expense including, but not limited to: (i) the amortization of original issue discount associated with Indebtedness, (ii) the amortization of capitalized issuance costs associated with Indebtedness, (iii) the amortization of discount resulting from the valuation of any warrants issued in connection with any Indebtedness, (iv) interest expense resulting from remaining capitalized issuance costs associated with the Existing Credit Agreement and the Existing ABL Credit Agreement, and (v) interest paid in the form of additional Indebtedness.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of Inventory as reported on the Loan Parties’ financial stock ledger using the retail method of accounting based on practices which are in effect on the date of this Agreement.

“Covenant Compliance Event” means that Excess Availability at any time is less than or equal to the greater of (i) ten percent (10%) of the ABL Line Cap, or (ii) $40,000,000. The termination of a Covenant Compliance Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.

“Credit Extensions” means as of any day the principal balance of all Loans then outstanding.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) the Administrative Agent, (iii) GGC Administration, L.L.C., (iv) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (v) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vi) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to SECTION 2.31(b), any Lender that (a) has failed to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (b) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a

Defaulting Lender solely by virtue of the ownership or acquisition of any Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender (or if the Required Supermajority Lenders determine that the Administrative Agent, in its capacity as a Lender, is a Defaulting Lender) under any one or more of clauses (a) through (b) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to SECTION 2.31(b)) as of the date established therefor by the Administrative Agent (or the Required Supermajority Lenders, if applicable) in a written notice of such determination, which shall be delivered by the Administrative Agent (or the Required Supermajority Lenders, if applicable) to the Borrowers and each other Lender promptly following such determination.

“Discharge of ABL Obligations” has the meaning set forth in the Intercreditor Agreement.

“Disqualified Stock” means any Stock (other than the Warrants and any Stock issued in respect of the Warrants) that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable for cash, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that (i) only the portion of such Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock, (ii) with respect to any Stock issued to any employee or to any plan for the benefit of employees of Zale or its Subsidiaries or by any such plan to such employees, such Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Zale or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and (iii) if any class of Stock of such Person by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Stock that is not Disqualified Stock, such Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Zale and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is incorporated or formed under the laws of the United States or any State or other political subdivision thereof (including the District of Columbia).

“Effective Date” means the date on which the conditions specified in SECTION 4.1 are satisfied (or waived in accordance with SECTION 9.2).

“Effective Date Prepayment” means the prepayment on the Effective Date of Existing Loans plus accrued and unpaid interest thereon in an aggregate amount equal to $65,289,067.83 (it being understood that the Effective Date Prepayment amount is exclusive of any amounts paid under the Side Letter).

“Eligible Credit Card Receivables” has the meaning set forth in the ABL Credit Agreement in effect as of the date hereof.

“Eligible Inventory” has the meaning set forth in the ABL Credit Agreement in effect as of the date hereof.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon a violation of any Environmental Law, including those resulting from (a) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (b) exposure to any Hazardous Materials, (c) the release or threatened release of any Hazardous Materials into the environment or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equivalent Amount” means, on any date, the rate at which Canadian dollars may be exchanged into Dollars, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen BOFC on the immediately preceding Business Day.  In the event that such rate does not appear on such Reuters page, “Equivalent Amount” shall mean, on any date, the amount of Dollars into which an amount of Canadian dollars may be converted or the amount of Canadian dollars into which an amount of Dollars may be converted, in either case, at Bank of America’s spot buying rate in New York as at approximately 12:00 noon (New York City time) on the immediately preceding Business Day (as reported to the Administrative Agent).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Loan Parties, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or a cessation of operations of such entity that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or a Multiemployer Plan; (f) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning set forth in SECTION 7.1.

“Excess Availability” means, as of any date of determination, (a) as long as the Aggregate FILO Commitments have not been terminated or expired, the excess, if any, of (i) the lesser of (A) the ABL Total Commitments, or (B) the sum of the Borrowing Base and the Aggregate FILO Commitments, minus (ii) the outstanding ABL Credit Extensions, and (b) after termination or expiration of the Aggregate FILO Commitments, the excess, if any, of (i) the ABL Line Cap, minus (ii) the outstanding ABL Credit Extensions.

“Excluded Subsidiaries” means, collectively, Zale Life Insurance Company, an Arizona corporation, Zale Indemnity Company, a Texas corporation, Jewel Re-Insurance Ltd., a Barbados corporation, Zale Funding Trust, a Delaware trust, Zale Disaster Relief Fund, Inc. a Texas corporation, ZC Partnership LP, a New Brunswick limited partnership, and Dobbins Jewelers, Inc., a Guam corporation and any future Subsidiary which is either (a) not wholly-owned or (b) a Foreign Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a

Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under SECTION 2.28) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to SECTION 2.26(a)(ii) or SECTION 2.26(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with SECTION 2.26(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” has the meaning set forth in SECTION 3.19.

“Existing ABL Credit Agreement” means the “Existing Credit Agreement” (as defined in the ABL Credit Agreement in effect on the date hereof).

“Existing Administrative Agent” has the meaning set forth in the recitals.

“Existing Credit Agreement” has the meaning set forth in the recitals.

“Existing Lender” has the meaning set forth in the recitals.

“Existing Guarantees” has the meaning set forth in SECTION 9.24.

“Existing Loans” means the term loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement.

“Existing Security Documents” has the meaning set forth in SECTION 9.24.

“Facility Guarantee” means each Guarantee executed by each of the Facility Guarantors in favor of the Administrative Agent for the benefit of the Credit Parties, as amended and in effect from time to time.

“Facility Guarantor” means the Initial Facility Guarantors and each other Subsidiary of any Loan Party that is required to from time to time to execute and deliver a Facility Guarantee pursuant to SECTION 5.13.

“Facility Guarantor Collateral Documents” means all security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by any Facility Guarantor to secure its obligations under a Facility Guarantee and repayment and performance of the Obligations.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Bank of America from three Federal funds brokers of recognized standing selected by it.

“FILO Commitment” means, with respect to each FILO Lender, the commitment of such FILO Lender to make ABL Loans to the Borrowers in the amount set forth opposite its name on Schedule 1.1 of the ABL Credit Agreement or as may subsequently be set forth in the Register under the ABL Credit Agreement from time to time, as the same may be reduced from time to time pursuant to SECTION 2.15 of the ABL Credit Agreement.

“FILO Lender” means each ABL Lender having a FILO Commitment as set forth on Schedule 1.1 of the ABL Credit Agreement or in the assignment and acceptance by which it becomes a FILO Lender.

“FILO Loans” means all ABL Loans at any time made by a FILO Lender.

“Financial Officer” means, with respect to any Borrower, the chief financial officer, controller, treasurer or assistant treasurer of such Borrower. Any document delivered hereunder that is signed by any Person who the Administrative Agent reasonably believes (or has been notified by the Borrowers) is a Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Loan Party unless and until the Borrowers furnish written notice to the Administrative Agent that such Person is no longer a Financial Officer.

“Finco 1” has the meaning set forth in the preamble.

“Finco 2” has the meaning set forth in the preamble.

“Finco Holding” has the meaning set forth in the preamble.

“Finco Partnership” has the meaning set forth in the preamble.

“Fixed Charge Coverage Ratio” means for any Reference Period the ratio of (a)(i) Consolidated EBITDA for such period less (ii) the sum of (A) Unfinanced Capital Expenditures for such period and (B) federal income tax (whether U.S., Canadian or Puerto Rican) paid in cash during such period to (b) the sum of (i) Consolidated Total Interest Expense for such period, (ii) the sum of all scheduled payments of principal on Indebtedness, and all payments with respect to Disqualified Stock, of Zale and its Subsidiaries (including without limitation, the principal component of amounts paid on account of Capital Lease Obligations) made or required to be made during such period, and (iii) Restricted Payments consisting of dividends made during such period.

“Foreign Assets Control Regulations” has the meaning set forth in SECTION 3.19.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is (a) not a Domestic Subsidiary; (b) so long as Zale Puerto Rico is a Loan Party, not formed or incorporated under the laws of Puerto Rico; (c) so long as Zale Canada is a Loan Party, not formed or incorporated under the laws of Canada (or any political subdivision thereof); and (d) a CFC.

“FSCO” means the Financial Services Commission of Ontario and any Person succeeding to the functions thereof and includes the Superintendent under such statute and any other Governmental Authority empowered or created by the Supplemental Pensions Act (Québec) or the Pension Benefits Act (Ontario) or any Governmental Authority of any other Canadian jurisdiction exercising similar functions in respect of any Canadian Plan of the Canadian Loan Parties or any of their Subsidiaries or Affiliates and any Governmental Authority succeeding to the functions thereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, of or by any Person (the “guarantor”), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the maximum stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Zale or its Subsidiaries shall be a Hedging Agreement.

“Incremental Availability” means two and one-half percent (2.50%) of the Appraised Inventory Liquidation Value.

“Incremental Reserve” means, at any time of calculation, the difference (but not less than zero) between the Aggregate FILO Commitments and Incremental Availability.

“Indebtedness” means, of any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade payables not more than 60 days past due or other current accounts payable incurred in the ordinary course of business, deferred compensation and any purchase-price adjustment or earn-out obligation), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others (including under any Synthetic Leases), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding clause (e) above, Indebtedness of any Excluded Subsidiary secured by a pledge of the Stock of such Excluded Subsidiary and otherwise without recourse to the pledgor shall not be deemed Indebtedness of the pledgor.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in SECTION 9.3(b).

“Initial Borrowers” has the meaning set forth in the preamble hereto.

“Insurance Restructuring” means the proposed sale or other transfer of Zale Life Insurance Company to Zale Indemnity Company, whether by means of a sale or other transfer of Stock or a sale or other transfer of assets as approved by the applicable regulatory authority.

“Initial Facility Guarantors” has the meaning set forth in the preamble hereto.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, dated as of the date of the Existing Credit Agreement, by and among the obligors party thereto, in favor of the Administrative Agent for the benefit of the Credit Parties, as amended and in effect from time to time.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of the date hereof, by and between the Administrative Agent and the ABL Agent, and acknowledged by the Loan Parties, as amended from time to time in accordance with the terms thereof and in effect from time to time.

“Interest Payment Date” means the last Business Day of each Fiscal Quarter and on the Maturity Date.

“Inventory” has the meaning set forth in the Security Agreement.

“investment” has the meaning set forth in SECTION 6.4.

“Judgment Conversion Date” has the meaning set forth in SECTION 9.18.

“Judgment Currency” has the meaning set forth in SECTION 9.18.

“Lenders” means the Persons identified on Schedule 1.1 and each assignee that becomes a party to this Agreement as set forth in SECTION 9.4.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, statutory or deemed trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means the Existing Loans that are continued, amended and restated as of the Effective Date in the amounts set forth on Schedule 1.1.

“Loan Account” has the meaning set forth in SECTION 2.20(a).

“Loan Agreement Obligations” means (a) the payment by the Loan Parties of (i) the principal of, and interest on the Loans (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code or any state, federal, provincial or foreign bankruptcy, insolvency, receivership, reorganization or similar law, whether or not allowed or allowable in such case or proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses, indemnities and other amounts, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Credit Parties under this Agreement and the other Loan Documents (in each case, including all such amounts that accrue after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code or any state, federal, provincial, or foreign bankruptcy, insolvency, receivership, organization or similar law, whether or not allowed or allowable in such case or proceeding), and (b) the payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement, and the other Loan Documents.

“Loan Documents” means this Agreement, the Notes, the Side Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Security Documents, the Facility Guarantee, the Facility Guarantor Collateral Documents, the Intercreditor Agreement, the Intercompany Subordination Agreement, the Side Letter, the Monitoring Agreement Letter, all Compliance Certificates and any other instrument, certificate or agreement executed and delivered in connection herewith or therewith.

“Loan Interest Rate” means 11.00% per annum, which is to be paid, in cash, as set forth in SECTION 2.9.

“Loan Party” or “Loan Parties” means each Borrower and each Facility Guarantor.

“Make Whole Amount” means, on any date of prepayment of all or any portion of the Obligations on or prior to the first anniversary of the Effective Date, an amount in cash equal to (a) the present value, as determined by Zale and certified by a Financial Officer of Zale to the Administrative Agent, of all required interest payments due on the Obligations that are prepaid from the date of prepayment through and including the first anniversary of the Effective Date (assuming that the interest rate applicable to all such interest is 11.00%) plus (b) the prepayment premium that would be due under SECTION 2.17 if such prepayment were made on the day after the first anniversary of the Effective Date, in each case, discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%.

“Margin Stock” has the meaning set forth in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets, or financial condition of the Loan Parties and their Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder; provided, however, that no Material Adverse Effect shall be deemed to exist with respect to the Loan Parties solely as a result of (i) the loss by any Loan Party of its investment in an Excluded Subsidiary; (ii) the loss of that portion of the Loan Parties’ consolidated results of operations generated by any Excluded Subsidiary; or (iii) any liability of an Excluded Subsidiary that is not, on an unconsolidated basis, a liability of a Loan Party.

“Material Indebtedness” means (i) the ABL Obligations and other Indebtedness owed under the ABL Loan Documents (it being understood that the ABL Obligations and such other Indebtedness under the ABL Loan Documents shall be deemed to be “Material Indebtedness” so long as there has not been a Discharge of ABL Obligations), and (ii) any other Indebtedness (other than the Obligations and the ABL Obligations) of any one or more of the Loan Parties in an aggregate principal amount exceeding $25,000,000.

“Maturity Date” means July 24, 2017.

“Maximum Rate” has the meaning set forth in SECTION 9.13.

“Minority Lenders” has the meaning set forth in SECTION 9.2(e).

“Monitoring Agreement Letter” means the letter agreement, dated as of the date hereof, among the Borrowers, the Administrative Agent, the Existing Administrative Agent and GGC Administration, L.L.C.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or has any continuing liability.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Loan Party) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means:

(a)         with respect to any sale, transfer or other disposition by any Loan Party or any Subsidiary thereof, the excess, if any, of (i) the sum of cash and cash equivalents actually received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (ii) the sum of (A) the principal amount of (and accrued and unpaid interest on, and other amounts payable in connection with) any Indebtedness that is secured by a Lien on the applicable asset which Lien is permitted hereunder and which Lien is senior to the Administrative Agent’s Lien on such asset and that is required to be paid or repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such transaction (including, without limitation, appraisals, brokerage, title and recording or transfer tax expenses and commissions, legal, accounting and other professional fees) paid or payable by such Loan Party to third parties (other than Affiliates)), (C) cash taxes paid or reasonably estimated to be actually payable in cash in connection therewith (provided that, to the extent and at the time any such amounts are determined to not be payable, such amounts shall constitute Net Proceeds), (D) amounts provided as a reserve against any liabilities under any indemnification obligations or purchase price adjustment associated with such asset disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), and (E) any liabilities relating to the property subject to such asset disposition that are retained by any Loan Party or its Subsidiaries, provided that, at all times such liabilities remain outstanding, the Loan Parties shall maintain an amount sufficient to satisfy such liabilities in a segregated account established with the Administrative Agent to be used by the Loan Parties solely to satisfy such liabilities as they become due; provided, however, the Net Proceeds shall not include any amounts described in this clause (a) to the extent such amounts are committed, within 180 days after the date of receipt thereof, to be reinvested in assets to be used in the business of the Loan Parties and are, within 365 days after the date of receipt thereof, actually reinvested in assets that are useful in the business of the Loan Parties;

(b)         with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries (other than Indebtedness permitted to be incurred or issued pursuant to Section 6.1), the result of (i) the sum of the cash and cash equivalents received in connection with such incurrence or issuance minus (ii) the underwriting discounts and commissions, and other reasonable out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Loan Parties or their Subsidiaries in connection with such incurrence or issuance to the extent such amounts (A) were not deducted in determining the amount referred to in clause (i) above, (B) are, at the time of receipt of such cash or cash equivalents, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and (C) are properly attributable to such transaction; and

(c)          with respect to the sale or issuance of any Stock of Zale (or successor thereof), the result of (i) the sum of the cash and cash equivalents received in connection with such sale or issuance minus (ii) the underwriting discounts and commissions, and other reasonable out-of-pocket costs, fees, commissions, premiums and expenses, incurred by Zale in connection with such sale or issuance to the extent such amounts (A) were not deducted in determining the amount referred to in clause (i) above, (B) are, at the time of receipt of such cash or cash equivalents, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and (C) are properly attributable to such transaction.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit B, each payable to the order of a Lender, evidencing the Loans.

“Obligations” means the Loan Agreement Obligations.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to SECTION 2.28).

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of the entering into of such transaction or the making of such payment and (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied and the Fixed Charge Coverage Ratio, on a pro-forma basis for the Reference Period immediately preceding such transaction or payment, will be equal to or greater than 1.0:1.0.  Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent a certificate certifying as to the absence of any Default or any Event of Default and setting forth the calculations of the Pro Forma Availability Condition and the Fixed Charge Coverage Ratio which evidences satisfaction of the conditions contained in clause (b) above on a basis reasonably satisfactory to the Administrative Agent.

“Participant” has the meaning provided therefor in SECTION 9.4(g).

“Participation Register” has the meaning provided therefor in SECTION 9.4(h).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Asset Sales” means sales and dispositions of assets that are deemed appropriate by the Loan Parties for fair market value not to exceed $30,000,000 in any fiscal year and for which not less than seventy-five percent (75%) of the aggregate purchase price is paid in cash.

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with SECTION 5.5;

(b)                                 carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s, custom broker’s, and other like Liens, arising in the ordinary course of business and securing obligations that are not overdue by more than ninety (90) days or are being contested in compliance with SECTION 5.5;

(c)                                  Liens on assets (other than Inventory, Accounts and the proceeds thereof) incurred in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, old-age pension and other social security laws or regulations, other than any Liens imposed by ERISA or applicable law relating to any Canadian Plans;

(d)                                 Liens on assets (other than Inventory, Accounts and the proceeds thereof) to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  judgment Liens in respect of judgments that do not constitute an Event of Default under SECTION 7.1(k); and

(f)                                   easements, zoning restrictions, rights-of-way and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Loan Parties, and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the ordinary conduct of business of the Loan Parties.

provided, that except as provided in any one or more of clauses (a) through (f) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means each of the following:

(a)                                 marketable direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase by such Loan Party or such Subsidiary;

(b)                                 demand deposits, certificates of deposit, Eurodollar deposits, time deposits and bankers acceptances issued by banking institutions provided, that such banks have a long-term credit rating of at least “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system or “Aa” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Loan Parties’ investment in any one bank shall not exceed 5% of the primary capital of such bank;

(c)                                  securities commonly known as “commercial paper” issued by the Administrative Agent, or a corporation or any other financial institution that at the time of purchase have been rated and the ratings for which are not less than “P1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or not less than “A1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Loan Parties may invest up to 20% of their Permitted Investments measured at the time of investment made pursuant to paragraphs (a)-(i) hereof in commercial paper with a combined rating of “A-2/P-2” (or its then equivalent);

(d)                                 demand notes issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at that time of purchase have a rating of at least “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or its equivalent by at least two (2) nationally recognized rating services, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., and have a maturity date that does not exceed one (1) year beyond the date of purchase; provided, however, such investments will be limited to the greater of $20 million per obligor or 20% of investments made pursuant to paragraphs (a)-(i) hereof measured at the time of investment;

(e)                                  repurchase agreements, purchased through the Administrative Agent, or a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or not less than “A1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., which repurchase agreements are collateralized by securities of the United States of America or any agency thereof in an amount equal to at least 102% of the amount of such investment;

(f)                                   shares of any so-called “money market fund” advised, serviced or sold by any of the Lenders or by any other financial institution provided, that such fund is registered under the Investment Company Act of 1940, has net assets of at least $250,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a “high-yield” fund;

(g)                                  municipal fixed and variable rate short-term securities that mature within one (1) year from the date of purchase by any Loan Party or such Subsidiary that at the time of purchase have been rated and the ratings for which are not less than “MIG-1/VMIG-1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “SP-1+/A-1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

(h)                                 municipal fixed and variable rate medium-term securities that mature between one (1) and two (2) years from the date of purchase by such Loan Party or such Subsidiary that at the time of purchase have been rated and the ratings for which are not less than “Aa” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

(i)                                     marketable direct obligations of the State of Texas or its agencies and instrumentalities that at the time of purchase have been rated and the ratings for which are not less than “P” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “A” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system; and

(j)                                    in the case of Foreign Subsidiaries, short term investments comparable to the foregoing.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date in excess of, or prior to, the scheduled principal payments due prior to such Maturity Date for the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have different direct or indirect obligors, or greater guarantees or security, than the Indebtedness being Refinanced, (f) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, (g) at the time thereof, both before and after giving effect to such Refinancing, no Default or Event of Default shall have occurred and be continuing and (h) if the Indebtedness being Refinanced is the ABL Obligations, such Refinancing shall comply with the applicable provisions of the Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained for employees of a Loan Party or any such Plan to which a Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests or hypothecs.

“Prepayment Event” means the occurrence of any of the following events:

(a)                                 Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction, other than (i) sales of Inventory or equipment in the ordinary course of business, (ii) sales or assignments of leasehold interests in real property, and (iii) dispositions of other property resulting in Net Proceeds of not more than $1,000,000 in any transaction or series of related transactions) of any asset of a Loan Party, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Administrative Agent;

(b)                                 Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of, any asset of a Loan Party or any Subsidiary thereof resulting in Net Proceeds of $1,000,000 or more, unless the proceeds therefrom are (i) used to repair, restore or replace the assets that are subject to such casualty or other insured damage, taking under power of eminent domain, condemnation, expropriation or similar proceeding within 180 days of the receipt of such proceeds by such Loan Party or such Subsidiary or (ii) required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Administrative Agent; provided that any casualty or other damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of, any asset of a non-wholly owned Subsidiary that is not a Loan Party shall constitute a Prepayment Event only to the extent (i) the charter, by-laws or other organizational documents of such Subsidiary permit such payment and (ii) of the proceeds distributed to a Loan Party or a wholly-owned Subsidiary of a Loan Party;

(c)                                  Any incurrence of any Indebtedness by any Loan Party or any Subsidiary thereof (excluding Indebtedness permitted to be incurred under SECTION 6.1, other than clause (l) thereof); or

(d)                                 Any issuance by Zale (or successor thereof) of any Stock (other than Stock issued upon the exercise of options, warrants or other similar rights to purchase Stock (including, without limitation, under the Warrant Agreement)).

“Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Pro Forma Availability for each of the twelve months following, and after giving effect to, such transaction or payment, will be equal to or greater than fifteen percent (15%) of the ABL Line Cap.

“Pro Forma Availability” shall mean, for any date of calculation, the projected average monthly Excess Availability for each month during any projected twelve (12) months (and measured at the end of each such month).

“Pro Rata Share” means, with respect to a Lender’s obligation to make certain payments and right to receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (y) the principal amount of such Lender’s portion of the Loans by (z) the principal amount of the Loans.

“PRUCC” means the Puerto Rico Commercial Transactions act, Ley de Transacciones Comerciales, Act #214 of September 19, 1996, as amended from time to time.

“Ratification, Reaffirmation, Amendment and Confirmation Agreements” means (i) that certain Confirmation and Amendment of Ancillary Loan Documents (U.S.), dated as of the date hereof, by and among the Loan Parties and certain of their Subsidiaries and the Administrative Agent and (ii) certain Confirmation and Amendment of Ancillary Documents (Canada), dated as of the date hereof, by and among the Loan Parties and certain of their Subsidiaries and the Administrative Agent.

“Real Estate” means all land, together with the buildings, structures, fixtures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Recipient” means the Administrative Agent, any Lender, any other Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reference Period” means as of any date of determination, the period of twelve (12) consecutive fiscal months of Zale and its Subsidiaries ending on such date, or if such date is not a fiscal month end date, the period of twelve (12) consecutive fiscal months most recently ended (in each case treated as a single accounting period).

“Register” has the meaning set forth in SECTION 9.4(e).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinsurance Agreement” means all policies, treaties, binders, slips, other agreements of reinsurance or retrocession and binding quotations or letters of intent to which a Zale Insurance Subsidiary is a party, as cedant, reinsurer, retrocedant or retrocessionaire (including all supplements, endorsements and riders thereto and all ancillary agreements in connection therewith).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.  For the avoidance of doubt, for purposes of this Agreement, GGC Administration, L.L.C. shall be deemed a “Related Party”.

“Release” has the meaning set forth in Section 101(22) of CERCLA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders whose percentage of the Credit Extensions aggregate not less than 51% of all such Credit Extensions, provided that the portion of the Credit Extensions held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Supermajority Lenders” means, at any time, Lenders whose percentage of the Credit Extensions aggregate not less than 66 2/3% of all such Credit Extensions, provided that the portion of the Credit Extensions held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority Lenders.

“Reserves” means “Reserves” (as defined in the ABL Credit Agreement in effect on the date hereof).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by any Person who the Administrative Agent reasonably believes (or has been notified by the Borrowers) is a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party unless and until the Borrowers furnish written notice to the Administrative Agent that such Person is no longer a Responsible Officer.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Stock of any Loan Party other than dividends payable solely in shares of common Stock of such Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Stock of any Loan Party or any option, warrant or other right to acquire any such shares of Stock of any Loan Party, other than any such payment made solely in shares of common Stock of such Loan Party.

“RP Conditions” means, at the time of determination with respect to a Restricted Payment, that (a) no Default or Event of Default then exists or would arise as a result of the making of such Restricted Payment and (b) after giving effect to such transaction or payment, the RP Pro Forma Availability Condition has been satisfied and the Fixed Charge Coverage Ratio, on a pro-forma basis for the Reference Period immediately preceding such Restricted Payment, will be equal to or greater than 1.1:1.0.  Prior to making any Restricted Payment, the Loan Parties shall deliver to the Administrative Agent a certificate certifying as to the absence of any Default and any Event of Default and setting forth the calculations of the RP Pro Forma Availability Condition and the Fixed Charge Coverage Ratio which evidences satisfaction of the conditions contained in clause (b) above on a basis reasonably satisfactory to the Administrative Agent.

“RP Pro Forma Availability Condition” means, for any date of calculation with respect to any Restricted Payment, the Pro Forma Availability for each of the twelve months following, and after giving effect to, such transaction or payment, will be equal to or greater than seventeen and one-half percent (17.5%) of the ABL Line Cap.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Security Agreement” means, collectively, the Security Agreement, in the form of Exhibit C-1 attached hereto and incorporated herein, among the Loan Parties and the Administrative Agent for the benefit of the Credit Parties, and the General Security Agreement, in the form of Exhibit C-2 attached hereto and incorporated herein, among each Canadian Loan Party and the Administrative Agent for the benefit of the Credit Parties, in each case as amended and in effect from time to time.

“Security Documents” means the Security Agreement, the Ratification, Reaffirmation, Amendment and Confirmation Agreements and each other security agreement or other instrument or document executed and delivered pursuant to SECTION 5.13 to secure any of the Obligations.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of Zale issued pursuant to the Warrant Agreement.

“Side Letter” means the side letter agreement, dated as of the date hereof, among the Borrowers and ZIH, LLC, as Existing Administrative Agent and Administrative Agent, as such letter may from time to time be amended.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Store” means any retail store (including kiosk) leased, owned or operated, or to be leased, owned or operated, by any Loan Party or any of its Subsidiaries.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, unlimited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.  Notwithstanding anything to the contrary, no Loan Party shall be deemed to be a Subsidiary of any Existing Lender.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Borrowing Base” means an amount equal to the sum of:

(i) 107.5% of the Appraised Inventory Liquidation Value; plus

(ii) 100% of the Loan Parties’ Eligible Credit Card Receivables; plus

(iii) 100% of the Appraised Intellectual Property Liquidation Value; provided, that the amount set forth in clause (iii) shall not exceed $40,000,000.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated in accordance with SECTION 7.1 or (iii) the date of the occurrence of any Event of Default pursuant to SECTION 7.1(h) or (i).

“Term Reserve” means a Reserve, calculated by reference to the most recent Borrowing Base Certificate, in the amount by which the outstanding principal amount of the Loan exceeds an amount equal to (a) the Term Loan Borrowing Base less (b) the sum of (x) the amount of the Borrowing Base (excluding any Reserves other than the Incremental Reserve) plus (y) the Aggregate FILO Commitments. The Term Reserve shall automatically be adjusted upon delivery of each Borrowing Base Certificate or otherwise only with the prior written consent of the Administrative Agent and the Borrowers.

“Trading With the Enemy Act” has the meaning set forth in SECTION 3.19.

“Treasury Rate” means, with respect to the Make Whole Amount, a rate equal to the then current yield to maturity on actively traded U.S. Treasury securities having a constant maturity and having a duration equal to (or the nearest available tenor) the period from the date that payment is received to the date that falls on the first anniversary of the Effective Date.

“TXDC” has the meaning set forth in the preamble.

“Unfinanced Capital Expenditures” means all Capital Expenditures other than those made with the proceeds of Indebtedness or Capital Lease Obligations permitted hereunder; provided that any Capital Expenditures made with the proceeds of the ABL Obligations shall constitute Unfinanced Capital Expenditures.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in SECTION 2.26(e)(ii)(B)(III).

“Warrant Agreement” means the Warrant and Registration Rights Agreement, dated as of May 10, 2010, by and among Zale and ZIH, LLC, in its capacity as agent and the initial warrant holder thereunder.

“Warrants” means the warrants to purchase shares of common stock or Series A Preferred Stock of Zale arising under the Warrant Agreement.

“Zale” has the meaning set forth in the preamble.

“Zale Canada” has the meaning set forth in the preamble.

“Zale Delaware” has the meaning set forth in the preamble.

“Zale Insurance Subsidiaries” means Zale Life Insurance Company, an Arizona corporation, Zale Indemnity Company, a Texas corporation, and Jewel Re-Insurance Ltd., a Barbados corporation.

“Zale International” has the meaning set forth in the preamble.

“Zale PR” has the meaning set forth in the preamble.

“Zap” has the meaning set forth in the preamble.

“ZCDS” has the meaning set forth in the preamble.

“ZC Finco” has the meaning set forth in the preamble.

“ZC Holding” has the meaning set forth in the preamble.

“ZC Partnership” means ZC Partnership LP, a New Brunswick partnership.

“ZCSC” has the meaning set forth in the preamble.

“ZECCA” has the meaning set forth in the preamble.

“ZGCO” has the meaning set forth in the preamble.

“ZIH, LLC” has the meaning set forth in the preamble.

SECTION 1.2                                        Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible (corporeal) and intangible (incorporeal) assets and properties, including cash, securities, accounts and contract rights, and (f) all references to “$” or “Dollars” or to amounts of money and all calculations of the Borrowing Base, Term Loan Borrowing Base, Term Loan Reserve, Incremental Availability, Excess Availability, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States of America or the Equivalent Amount.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that if any Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder or pursuant to any other Loan Document shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.

Any financial ratios shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II
AMOUNT AND TERMS OF CREDIT

SECTION 2.1                                        Loans of the Lenders.  Subject to the terms and conditions hereof, each Lender severally agrees to continue such Lender’s Existing Loans as Loans on the Effective Date to the Borrowers in an amount equal to such Lender’s Existing Loans (it being understood and agreed that the aggregate principal amount of the Loans, as of the Effective Date, after giving effect to the Effective Date Prepayment, shall be $80,000,000).  Any principal amount of the Loans that is repaid or prepaid may not be reborrowed.  All principal of, interest on, and other amounts payable in respect of the Loans shall constitute Obligations hereunder.

SECTION 2.2                                        [Intentionally Omitted].

SECTION 2.3                                        [Intentionally Omitted].

SECTION 2.4                                        [Intentionally Omitted].

SECTION 2.5                                        [Intentionally Omitted].

SECTION 2.6                                        [Intentionally Omitted].

SECTION 2.7                                        [Intentionally Omitted].

SECTION 2.8                                        Notes; Repayment of Loans.

(a)                                 The Loans made by each Lender shall, to the extent requested by such Lender, be evidenced by a Note duly executed by the Borrowers, dated the Effective Date, in substantially the form attached hereto as Exhibit B, payable to the order of each such Lender in an aggregate principal amount equal to the aggregate principal amount of Loans outstanding held by such Lender.

(b)                                 The outstanding principal balance of all Loan Agreement Obligations shall be payable on the Termination Date (subject to earlier repayment as provided below).  Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II.  Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

SECTION 2.9                                        Interest on Loans.

(a)                                 Subject to SECTION 2.10, the Loans shall bear interest at a rate per annum equal to the Loan Interest Rate.

(b)                                 Accrued interest on all Loans shall be payable in arrears, in cash, on each Interest Payment Date and on the Termination Date.

(c)                                  All computations of interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.25(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)                                 For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be. Calculations of interest shall be made using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

SECTION 2.10                                 Default Interest.  Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Loans (after as well as before judgment, as and to the extent permitted by law) at a rate per annum equal to the rate in effect from time to time plus 2.00% per annum, and such interest shall be payable on demand.

SECTION 2.11                                 Certain Amounts.  The Borrowers shall pay the amounts set forth in the Side Letter, the Monitoring Agreement Letter and the other applicable Loan Documents on the dates specified for payment therein to the Persons specified therein.

SECTION 2.12                                 [Intentionally Omitted].

SECTION 2.13                                 [Intentionally Omitted].

SECTION 2.14                                 Nature of Payable Amounts.  All amounts shall be paid on the dates due, in immediately available funds, as provided herein, in the Side Letter, in the Monitoring Agreement Letter or in the other applicable Loan Document to the Person specified herein, in the Side Letter, in the Monitoring Agreement Letter or in the other applicable Loan Document.  Once paid, such amounts shall be fully earned and shall not be refundable under any circumstances.

SECTION 2.15                                 [Intentionally Omitted].

SECTION 2.16                                 [Intentionally Omitted].

SECTION 2.17                                 Prepayment Premium; Make Whole Amount.  Notwithstanding anything herein to the contrary, in the event all or any portion of the Obligations are prepaid or repaid for any reason (including, without limitation, prepayment or repayment following the Borrowers’ exercise of their rights under SECTION 2.28 or SECTION 9.2(e), an acceleration of the Loans, upon the occurrence of an Event of Default, an early acceleration due to a Change in Control, or any mandatory prepayment or optional prepayment) (1) on or before the first anniversary of the Effective Date, such prepayments or repayments shall be accompanied by the Make Whole Amount and (2) after the first anniversary but on or prior to the fourth anniversary of the Effective Date, such prepayments or repayments shall be accompanied by a repayment/prepayment fee equal to (a) 4.0% of the Loans so prepaid or repaid if such prepayment or repayment occurs at any time during the period commencing after the first anniversary of the Effective Date and ending on (and including) the second anniversary of the

Effective Date, (b) 3.0% of the Loans so prepaid or repaid if such prepayment or repayment occurs at any time during the period commencing after the second anniversary of the Effective Date and ending on (and including) the third anniversary of the Effective Date and (c) 2.0% of the Loans so prepaid or repaid if such prepayment or repayment occurs at any time during the period commencing after the third anniversary of the Effective Date and ending on (and including) the fourth anniversary of the Effective Date.  The prepayment/repayment fee and the Make Whole Amount referred to in the first sentence of this SECTION 2.17 shall be paid by the Borrowers to the Administrative Agent for distribution to the Lenders in accordance with their Pro Rata Share (unless otherwise agreed by the Lenders).  The parties hereto acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the repayment/prepayment fees and the Make Whole Amount referred to in the first sentence of this SECTION 2.17 are intended to be a reasonable calculation of the actual damages that would be suffered by the Lenders as a result of any such repayment/prepayment. The parties hereto further acknowledge and agree that the repayment/prepayment fees and the Make Whole Amount referred to in the first sentence of this SECTION 2.17 are not intended to act as a penalty or to punish the Borrowers for any such repayment/prepayment.

SECTION 2.18                                 Mandatory Prepayment.  The outstanding Obligations shall be subject to mandatory prepayment as follows:

(a)                                 [Intentionally omitted].

(b)                                 [Intentionally omitted].

(c)                                  Subject to the terms of the Intercreditor Agreement, any Net Proceeds received from a Prepayment Event, whether or not a Cash Control Event then exists, shall be paid over to the Administrative Agent on the date of receipt by the Borrowers and shall be utilized to prepay the Loans, together with the payment of any prepayment premium or Make Whole Amount required by SECTION 2.17, in the order of priority set forth in SECTION 7.4, as applicable.  The Administrative Agent shall not be obligated to release their Liens on any Collateral included in such Prepayment Event until such Net Proceeds have been so received.  If all Loans are paid in full (including any prepayment premium or Make Whole Amount required to be paid pursuant to SECTION 2.17), any excess Net Proceeds shall be remitted to the Borrowers.

(d)                                 In the event of any mandatory prepayment, other than as a result of an event described in clause (d) of the definition of Prepayment Event consisting of a public offering and sale of common stock of the Borrower for an amount per share equal to or greater than $10.00, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand or telecopier) at least one Business Day prior to such prepayment, to decline all or any portion of any such mandatory prepayment.

(e)                                  All amounts required to be applied to all Loans hereunder shall be applied ratably in accordance with each Lender’s Pro Rata Share (unless otherwise agreed by the Lenders).

(f)                                   Upon the Termination Date, the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations then owing by the Borrowers.

SECTION 2.19           Optional Prepayment of Loans; Reimbursement of Lenders.

(a)           The Borrowers shall have the right at any time and from time to time, subject to any prepayment premium or Make Whole Amount required to be paid pursuant to SECTION 2.17, to prepay outstanding Loans in whole or in part, upon three Business Days prior written notice from the Borrowers to the Administrative Agent, which such notice shall be irrevocable unless such notice is conditioned on a refinancing, a Change in Control or asset sale transaction or other transaction of a similar nature, in which case such notice may be revoked on or prior to such date, in the event such transaction is not consummated on or prior to such date.  All prepayments of Loans are subject to the following limitations:

(i)            Each partial prepayment of Loans shall be in an integral multiple of $5,000,000.

(ii)           Each notice of prepayment shall specify the prepayment date and the amount of Loans to be prepaid.  The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(iii)          Prepayments made pursuant to this SECTION 2.19 shall be applied ratably to each Lender pursuant to their Pro Rata Share (unless otherwise agreed by the Lenders).

(b)           [Intentionally Omitted].

(c)           In the event the Borrowers fail to prepay any Loans on the date specified in any prepayment notice delivered pursuant to SECTION 2.19(a), the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment.  Any Lender demanding such payment shall deliver to the Borrowers simultaneously with such demand one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

SECTION 2.20           Maintenance of Loan Account; Statements of Account.

(a)           The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) which will reflect (i) all Loans made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all fees, interest and other amounts that have become payable as herein or in the other Loan Documents set forth, and (iii) any and all other monetary Obligations that have become payable.

(b)           The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers on the date such amounts are received.  After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month.  The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Loan Parties.

(c)           The Administrative Agent, without the consent or request of the Borrowers, may advance any interest, fee, service charge, cost, charge, expense, or other payment to which any Lender or the Administrative Agent is entitled from the Loan Parties pursuant to this Agreement or any other Loan Document and may charge the same to the Loan Account by adding such amount to the principal balance of the Loan Account.  The Administrative Agent shall advise the Borrowers of any such advance or charge promptly after the making thereof; provided, however, any failure of the Administrative Agent to so advise or notify the Borrowers of such advance or charge shall not limit or otherwise affect the obligation of the Borrowers hereunder to pay any such amount.  Such action on the part of the Administrative Agent shall not constitute a waiver of either the Administrative Agent’s or any Lender’s rights under, or the Loan Parties’ obligations to make any payment required pursuant to, this Agreement or any other Loan Document.

SECTION 2.21           Cash Management.

(a)           (i) Annexed hereto as Schedule 2.21(a)(i) is a list of all DDAs and accounts maintained by the Loan Parties into which more than one DDA deposits or transfers funds (the “Concentration Accounts”) as of the date hereof, which Schedule includes, with respect to each Concentration Account depository (1) the name of that depository and (2) the last four digits of the account number(s) maintained with such depository.

(ii) Annexed hereto as Schedule 2.21(a)(ii) is a list describing all arrangements to which any Loan Party or any of its Subsidiaries is a party as of the Effective Date with respect to the payment to any Loan Party or any of its Subsidiaries of the proceeds of all credit card charges for sales by any Loan Party or any of its Subsidiaries.

(b)           Within sixty (60) days after the Effective Date, to the extent not previously furnished to the Administrative Agent, the Loan Parties shall have entered into agency agreements with the banks maintaining the Concentration Accounts, which agreements (the “Blocked Account Agreements”) shall establish control (as defined in the Uniform Commercial Code) of such account by the Administrative Agent.

(c)           The Loan Parties may close Concentration Accounts and/or open new Concentration Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements consistent with the provisions of this SECTION 2.21. The Loan Parties may close DDAs and/or open new DDAs, subject to the Borrowers updating Schedule 2.21(a)(i) and otherwise complying with the terms of this Agreement.  The Loan Parties shall each cause each of their credit card processors to remit all proceeds of all credit card charges to a Concentration Account.

(d)           [Intentionally omitted].

(e)           The Loan Parties shall cause the ACH or wire transfer to a Concentration Account, no less frequently then daily, of the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained; provided, however, to the extent a DDA is maintained for the deposit of the receipts of a Store, such DDA is maintained with a bank that either does not provide daily balance information for such DDA or cannot accommodate daily ACH or wire transfers and there is not a suitable replacement bank reasonably available for such Store, then such DDA may be swept on a monthly, rather than daily basis; provided, further, that (x) the number of such DDAs swept on a monthly basis shall not exceed five percent (5%) of all of the Store DDAs and (y) the aggregate amounts maintained in such DDAs shall not exceed $5,000,000 at any time.

SECTION 2.22           [Intentionally Omitted].

SECTION 2.23           Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B)  Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender any other condition, cost or expense affecting this Agreement;

and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection

(a) or (b) of this SECTION 2.23 and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this SECTION 2.23 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this SECTION 2.23 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.24           [Intentionally Omitted].

SECTION 2.25           Payments; Sharing of Setoff.

(a)           The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under SECTION 2.17, SECTION 2.23 or SECTION 2.26, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at One Embarcadero Center, Suite 3900, San Francisco, CA 94111, except that payments pursuant to SECTION 2.17, SECTION 2.23, SECTION 2.26 and SECTION 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in Dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees and other amounts due under the Side Letter and the Monitoring Agreement Letter then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and such other amounts then due to such parties, (ii) second, towards payment of principal on Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties and (iii) third, towards payment of any other Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of such other Obligations then due to such parties.

(c)           Each of the Lenders, the Administrative Agent and the other Credit Parties agrees that if it shall, through payment, foreclosure, counterclaim, the exercise of a right of banker’s lien, setoff or counterclaim against the Loan Parties or otherwise, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Credit Party under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed to it (an “excess payment”) as a result of which such Lender, the Administrative Agent or such other Credit Party receives payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in SECTION 7.4, as applicable, then the Lender, Administrative Agent or other Credit Party receiving such greater proportion shall purchase (for cash at par) without recourse or warranty, (and shall be deemed to have thereupon purchased) participations in the Loans of other Lenders in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in SECTION 7.4, as applicable, pro rata in proportion to its Pro Rata Share, provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is set aside or recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.26           Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction, remittance, or withholding for any Taxes, except as required by applicable laws.  If any applicable laws require the deduction, remittance, or withholding of any Tax from any such payment by the Administrative Agent (as determined in the good faith discretion of the Administrative Agent) or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction, remittance or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If any Loan Party or the Administrative Agent shall be required by any applicable laws to withhold, remit, or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such laws, shall withhold, remit, or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such laws, shall timely pay the full amount withheld, remitted, or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding, remittance, or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or remittance, or the making of all required deductions (including deductions applicable to additional sums payable under this SECTION 2.26) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding, remittance, or deduction been made.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Tax Indemnifications.

(i)            The Loan Parties shall, and each Loan Party does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.26) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Zale by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)           Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of SECTION 9.4(h) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender  that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)           Evidence of Payments.  Upon request by Zale or the Administrative Agent, as the case may be, after any payment or remittance of Taxes by the Loan Parties or by the Administrative Agent to a Governmental Authority as provided in this SECTION 2.26, the Loan Parties shall deliver to the Administrative Agent or the Administrative Agent shall deliver to Zale, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Zale or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Zale and the Administrative Agent, at the time or times reasonably requested by Zale or the Administrative Agent, such properly completed and executed documentation reasonably requested by

Zale or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Zale or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Zale or the Administrative Agent as will enable Zale or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in SECTION 2.26(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that Zale is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to Zale and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Zale or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Zale and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Zale or the Administrative Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          executed originals of IRS Form W-8ECI;

(III)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section

881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)         to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Zale and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Zale or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Zale or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Zale and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Zale or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Zale or the Administrative Agent as may be necessary for Zale and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Lender agrees that if any form or certification it previously delivered pursuant to this SECTION 2.26 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Zale and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds.  Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld, remitted, or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this SECTION 2.26, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this SECTION 2.26 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)           Survival.  Each party’s obligations under this SECTION 2.26 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all other Obligations.

SECTION 2.27           Security Interests in Collateral.  To secure their Obligations under this Agreement and the other Loan Documents, the Loan Parties have granted, and shall grant, to the Administrative Agent, for its benefit and the ratable benefit of the other Credit Parties, a first-priority Lien on all of the Collateral pursuant hereto and to the Security Documents, subject to the terms of the Intercreditor Agreement with respect to the ABL Priority Collateral.

SECTION 2.28           Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under SECTION 2.23 or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.23 or SECTION 2.26, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Effective Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b)           If any Lender requests compensation under SECTION 2.23, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.26, or if any Lender is a Defaulting Lender, then the Borrowers may upon notice to such Lender and the Administrative Agent require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that (A) except in the case of an assignment to another Lender, the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (excluding any prepayment fee or Make Whole Amount due pursuant to SECTION 2.17), from the assignee (to the extent of such outstanding principal and accrued interest, fees and other amounts) or the Borrowers (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under SECTION 2.23 or payments required to be made pursuant to SECTION 2.26, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.29           [Intentionally Omitted].

SECTION 2.30           Zale Puerto Rico; Canadian Loan Parties.  Zale may, upon not less than 30 days’ notice to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request that Zale PR’s and/or each Canadian Loan Party’s status as a Borrower or as Facility Guarantor and a Loan Party hereunder be terminated, provided that, any such termination shall be conditioned upon, among other terms, the satisfaction of the following: (a) a Lien in 100% of the Stock of Zale PR and each Canadian

Loan Party shall have been granted to the Administrative Agent; provided that, to the extent Zale PR or a Canadian Loan Party is a CFC, the Lien granted to the Administrative Agent on the voting Stock of such CFC shall be limited to 65% of the voting Stock of such CFC that is held by Zale or a Domestic Subsidiary (which pledge, shall be governed by and documented under the laws of the jurisdiction of organization of such CFC), (b) all outstanding ABL Loans made to Zale PR or based upon the assets of Zale PR or the Canadian Loan Parties included in the Borrowing Base, as applicable, shall have been repaid in full in cash, (c) after giving effect to such termination and to the release and discharge of the Liens held by the Administrative Agent on the assets of Zale PR or the Canadian Loan Parties, as applicable, and the removal of all assets of Zale PR and the Canadian Loan Parties, as applicable, from the Borrowing Base, Term Loan Borrowing Base and Incremental Availability and all component definitions thereof, the Payment Conditions shall be satisfied, (d) the Borrowers and the Administrative Agent shall have entered into a technical amendment to this Agreement and the other Loan Documents to effectuate the foregoing; and (e) all Liens on, and security interests in, the assets of Zale PR or the Canadian Loan Parties, as applicable, to secure the ABL Obligations have been terminated, discharged, and released to the reasonable satisfaction of the Administrative Agent and neither Zale PR nor any Canadian Loan Party shall Guarantee the ABL Obligations. The Administrative Agent will promptly notify the Lenders of any such termination of Zale PR and/or the Canadian Loan Parties status as a Borrower or as Facility Guarantors and Loan Parties hereunder. Upon such termination, Zale PR or each Canadian Loan Party, as applicable, shall be released from its obligations hereunder and under the Loan Documents and the Administrative Agent shall, subject to SECTION 9.6, release and discharge all Liens on, and security interests held by them in, the assets of Zale PR or the Canadian Loan Parties, as applicable.

SECTION 2.31           Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Supermajority Lenders” and SECTION 9.2.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to SECTION 9.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; third, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this SECTION 2.31(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)           Defaulting Lender Cure.  If Zale and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees or other amounts accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Loan Party, represents and warrants to the Administrative Agent, the Lenders and the other Credit Parties that:

SECTION 3.1             Organization; Powers.  Each Loan Party, and each of its Subsidiaries, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such Person has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.2             Authorization; Enforceability.  The transactions contemplated hereby, by the other Loan Documents entered into by each Loan Party are within such Loan Party’s corporate or partnership powers and have been duly authorized by all necessary corporate or partnership, and, if required, stockholder action.  This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.3             Governmental Approvals; No Conflicts.  The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been obtained or made and are in full force and effect, (ii) for those which could not reasonably be expected to have a Material Adverse Effect, and (iii) for  filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, except for such violation which could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or their respective assets, except for such violation or default which could not reasonably be expected to have a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents or otherwise permitted hereby or thereby.

SECTION 3.4             Financial Condition. (a) There have been furnished to each of the Lenders (i) consolidated balance sheets of Zale and its Subsidiaries as of July 31, 2011, and a consolidated statement of operations and consolidated statement of cash flow of Zale and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young and (ii) an unaudited consolidated and consolidating balance sheet of Zale and its Subsidiaries as of April 30, 2012, and an unaudited consolidated statement of operations and consolidated statement of cash flow of Zale and its Subsidiaries for the period then ended.  Such balance sheets, statements of operations and statements of cash flow have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Zale and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of such unaudited consolidated balance sheet, unaudited consolidated statement of operations and unaudited consolidated statement of cash flow, to year-end adjustments, and except that there are no notes to such financial statements.  There are no contingent liabilities that are likely to become fixed obligations of Zale or any of its Subsidiaries as of such dates involving material amounts, known to the Financial Officers of the Loan Parties, which were not disclosed in such balance sheets and the notes related thereto.

(b)           The projected consolidated balance sheets and cash flow statements of Zale and its Subsidiaries have been prepared in good faith, are based upon estimates and assumptions which the Borrowers deem reasonable as of the date hereof, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of Zale and its Subsidiaries of the results of operations and other information projected therein.

(c)           From July 31, 2011, there has been no event or occurrence which has had a Material Adverse Effect.

SECTION 3.5             Properties.

(a)           As of the date hereof, the Loan Parties and their Subsidiaries own all of the material assets reflected in the consolidated balance sheet of Zale and its Subsidiaries as of July 31, 2011 or acquired since that date (except property or assets sold or otherwise disposed of in the ordinary course of business and other property sold as permitted by SECTION 6.5 hereof since that date), subject to no Liens except Liens permitted by SECTION 6.2.

(b)           Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Schedule 3.5(b) sets forth, as of the Effective Date, a listing of all such Intellectual Property which has been registered with any Governmental Authority including, in each case, the name of the Loan Party that is the owner or licensee thereof.

SECTION 3.6             Litigation and Environmental Matters.

(a)           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party or any of its Subsidiaries, threatened against or affecting any such Person (i)  as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 3.6) or (ii) that involve any of the Loan Documents.

(b)           Except for the matters set forth on Schedule 3.6, and except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)           Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.6 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.7             Compliance with Laws and Agreements.  Each Loan Party, and each of its Subsidiaries, is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 3.8             Investment Company Status.  None of the Loan Parties or any of their Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.9             Taxes.  Each Loan Party, and each of its Subsidiaries, has timely filed or caused to be filed all tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Person has set aside on its books adequate reserves, and as to which no Lien has arisen, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10           ERISA; No Canadian Plans.

(a)           Each Plan has been administered in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or may rely upon a favorable opinion letter from the Internal Revenue Service issued with respect to a prototype plan) to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service or the time for requesting such a letter has not passed.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)           There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred, and neither the Loan Parties nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan and which could reasonably be expected to have a Material Adverse Effect; (ii) the Loan Parties and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan except where such failure could not reasonably be expected to have a Material Adverse Effect, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Loan Parties nor any ERISA Affiliate has incurred any liability or expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect; (iv) neither the Loan Parties nor, to the best knowledge of the Loan Parties, any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, in each case which could reasonably be expected to have a Material Adverse Effect.

(d)           (i)            None of the Loan Parties has any Canadian Plan.  Furthermore, no Canadian Plan has been terminated or partially terminated by any such Person, nor is it insolvent or in reorganization, nor have any proceedings been instituted to terminate, in whole or in part, or reorganize any Canadian Plan.

(ii)           None of the Loan Parties nor any of their Subsidiaries has ceased to participate (in whole or in part) as a participating employer in any Canadian Plan which is a pension plan or has withdrawn from any Canadian Plan which is a pension plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal.

(iii)          None of the Loan Parties nor any of their Subsidiaries has any unfunded liability on windup or withdrawal liability, including contingent withdrawal or windup liability, to any Canadian Plan or any solvency deficiency in respect of any Canadian Plan.

(iv)          None of the Loan Parties nor any of their Subsidiaries has any unfunded liability on windup or any liability in respect of any Canadian Plan (including to the FSCO) other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due.

(v)           The Loan Parties and their Subsidiaries have made all contributions to any Canadian Plan required by law or the terms thereof to be made by it when due, and it is not in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements, and similar documents in respect of such Canadian Plan required to be made or paid by it pursuant to said Canadian Plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement.

(vi)          None of the Loan Parties nor any of their Subsidiaries is liable or, to the best of the Loan Parties’ knowledge, alleged to be liable, to any employee or former employee, director or former director, officer or former officer or other Person resulting from any violation or alleged violation of any Canadian Plan, any fiduciary duty, any law or agreement in relation to any Canadian Plan or has any unfunded pension or like obligations or solvency deficiency (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which it has made full provision in its books and records.

(vii)         All vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in the Loan Parties’ and their Subsidiaries’ books and records in accordance with GAAP.

(viii)        None of the Loan Parties nor any of their Subsidiaries has made any application for a funding waiver or extension of any amortization period in respect of any Canadian Plan.

(ix)          There has been no prohibited transaction or violation of any fiduciary responsibilities with respect to any Canadian Plan.

(x)           There are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any Canadian Plans (including to assert rights or claims to benefits) that could give rise to a Material Adverse Effect.

SECTION 3.11           Disclosure.  The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party or any of its Subsidiaries is subject, and all other matters known to any of them, that, in each case, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (other than projections), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

SECTION 3.12           Subsidiaries.  Schedule 3.12 (as the same may be supplemented from time to time pursuant to the provisions of this Agreement) sets forth the name of, and the ownership interest of each Loan Party in each Subsidiary as of the Effective Date and designates those Subsidiaries which are Excluded Subsidiaries.  As of the Effective Date, no other Subsidiaries of Zale own Inventory generally consisting of watches, gemstones, jewelry, and giftware other than the Subsidiaries which are Loan Parties hereunder and under the other Loan Documents. Except as set forth on Schedule 3.12 (as the same may be supplemented from time to time pursuant to the provisions of this Agreement), as of the Effective Date, the Loan Parties are not and each of their respective Subsidiaries is not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.

SECTION 3.13           Insurance.  Schedule 3.13 sets forth a description of all policies of insurance which covers the Collateral maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date.  As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

SECTION 3.14           Accounts; Credit Cards.

(a)           Schedule 2.21(a)(i) lists all DDAs and Concentration Accounts maintained by any of the Loan Parties as of the Effective Date, and such Schedule correctly identifies the name of each depository and the last four digits of the account number(s) maintained with such depository.

(b)           Schedule 2.21(a)(ii) lists all arrangements to which any Loan Party or any Subsidiary thereof is a party with respect to the payment to any Loan Party of the proceeds of all credit card charges for sales by any Loan Party or any Subsidiary thereof, as of the Effective Date.

SECTION 3.15           Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary thereof pending or, to the knowledge of the Loan Parties, threatened that would reasonably be expected to have a Material Adverse

Effect.  The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, municipal, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect.  All material payments due from any Loan Party or any Subsidiary thereof, or for which any claim may be made against any such Person, on account of wages and employee health and welfare insurance and other benefits, have been paid or, to the extent required by GAAP, accrued as a liability on the books of such member.  The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any Subsidiary thereof is bound.

SECTION 3.16           Security Documents.  The Security Documents create in favor of the Administrative Agent, for the ratable benefit of the Credit Parties, a legal, valid and enforceable security interest in the Collateral, and the Security Documents constitute, or, to the extent not previously filed or obtained, will upon the filing of Uniform Commercial Code, PPSA and PRUCC financing statements or equivalent forms and the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, PPSA and PRUCC, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case prior and superior in right to any other Person, except as permitted hereunder, the Intercreditor Agreement or under any other Loan Document or as provided by applicable law and except for Liens on Collateral which the Administrative Agent has determined does not have sufficient value to justify the cost and expense of perfection.

SECTION 3.17           Federal Reserve Regulations.  Neither the Loan Parties nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.  No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

SECTION 3.18           Solvency.  Before and after giving effect to each Loan and the ABL Credit Extensions, the Loan Parties and their Subsidiaries on a consolidated basis are, and will be, Solvent.  No transfer of property is being made by any Loan Party or by any of its Subsidiaries and no obligation is being incurred by any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party or any of its Subsidiaries.

SECTION 3.19           Foreign Assets Control Regulations, Etc..  None of the requesting or borrowing of the Loans or the use of the proceeds of the Loans will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and

Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Loan Parties nor any of their respective Subsidiaries or other Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

SECTION 3.20           Excluded Subsidiaries.  No wholly-owned Subsidiary which is an Excluded Subsidiary (other than Foreign Subsidiaries) owns or has rights in any credit card receivables, Inventory generally consisting of watches, gemstones, jewelry and giftware or other Eligible Inventory, or the proceeds of any of the foregoing.

SECTION 3.21           Insurance Subsidiaries.  None of the Zale Insurance Subsidiaries has made any Restricted Payments in excess of its retained earnings.

ARTICLE IV
CONDITIONS

SECTION 4.1             Effective Date.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)           The Administrative Agent (or its counsel) shall have received from each Loan Party and the Lenders either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

(b)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the other Credit Parties on the Effective Date and dated the Effective Date) of (i) Troutman Sanders LLP, U.S. counsel to the Loan Parties, (ii) Stikeman Elliott LLP, Canadian counsel to the Loan Parties and (iii) Goldman Antonetti & Cordova, PSC, Puerto Rican counsel to the Loan Parties, in each case, in form and covering such matters as the Administrative Agent may reasonably request.  The Loan Parties hereby request such counsel to deliver such opinion.

(c)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)           After giving effect to the continuation of the Loans and any ABL Credit Extensions to be made on, or immediately subsequent to, the Effective Date, Excess Availability shall be not less than $100,000,000.  The Administrative Agent shall have received a Borrowing

Base Certificate dated the Effective Date, relating to the month ended on June 30, 2012 (but the amount of ABL Obligations and the Obligations shall be as of the Effective Date), and executed by a Financial Officer of Zale.

(e)           The Administrative Agent shall have received a certificate from a Financial Officer of Zale, reasonably satisfactory in form and substance to the Administrative Agent, with respect to Zale and its Subsidiaries on a consolidated basis being Solvent, as of the Effective Date.

(f)            All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Administrative Agent.

(g)           The Administrative Agent shall have received a Borrowing Base Certificate dated the Effective Date duly executed by a Financial Officer of Zale, relating to the month ended June 30, 2012 evidencing a Term Loan Borrowing Base as of the Effective Date of at least $80,000,000.

(h)           (i) (y) the Existing ABL Credit Agreement shall have been amended and restated in form and substance satisfactory to the Administrative Agent and the Lenders, which shall, among other things, consent to the transactions contemplated by the Loan Documents and provide a secured revolving credit facility with Tranche A Commitments (as defined in the ABL Credit Agreement as in effect on the date hereof) in an amount not less than $650,000,000 and FILO Commitments in an amount not less than $15,000,000, and (z) a Responsible Officer of Zale shall have delivered a certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, which certificate shall attach the ABL Credit Agreement and all other ABL Loan Documents and certify that such documents are true, correct and complete copies of all ABL Loan Documents; (ii) the ABL Credit Agreement shall be in full force and effect and no default or event of default shall exist under the ABL Credit Agreement or the other ABL Loan Documents, or would result from the making of the ABL Loans or the consummation of the other transactions contemplated to be made on the Effective Date thereunder or from the application of the proceeds thereof; and (iii) the ABL Agent and the Administrative Agent shall have entered into the Intercreditor Agreement, and the Loan Parties shall have acknowledged such Intercreditor Agreement, on terms reasonably acceptable to the Administrative Agent.

(i)            The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of Zale and its Subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, or income of Zale and its Subsidiaries since the date of the most recent financial information delivered to the Administrative Agent.

(j)            The organizational structure of Zale and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent.  The Administrative Agent shall have received and be satisfied with detailed financial projections and business assumptions for Zale and its Subsidiaries (x) a monthly basis for the twelve month period following the Effective Date, and (y) on an annual basis for each fiscal year thereafter through the Maturity Date, including, in each case, a consolidated income statement, balance sheet, statement of cash flows and the

Borrowing Base, the Term Loan Borrowing Base, Term Reserve and Incremental Availability analysis.

(k)           No event shall have occurred after July 31, 2011 that could reasonably be expected to have a Material Adverse Effect.

(l)            The Administrative Agent shall have received results of searches or other evidence reasonably satisfactory to the Administrative Agent (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens on the Collateral, except for Liens permitted by SECTION 6.2 and Liens which termination statements, discharges, and releases reasonably satisfactory to the Administrative Agent are being tendered concurrently with such extension of credit.

(m)          The Administrative Agent shall have received all documents and instruments, including Uniform Commercial Code, PPSA and PRUCC financing statements and Blocked Account Agreements or Assignment of Bank Account with respect to the Concentration Accounts required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents (except with respect to the ABL Priority Collateral, as to which the Administrative Agent’s Lien shall be a second priority Lien to the extent set forth in the Intercreditor Agreement) and all such financing statements shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

(n)           All fees and other amounts due at or immediately after the Effective Date, and all reasonable costs and expenses payable hereunder, under the Side Letter, the Monitoring Agreement Letter and under the other Loan Documents (including the reasonable fees and expenses of appraisers, auditors and counsel), shall have been paid in full.

(o)           The consummation of the transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation, or (b) conflict with, or result in a default or event of default under, any material agreement of any Loan Party (and the Administrative Agent and the Lenders shall receive a satisfactory opinion of Loan Parties’ counsel to that effect).

(p)           No material changes in governmental regulations or policies affecting the Loan Parties, the Administrative Agent or any Lender involved in this transaction shall have occurred prior to the Effective Date which could, individually or in the aggregate, materially adversely affect the transaction contemplated by this Agreement.

(q)           The Administrative Agent shall have received an executed certificate from a Responsible Officer of Zale stating that (1) the conditions set forth in this SECTION 4.1 have been satisfied and (2) the representations and warranties made by the Loan Parties to the Administrative Agent and the Lenders in the Loan Documents are true and correct in all material respects as of the date of such Certificate (other than representations and warranties that (i) relate solely to an earlier date, which shall be true and correct as of such earlier date, or (ii) are qualified by materiality, which shall be true and correct in all respects), and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

(r)            There shall be no Default or Event of Default on the Effective Date or immediately after giving effect to the Loan continuations hereunder and the Effective Date Prepayment and the making of the ABL Credit Extensions.

(s)            The Administrative Agent shall have received a notice with respect to such Borrowing as required by Article II.

(t)            All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing hereunder with the same effect as if made on and as of such date, other than representations and warranties that (i) relate solely to an earlier date, which shall be true and correct as of such earlier date, or (ii) are qualified by materiality, which shall be true and correct in all respects, and except for changes thereto which are not prohibited by the other terms of this Agreement or the other Loan Documents.

(u)           The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of Zale certifying that the conditions specified in this SECTION 4.01 have been satisfied.

(v)           The Administrative Agent shall have received evidence reasonably satisfactory to to the Administrative Agent that the Effective Date Prepayment has been made.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE V
AFFIRMATIVE COVENANTS

So long as any Lender any Loan or any other Obligation shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not then been asserted), each Loan Party covenants and agrees with the Administrative Agent, the Lenders and the other Credit Parties that:

SECTION 5.1             Financial Statements and Other Information.  The Loan Parties will, and will cause their Subsidiaries to, furnish to the Administrative Agent:

(a)           as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of Zale, (i) the consolidated balance sheet of Zale and its Subsidiaries as at the end of such year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on by Ernst & Young LLP or by another independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Zale and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, and (ii) the annual 10-K reports of Zale filed with the Securities and Exchange Commission;

(b)           as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of Zale, (i) copies of the unaudited consolidated balance sheet of Zale and its Subsidiaries as at the end of such quarter, and the related consolidated statement of operations for such quarter and for the portion of Zale’s fiscal year then elapsed, and the related consolidated statement of cash flow for the portion of Zale’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of notes), and (ii) the quarterly 10-Q reports of Zale filed with the Securities and Exchange Commission;

(c)           as soon as practicable, but in any event not later than thirty (30) days after the end of each month (which is not a fiscal quarter end), copies of the unaudited consolidated balance sheet of Zale and its Subsidiaries as at the end of such month, and the related consolidated statement of operations for such month and for the Reference Period then ended, and the related consolidated statement of cash flow for the Reference Period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of notes);

(d)           (i) concurrently with any delivery of financial statements under clause (a), (b) or (c) above a Compliance Certificate of a Financial Officer of Zale (A) certifying as to whether a Default or Event of Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) stating whether any change in GAAP or in the application thereof has occurred since the date of Zale’s audited financial statements referred to in SECTION 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (C) setting forth in reasonable detail the computation of the Fixed Charge Coverage Ratio (even if compliance with SECTION 6.8 is not then required), based upon the most recent monthly financial statements delivered in accordance with clause (c) above.

(e)           on the last day of each fiscal year of Zale, (i) a detailed consolidated budget by quarter for the immediately following fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and (ii) a monthly detail of projected Inventory levels and Credit Extensions and the projected Borrowing Base, the Term Loan Borrowing Base, Term Reserve and Excess Availability for such fiscal year; and, promptly when available, any significant revisions to the budget and the projections; provided that, the Borrowers shall, by no later than February 28th of each calendar year, reforecast and update the projections delivered pursuant to the foregoing clauses (i) and (ii) for the remaining period of each such fiscal year;

(f)            except as provided below, within fifteen (15) days after the end of each month, a certificate in the form of Exhibit D (a “Borrowing Base Certificate”) showing the Borrowing Base (including a detailed calculation of the Term Reserve), the Term Loan Borrowing Base and Incremental Availability as of the close of business on the last day of the immediately preceding month, together with appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent, each such Certificate to be certified as complete and correct on behalf of the Borrowers by a Financial Officer of Zale, provided, however, if, (i) Excess Availability is less than $75,000,000 for three (3) consecutive Business Days, or (ii) Excess Availability is less than $65,000,000 at any time, or (iii) an Event of Default exists, such Borrowing Base Certificate (showing the Borrowing Base (including a detailed calculation of the Term Reserve), the Term Loan Borrowing Base and Incremental Availability as of the close of business on the last day of the immediately preceding week) shall be furnished weekly on Wednesday of each week; and (iii) if the Borrowers notify the Administrative Agent in writing that the Borrowers have elected, during any period of any year other than the periods set forth in clauses (i), (ii) and (iii) above, to furnish Borrowing Base Certificates on a weekly basis, such Borrowing Base Certificate (showing the Borrowing Base (including a detailed calculation of the Term Reserve), the Term Loan Borrowing Base and Incremental Availability as of the close of business on the last day of the immediately preceding week) shall be furnished weekly on Wednesday of each week from the date of such notice and continuing during the entire sixty (60) day period thereafter;

(g)           [intentionally omitted];

(h)           within seven (7) Business Days after the end of the month of December of each calendar year, a modified Borrowing Base Certificate evidencing a roll-forward of Inventory from the preceding month’s end;

(i)            weekly, on Wednesday of each week, a rolling 13 week cash flow, reflecting actual results from the prior week period compared to the immediately preceding rolling 13 week cash flow delivered to the Administrative Agent and to the budget delivered to the Administrative Agent pursuant to SECTION 5.1(e) hereof, and projected results for the subsequent 13 week period, together with management’s discussion of any variances from the prior cash flow or the budget, provided that such weekly cash flow report shall not be required as long as (i) no Default or Event of Default exists and (ii) Excess Availability is greater than (A) $75,000,000, or (B) if and so long as the Fixed Charge Coverage Ratio for the most recent Reference Period is greater than 1.1:1.0, $60,000,000;

(j)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Zale or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(k)           promptly upon receipt thereof, copies of all reports submitted to Zale or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of Zale and its Subsidiaries made by such accountants, including any management letter commenting on the Borrowers’ and their Subsidiaries’ internal controls submitted by such accountants to management in connection with their annual audit;

(l)            the financial and collateral reports described on Schedule 5.1(l), at the times set forth in such Schedule;

(m)          prior written notice of any intended acquisition permitted under SECTION 6.4(n) and if the total consideration for the subject acquisition is greater than or equal to $10,000,000, when available, copies of the acquisition documents, a summary of any due diligence undertaken by the Loan Parties in connection with such acquisition, appropriate financial statements of the

Person which is the subject of such acquisition, pro forma projected financial statements for the twelve (12) month period following such acquisition after giving effect to such acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require with respect to such acquisition; and

(n)           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Any document required to be furnished pursuant to this SECTION 5.1 shall be deemed to have been furnished if such document shall have timely been made available on the SEC’s Electronic Data Gathering Analysis and Retrieval System, or its successor (in each case, provided that each Lender and the Administrative Agent has access thereto) and shall be deemed to have been delivered on the date when so made available; provided that, the Borrowers shall deliver paper or electronic copies of such documents to the Administrative Agent if the Administrative Agent or a Lender so requests.

SECTION 5.2             Notices of Material Events.  The Loan Parties will, and will cause their Subsidiaries to, furnish to the Administrative Agent and each Lender written notice of the following promptly following a Responsible Officer’s obtaining knowledge thereof:

(a)           the occurrence of any Default or Event of Default;

(b)           any development that alone or together with any other developments results in, or could reasonably be expected to result in, a Material Adverse Effect;

(c)           the discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

(d)           any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, which affects or changes the calculation of the Borrowing Base;

(e)           the filing of any Lien for unpaid Taxes against any Loan Party in excess of $25,000,000;

(f)            any breach or non-performance of, any default under, or termination of, a contract or agreement evidencing Material Indebtedness of any Loan Party or any Subsidiary thereof; (including, but not limited to, notice of any “Default” or “Event of Default” under (and as defined in) the ABL Loan Documents); and

(g)           (i) notice of any amendment, supplement, modification, waiver or consent to the ABL Loan Documents (including any reduction of the commitments or any prepayment thereunder) and (ii) any notice or other writing that relates to the ABL Loan Documents, in each case, received from or delivered to any party to the ABL Loan Documents and copies thereof.

The Borrowers will also furnish to the Administrative Agent and each Lender written notice of any change in a Loan Party’s Responsible Officers or Financial Officers at or prior to the time that any Borrowing Base Certificate, financial statement or other report to be certified by such Person is delivered (or is required to be delivered) to the Administrative Agent.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other Responsible Officer of Zale setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.3             Information Regarding Collateral.  The Loan Parties will, and will cause their Subsidiaries to, furnish to the Administrative Agent (a) prompt written notice of any change in (i) any Loan Party’s trade name used to identify it in the conduct of its business or in the ownership of its properties or (ii) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $10,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $10,000,000 is located (including the establishment of any such new office or facility); and (b) prior written notice of any change in (i) any Loan Party’s corporate name or the location of any Loan Party’s chief executive office or its principal place of business, (ii) any Loan Party’s identity or corporate structure or (iii) any Loan Party’s jurisdiction of incorporation, Federal Taxpayer Identification Number or state organizational number or similar taxation or organizational number; provided, however, that if any of the occurrences referred to in clauses (a) and (b) shall occur with respect to any Canadian Loan Party or any of its assets, the Loan Parties shall furnish the Administrative Agent with thirty (30) days’ prior written notice thereof; provided further that any notices regarding the consummation of any portion of the Canadian Restructuring shall be furnished promptly following the consummation thereof.  The Loan Parties also agree, and agree to cause their Subsidiaries to, promptly to notify the Administrative Agent if any material portion of the Collateral is damaged, destroyed, or lost, stolen or otherwise unaccounted for.

SECTION 5.4             Existence; Conduct of Business.

(a)           Except as otherwise permitted by this Agreement (including pursuant to SECTION 6.4), each Loan Party will do or cause to be done, and will cause each of its Subsidiaries to do or cause to be done, all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would reasonably be expected to have a Material Adverse Effect.

(b)           The Loan Parties shall cause the Zale Insurance Subsidiaries to conduct their business in accordance with applicable law, and, except as the Zale Insurance Subsidiaries, or any of them, may reasonably determine from time to time with respect to new business lines or opportunities deemed lawful and appropriate for conduct by an insurance company licensed as are the Zale Insurance Subsidiaries, in the ordinary course consistent with past practice in all material respects and to use their commercially reasonable efforts to preserve intact the Zale

Insurance Subsidiaries and their relationships with customers, suppliers, creditors and employees (it being understood that this covenant shall not prohibit the Insurance Restructuring).

(c)           Except in connection with a lawful expansion in business as set forth in clause (b) above, the Loan Parties shall cause the Zale Insurance Subsidiaries not to change any of the material policies, practices, principles or standards or change any of the material procedures or systems of the Zale Insurance Subsidiaries, in each case with respect to their accounting, actuarial determinations, underwriting, retrocession or reserving methodology (provided that the foregoing shall not limit the ability to adjust individual case reserves as necessary in accordance with practices and methodologies in effect as of the date hereof) other than any such changes as are required by SAP, applicable law or regulations or applicable actuarial or accounting standards and practices.

SECTION 5.5             Payment of Obligations.  Each Loan Party will, and will cause each of its Subsidiaries to, pay its Material Indebtedness, obligations in connection with Hedging Agreements and Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d) no Lien in excess of $25,000,000 (other than a Lien permitted by SECTION 6.2) secures such obligation and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided that any payment made by a Loan Party in good faith with respect to any of its Tax liabilities which is subsequently determined by a Governmental Authority to be less than the payment deemed to be owed by such Governmental Authority shall not constitute a breach of this SECTION 5.5, provided such Governmental Authority has not levied any Lien (other than a Permitted Encumbrance) to secure such obligation.

SECTION 5.6             Maintenance of Properties.  Each Loan Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of asset dispositions permitted hereunder.

SECTION 5.7             Insurance.

(a)           Each Loan Party will, and will cause its Subsidiaries to, maintain the following insurance under this Agreement (or, to the extent consistent with prudent business practice, a program of self insurance): (i) worker’s compensation and employer’s liability insurance affording (A) protection under the workers’ compensation laws of the state(s) or province(s) in which the service is to be provided and (B) employers’ liability protection subject to a limit of not less than $500,000; (ii) comprehensive automobile liability insurance providing limits of not less than $1,000,000 each occurrence for bodily injury and property damage combined; (iii) commercial general liability insurance providing not less than $1,000,000 each occurrence for bodily injury and property damage combined; and (iv) umbrella liability insurance in amounts not less than $3,000,000 in excess of primary liability coverage.  All such insurance policies required to be maintained under this Agreement shall be procured from insurance companies rated at least A-VIII or better by the then current edition of Best’s Insurance Reports published by A.M. Best Co.  The Loan Parties shall provide Administrative Agent with certificates of insurance evidencing the required coverage concurrently with the execution of this Agreement and upon each renewal of such policies thereafter, and, in addition to the notices required under SECTION 5.7(b), the Loan Parties shall furnish prompt written notice of any material change or cancellation of such policies.  Each of the Loan Parties will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to the Collateral and its other properties against such casualties as shall be consistent with past practices and in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

(b)           The Loan Parties shall maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

(c)           Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a provision to the effect that none of the Loan Parties, the Administrative Agent or any other party shall be a coinsurer and (ii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Loan Parties shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(d)           Each insurance policy shall include an endorsement (in form and substance reasonably satisfactory to the Administrative Agent) naming the Administrative Agent as “loss payee”, “mortgagee” or “additional insured” as the Administrative Agent may reasonably request and providing that the insurer shall pay all proceeds otherwise payable to the Loan Party under the policies directly to the Administrative Agent, subject to the terms of the Intercreditor Agreement.

SECTION 5.8             Casualty and Condemnation.  Each Loan Party will, and will cause its Subsidiaries to, furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral having a value in excess of $10,000,000 or the commencement of any action or proceeding for the taking of any material portion of the Collateral having a value in excess of $10,000,000 under power of eminent domain or by condemnation, expropriation, or similar proceeding.

SECTION 5.9             Books and Records; Inspection and Audit Rights; Appraisals; Consultants for the Administrative Agent and Lenders.

(a)           Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that (i) so long as no Default or Event of Default shall have occurred and be continuing, the Loan Parties shall not be obligated for expenses in connection with more than one (1) visit per fiscal year of Zale, and (ii) when a Default or an Event of Default has occurred and is continuing, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time and without advance notice. At any time that a Default or Event of Default exists, the Loan Parties will, and will cause each of its Subsidiaries to, permit the Administrative Agent or their professionals (including investment bankers, consultants, accountants, and lawyers) retained by them to conduct evaluations of the Loan Parties’ business plan, forecasts and cash flows

(b)           The Loan Parties shall promptly following receipt thereof, provide to the Administrative Agent, at the Loan Parties’ cost, copies of all appraisals (including, without limitation, Inventory and Intellectual Property appraisals), commercial finance examinations and other evaluations provided to or commissioned on behalf of the lenders party to the ABL Credit Agreement, including of (i) the Loan Parties’ practices in the computation of the Borrowing Base, Term Reserve and the Term Loan Borrowing Base and (ii) the assets included in the Borrowing Base and the Term Loan Borrowing Base.  Without limiting the foregoing, the Loan Parties agree to deliver at least one (1) appraisal of their Intellectual Property (it being understood that (i) such appraiser shall be approved by the Administrative Agent and (ii) such appraiser shall use a methodology that is reasonably acceptable to the Administrative Agent) not less frequently than once during any twelve month period. In addition to the foregoing, the Administrative Agent, acting on its own behalf, (A) may, at any time, undertake additional Intellectual Property appraisals at the sole expense of the Lenders, (B) after the occurrence and during the continuance of any Default or Event of Default, may cause such additional Intellectual Property appraisals to be taken as the Administrative Agent determines, all at the expense of the Loan Parties and (C) after the occurrence and during the continuance of any Default or Event of Default, if the Administrative Agent requests that the ABL Agent undertake additional appraisals (including, without limitation, Inventory appraisals, but excluding Intellectual Property appraisals) or commercial finance examinations, and the ABL Agent does not promptly (or, in any event within fifteen (15) days) schedule such additional appraisal or commercial finance examination or expressly rejects such request, then the Administrative Agent may cause such additional appraisals or commercial finance examinations to be taken, all at the expense of the Loan Parties.

SECTION 5.10           Compliance with Laws.  Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, and orders of any Governmental

Authority applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11                                 Employee Benefit Plans.  The Loan Parties will, and will cause each of its Subsidiaries to, (a) promptly upon any request of the Administrative Agent therefor, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Pension Plan, (b) within ten (10) days of receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent to, or received from, any Governmental Authority in respect of a Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or sent to, or received from, any plan administrator in respect of a Multiemployer Plan under Sections 4041A, 4202, 4219, 4242 or 4245 of ERISA.

SECTION 5.12                                 Use of Proceeds and Letters of Credit.  The proceeds of Loans made hereunder will be used only (a) to finance the acquisition of working capital assets of the Borrowers and their respective Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers and their respective Subsidiaries and (d) for general corporate purposes, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of the Regulations of the Board, including Regulations U and X.

SECTION 5.13                                 New Subsidiaries.  The Loan Parties shall each cause any Subsidiary of the Loan Parties (other than an Excluded Subsidiary) to immediately become a Loan Party hereunder by the execution and delivery of a Facility Guarantee and all other Facility Guarantor Collateral Documents and a joinder agreement to this Agreement (in the case of a Subsidiary which shall be a Borrower hereunder (as determined by the Administrative Agent)) and, in each case, a joinder to the other Loan Documents, as applicable, with the other parties hereto and thereto, in form and substance satisfactory to the Administrative Agent.

SECTION 5.14                                 Further Assurances.  Each Loan Party will execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.  The Loan Parties will execute and deliver to the Administrative Agent with respect to each parcel of real property that has a fair market value equal to or more than $1,000,000 and that is owned in fee (or the equivalent) by a Loan Party and any newly acquired or newly formed Subsidiary, mortgages and, upon the request of the Administrative Agent, title reports, surveys and engineering, soils and other reports, environmental assessment reports, and favorable opinions of local counsel to the Loan Parties in states or other jurisdictions in which the mortgaged property is located, in scope, form and substance reasonably satisfactory to the Administrative Agent; provided, however, that no such mortgage shall be required to the extent it would conflict or result in a default or event of default under any Indebtedness secured by a Lien permitted by SECTION 6.2 (including, without limitation, SECTION 6.2(d)).

SECTION 5.15                                 Physical Inventories.

(i)                                     The Loan Parties shall cause physical inventories to be undertaken, at the expense of the Loan Parties, as required by GAAP (but in no event less than one each Fiscal Year).  The Loan Parties, promptly following the completion of each such physical inventory, shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable and shall deliver an updated Borrowing Base Certificate to the Administrative Agent if and to the extent that the results of any such physical inventory materially reduce the amounts reported under the most recent Borrowing Base Certificate.

(ii)                                  The Loan Parties shall permit the Administrative Agent, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Administrative Agent may determine (each, at the expense of the Loan Parties).

SECTION 5.16                                 Compliance with Terms of Leaseholds.  Except as otherwise expressly permitted hereunder and except where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect, the Loan Parties shall, and shall cause their Subsidiaries to, (a) make all payments and otherwise perform all obligations in respect of all Leases to which any Loan Party or any of its Subsidiaries is a party (except for bona fide disputes with lessors) and keep such Leases in full force and effect, except upon the expiry of the term thereof or for negotiated terminations in the ordinary course of business, and (b) notify the Administrative Agent of any notices of default received by any Loan Party or any Subsidiary of a Loan Party with respect to any such Leases.

SECTION 5.17                                 Post-Closing.  Execute and deliver the documents and complete the tasks set forth on Schedule 5.17, in each case, within the time limits specified on such schedule (with any such time frame permitted to be extended by the Administrative Agent in its sole discretion).

ARTICLE VI
NEGATIVE COVENANTS

So long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not then been asserted), each Loan Party covenants and agrees with the Administrative Agent, the Lenders and the other Credit Parties that:

SECTION 6.1                                        Indebtedness and Other Obligations.  The Loan Parties will, and will cause their Subsidiaries to, not create, incur, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness created under the Loan Documents;

(b)                                 Indebtedness set forth in Schedule 6.1 and any Permitted Refinancing thereof;

(c)                                  Indebtedness of any Loan Party to any other Loan Party, and any guarantee by a Loan Party of Indebtedness of another Loan Party, in each case to the extent otherwise permitted hereunder, provided that the parties thereto are party to the Intercompany Subordination Agreement;

(d)                                 Indebtedness of any of the Borrowers to any Excluded Subsidiary in an aggregate amount of all such Indebtedness for all Excluded Subsidiaries not to exceed $25,000,000;

(e)                                  To the extent the Intercreditor Agreement is in full force and effect, Indebtedness (including for purposes of this clause (e) commitments to make ABL Loans) incurred under the ABL Credit Agreement in an aggregate principal amount not to exceed $815,000,000 minus any permanent reductions of the commitments thereunder, and any Permitted Refinancing thereof permitted pursuant to the Intercreditor Agreement;

(f)                                   Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing thereof, provided, that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $50,000,000 at any time outstanding;

(g)                                  Indebtedness consisting of Capital Lease Obligations and guaranties thereof by the Loan Parties, or any of them;

(h)                                 Indebtedness incurred to purchase or refinance any Real Estate owned or being acquired by any Loan Party;

(i)                                     Indebtedness in respect of performance bonds, bid bonds, customs and appeal bonds, surety bonds, performance and completion guarantees and similar obligations related thereto, or, to the extent incurred in connection with purchases from suppliers, Indebtedness in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(j)                                    Indebtedness in respect of cash management services, netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements, in each case in connection with deposit accounts and incurred in the ordinary course or business;

(k)                                 Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;

(l)                                     Indebtedness of any Excluded Subsidiary and any Guarantees thereof, provided that such Indebtedness shall not be Guaranteed by or otherwise be recourse to any Loan Party, except as permitted by SECTION 6.2(q);

(m)                             Indebtedness in the form of any earnout or other similar contingent payment obligation which is not overdue and incurred in connection with an acquisition permitted hereunder;

(n)                                 Indebtedness incurred to pay premiums for insurance policies maintained by the Loan Parties or any of their Subsidiaries in the ordinary course of business not exceeding in aggregate the amount of such unpaid premiums;

(o)                                 other unsecured Indebtedness (i) in an aggregate principal amount not exceeding $25,000,000 at any time outstanding plus (ii) so long after giving effect to the incurrence of such Indebtedness the Fixed Charge Coverage Ratio (on a pro-forma basis for the Reference Period immediately preceding such incurrence) will be equal to or greater than 2.0:1.0, an additional aggregate principal amount not exceeding $50,000,000 at any time outstanding; provided that, in the case of clauses (i) and (ii), the terms of such Indebtedness do not contain any covenants or events of default which may be interpreted to be or are deemed to be in, the reasonable discretion of the Administrative Agent, more restrictive than the covenants and Events of Default contained in this Agreement;

(p)                                 other Indebtedness of Subsidiaries organized in a jurisdiction other than Canada, Puerto Rico or the United States that are formed or acquired after the Effective Date in an aggregate principal amount not to exceed $10,000,000 that is used and incurred solely for ordinary course working capital purposes.

Notwithstanding anything to the contrary in this Agreement, the Loan Parties shall cause the ZC Partnership not to incur any Indebtedness or any other material obligations.

Notwithstanding anything to the contrary, the Loan Parties shall, and shall cause their Subsidiaries to, cause the Zale Insurance Subsidiaries not to: (A) incur any Indebtedness for borrowed money secured by their assets; (B) other than in the ordinary course of business, cancel or compromise any Indebtedness or waive any material rights without receiving a realizable benefit of similar or greater value; or (C) change in any respect any of their policies with respect to investments, except, in the case of clause (C), as required by applicable law or regulation or as may be necessitated in connection with an expansion to new business lines or opportunities deemed lawful and appropriate for conduct by an insurance company licensed as are Zale Insurance Subsidiaries; provided that such change would not reasonably be expected to be adverse in any material respect to the Lenders.

SECTION 6.2                                        Liens.  The Loan Parties will, and will cause their Subsidiaries to, not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Liens created under the Loan Documents;

(b)                                 Permitted Encumbrances;

(c)                                  any Lien on any property or asset of any Loan Party set forth in Schedule 6.2, and any extensions or renewals thereof; provided, that (i) such Lien shall not apply to any other property or asset of any Loan Party other than after-acquired property affixed or incorporated thereto and the proceeds or products thereof, and (ii) such Lien shall secure only those obligations (including commitments in respect thereof) that it secures as of the Effective Date, and any Permitted Refinancing thereof;

(d)                                 Liens on fixed or capital assets acquired, constructed or improved by any Loan Party, provided, that (i) such Liens secure Indebtedness permitted by clause (f) of SECTION 6.1, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Loan Parties;

(e)                                  Liens to secure Indebtedness permitted by clauses (g) or (h) of SECTION 6.1 securing Capital Lease Obligations provided, that such Liens shall not apply to any property or assets of the Loan Parties other than the assets so purchased or refinanced or leased or which is the subject of a sale-leaseback transaction;

(f)                                   Liens on Inventory and proceeds thereof (up to the Cost to such Loan Party of such Inventory) held on consignment from trade vendors securing obligations to return or pay the purchase price of such Inventory;

(g)                                  Voluntary options in favor of any of the Loan Parties and their respective Subsidiaries to purchase real property subject to operating leases;

(h)                                 Liens (if any) in favor of any credit card processor on any credit card receivables (and on any returned goods the purchase of which gave rise to a credit card receivable) (i) in the nature of chargebacks or reserves for claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, and (ii) to the extent the underlying Account owed by the holder of the credit card is deemed owned by the Loan Parties and not owned by such credit card processor, to secure the interest of such credit card processor in such underlying Account, in each case, to the extent arising under or in connection with the Loan Parties’ private label credit card facility, as amended or restated from time to time, and any replacement facilities thereof and any proceeds of the foregoing;

(i)                                     Sales, assignments or transfers of assets to the extent permitted by SECTION 6.5 hereof;

(j)                                    Liens securing the ABL Obligations granted to the ABL Agent under the ABL Loan Documents and any Permitted Refinancings thereof permitted under the Intercreditor Agreement, if and for so long as the Intercreditor Agreement is in effect;

(k)                                 Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(l)                                     Liens (if any) arising from precautionary UCC, PPSA or PRUCC filings regarding “true” operating leases or consignment of goods to a Loan Party; and

(m)                             Liens on property in existence at the time such property is acquired by a Loan Party or on property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired by a Loan Party; provided that such Liens are not incurred in connection with, or in anticipation of, such acquisitions and do not attach to any other assets of any Loan Party;

(n)                                 leases or subleases granted to others not interfering in any material respect with the business of a Loan Party or any Subsidiary of a Loan Party and any interest or title of a lessor under any lease (whether a Capital Lease or an operating lease) permitted by this Agreement or the Security Documents;

(o)                                 Liens arising from the granting of a lease or license to enter into or use any asset of a Loan Party or any Subsidiary of a Loan Party to any Person in the ordinary course of business of a Loan Party or any Subsidiary of a Loan Party that does not interfere in any material respect with the use or application by (i) a Loan Party or any Subsidiary of a Loan Party of the asset subject to such license in the business of a Loan Party or such Subsidiary, or (ii) the Administrative Agent’s rights in connection with realization of the Collateral;

(p)                                 Liens attaching solely to cash earnest money deposits made by a Loan Party or any Subsidiary of a Loan Party in connection with any letter of intent or purchase agreement entered into it in connection with an acquisition permitted hereunder;

(q)                                 Liens on the assets or stock of Excluded Subsidiaries securing Indebtedness or obligations of such Excluded Subsidiary otherwise permitted hereunder, so long as such Indebtedness is without recourse to a Loan Party except to the extent of such Loan Party’s Stock in such Excluded Subsidiary;

(r)                                    Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than ninety (90) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) as to which the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(s)                                   Liens that are contractual rights of set-off under agreements entered into with customers of any Loan Party or any of its Subsidiaries in the ordinary course of business;

(t)                                    Liens on insurance policies and proceeds thereof incurred in the ordinary course of business to secure premiums thereunder; and

(u)                                 Other Liens on assets of the Loan Parties (other than Inventory or accounts receivable) to the extent not otherwise included in paragraphs (a) through (t) of this Section securing Indebtedness and other liabilities in an aggregate amount not to exceed $10,000,000 at any time outstanding.

Notwithstanding anything to the contrary in this Agreement, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien securing Indebtedness (other than under the Loan Documents and the ABL Loan Documents) on any Stock of (i) any Zale Insurance Subsidiary or (ii) the ZC Partnership.

SECTION 6.3                                        Fundamental Changes.  The Loan Parties will, and will cause their Subsidiaries to, not merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary (other than any Zale Insurance Subsidiary) may merge into or amalgamate with, or liquidate or dissolve into, a Loan Party in a transaction in which such Loan Party is the surviving entity, (ii) any Loan Party may merge or amalgamate with, or liquidate or dissolve into, any other Person as long as the surviving corporation is, or simultaneously therewith becomes, a Loan Party, (iii) any Subsidiary that is not a Loan Party may merge into or amalgamate with, or liquidate or dissolve into, any other Subsidiary that is not a Loan Party, provided, that any such merger or amalgamation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or amalgamation shall not be permitted unless also permitted by SECTION 6.4, and (iv) the Borrowers and their Subsidiaries may consummate the Canadian Restructuring and the Insurance Restructuring so long as, in the case of the Canadian Restructuring, notice is provided in accordance with SECTION 5.3.

SECTION 6.4                                        Investments, Loans, Advances, Guarantees and Acquisitions.  The Loan Parties will, and will cause their Subsidiaries to, not purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “investment”), except for:

(a)                                 Permitted Investments;

(b)                                 investments existing on the Effective Date, and set forth on Schedule 6.4, and any modification, renewal or extension thereof; provided that the amount of any investment permitted pursuant to this clause is not increased from the amount of such investment on the Effective Date except pursuant to the terms of such investment as of the Effective Date, as a result of undistributed earnings of the Person in whom such investment is made, or as otherwise permitted by this SECTION 6.4;

(c)                                  loans, advances, and investments by any Loan Party to or in, and guaranties by any Loan Party of the obligations of, any other Loan Party or purchases by a Loan Party of Stock of another Loan Party (other than Zale) or of assets constituting a business unit from another Borrower, provided that any Loan Party or other Subsidiary of the Borrower (except the ZC Partnership) making a loan or advance to another Loan Party is subject to the Intercompany Subordination Agreement;

(d)                                 loans, advances, or other investments by any of the Loan Parties to or in, and guaranties by any Loan Party of the obligations of, any of its respective Subsidiaries or purchases by a Loan Party of stock of any Subsidiary or of assets constituting a business unit of a Subsidiary, all in an amount not to exceed $15,000,000 in the aggregate for all such loans, advances, guaranties, stock or asset purchases or other investments made since the Effective Date;

(e)                                  accounts receivable created or acquired, and deposits, prepayments and other credits to suppliers made, in the ordinary course of business;

(f)                                   investments consisting of transfers of Stock in a Excluded Subsidiary to any other Excluded Subsidiary, together with any note or other securities issued by such other Excluded Subsidiary in consideration of such transfer;

(g)                                  investments in registered investment companies which invest solely in investments otherwise permitted by this SECTION 6.4;

(h)                                 investments consisting of non-cash consideration received as proceeds of asset dispositions permitted by SECTION 6.5;

(i)                                     [intentionally omitted];

(j)                                    investments in Zale Stock, whether or not permitted under SECTION 6.6 in connection with the satisfaction of the Borrowers’ or a Subsidiary’s obligations under a 401(k) plan or an employee Stock ownership plan and/or the Zale Omnibus Stock Incentive Plan or similar employee benefit plans maintained by the Borrowers and their respective Subsidiaries, or any of them;

(k)                                 investments consisting of Indebtedness permitted by SECTION 6.1;

(l)                                     investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers of the Loan Parties, in each case in the ordinary course of business;

(m)                             loans or advances to employees, officers or directors for the purpose of travel, entertainment or relocation in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

(n)                                 acquisitions of assets or Stock (other than the Stock of any of the Loan Parties) so long as (i) such assets or Stock acquired are related to the business of one of the Loan Parties or their Subsidiaries, (ii) the Payment Conditions are satisfied at the time of and after giving effect to such acquisition, (iii) with respect to any such acquisitions of Stock, if the entity so acquired is not an Excluded Subsidiary, simultaneously with the occurrence of such acquisition, the entity so acquired shall if it owns Inventory (A) be merged, amalgamated or consolidated with and into one of the Loan Parties, (B) transfer all of its assets (other than those required to satisfy liabilities) to the Loan Parties, or (C) become a Loan Party under this Agreement and the other Loan Documents in accordance with SECTION 5.13 hereof, and (iv) such acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition shall violate applicable law;

(o)                                 acquisitions of Zale Stock permitted by SECTION 6.4(j) or repurchases of Zale Stock otherwise permitted by SECTION 6.6;

(p)                                 Guarantees of obligations of a Subsidiary other than any Canadian Loan Party in an amount not to exceed $10,000,000 in the aggregate for all such Guarantees at any time outstanding;

(q)                                 Guarantees of the foreign currency and hedging obligations of Zale Canada to meet the operating needs of the business consistent with past practices;

(r)                                    Guarantees and warranties of Inventory sold to customers in the ordinary course of business consistent with past practices;

(s)                                   Guarantees by any Loan Party of obligations of one or more Excluded Subsidiaries under repair, warranty or diamond bond contracts in connection with such Loan Party’s and its Subsidiaries’ ordinary course jewelry warranty programs;

(t)                                    investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or consisting of and loans and advances by a Loan Party to consignment vendors, secured by a Lien on the inventory which has been, or will be, consigned to a Loan Party, in a principal amount not to exceed the value of such consigned inventory, and which are repayable out of the proceeds of the sale of such consigned inventory or upon the return of such consigned inventory to the consignment vendor;

(u)                                 investments consisting of Hedging Agreements permitted under SECTION 6.9;

(v)                                 investments in any Person existing at the time such Person becomes a Subsidiary of any Loan Party pursuant to an investment otherwise permitted under this SECTION 6.4, so long as such investments were not made in contemplation of such Person becoming a Subsidiary;

(w)                               Guarantees of leases that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(x)                                 other investments in an aggregate amount not to exceed $5,000,000; and

(y)                                 other investments, if, at the time of such investment and after giving effect thereto, the RP Conditions are satisfied.

Notwithstanding anything in this Agreement to the contrary, (a) exclusive of Indebtedness of Zale Canada Co. to ZC Partnership permitted hereunder and contractual liability insurance policies incurred in the ordinary course of business, the aggregate outstanding amount of any and all transactions between any or all of the Loan Parties, on the one hand, and any or all of the Excluded Subsidiaries, on the other hand, that are covered by any of the clauses (a)

through (x) of this SECTION 6.4 (but excluding clause (y)) shall not exceed $25,000,000 at any one time, (b) in no event may proceeds of the Term Priority Collateral be invested in Permitted Investments or otherwise deposited in securities accounts, and (c) the Loan Parties shall cause the ZC Partnership not to make any Investments in any other Person, other than Investments in Zale Canada Co. consistent with past practice and otherwise permitted hereunder.

Notwithstanding anything to the contrary, the Loan Parties shall, and shall cause their Subsidiaries to, cause the Zale Insurance Subsidiaries not to make any investments in any other Person, other than investments made in the ordinary course of business in accordance with their investment policies, investments by one Zale Insurance Subsidiary in another Zale Insurance Subsidiary or as may be reasonably deemed appropriate in connection with an expansion to new business lines or opportunities reasonably deemed lawful and appropriate for conduct by an insurance company licensed as are the Zale Insurance Subsidiaries, provided that, such investments are not expected to be adverse in any material respect to the Lenders.

SECTION 6.5                                        Asset Sales.  (a) The Loan Parties will, and will cause their Subsidiaries to, not sell, transfer, lease or otherwise dispose of any asset, including any Stock, nor will the Loan Parties issue, nor will the Loan Parties permit their Subsidiaries to issue, any additional shares of its Stock or other ownership interest in such Loan Party, except:

(i)                                     (A) sales of Inventory in the ordinary course of business (other than in connection with the closure of Stores), or (B) used or surplus equipment, or (C) Permitted Investments, in each case in the ordinary course of business;

(ii)                                  sales, transfers and dispositions among the Loan Parties and their respective Subsidiaries (excluding, however, any sales, transfers and dispositions of Inventory or proceeds thereof, from any Loan Party except to another Loan Party), provided, that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with SECTION 6.4 or SECTION 6.7 and otherwise in compliance with this Agreement and the other Loan Documents;

(iii)                               transfers constituting part of the Insurance Restructuring permitted hereby;

(iv)                              [intentionally omitted];

(v)                                 issuances of shares of Stock of any Loan Party to any other Loan Party or the issuance by Zale of shares of its Stock;

(vi)                              the natural expiration of Intellectual Property licenses in accordance with the terms thereof;

(vii)                           investments permitted under SECTION 6.4;

(viii)                        Permitted Asset Sales provided that no Event of Default or Cash Control Event has occurred and is continuing or would occur as a result thereof; and

(ix)                              bulk sales or other dispositions of the Loan Parties’ Inventory and Store fixtures not in the ordinary course of business in connection with Store closures, at arm’s length; provided that such Store closures and related Inventory dispositions shall not exceed, in any fiscal year of the Borrowers, ten percent (10%) of the number of the Loan Parties’ Stores as of the beginning of such fiscal year (net of new Store openings; provided further that, unless the Administrative Agent otherwise agree, all sales of Inventory in connection with any Store closings (in a single or series of related transactions) of five percent (5%) or more of the number of the Loan Parties’ Stores then in existence shall be conducted at Store locations pursuant to a going out of business, liquidation or similar sale, in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent;

(x)                                 leases, subleases, or space leases, in each case in the ordinary course of business and which do not materially interfere with the business of any Loan Party; and

(xi)                              following the acquisition of a Person or business permitted by SECTION 6.4(n) hereof, the sale or other disposition (other than any sale or other disposition of the type described in SECTION 6.5(a)(ix)) above of (A) assets of such Person or business which are deemed by the Loan Parties to be surplus or unnecessary or (B) the assets of the Loan Party which overlap with the assets of such Person or business or which such Loan Party deems to have become surplus or unnecessary as a result of such acquisition; provided that the fair market value of such assets shall not exceed $10,000,000 in the aggregate in any fiscal year;

provided, that all sales, transfers, leases and other dispositions permitted hereby shall be made at arm’s length and for fair value (other than sales, transfers and other dispositions permitted under clause (ii)); and further provided, that the authority granted hereunder may be terminated in whole or in part by the Administrative Agent upon the occurrence and during the continuance of any Event of Default.

(b)                                 The Loan Parties will, and will cause their Subsidiaries to, not sell, transfer, lease or otherwise dispose of receipts from credit card processors of the Loan Parties.

SECTION 6.6                                        Restricted Payments; Certain Payments of Indebtedness.

(a)                                 The Loan Parties will, and will cause their Subsidiaries to, not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that

(i)                                     the Loan Parties may make Restricted Payments so long as the RP Conditions are satisfied at the time of the making of and after giving effect to such Restricted Payment;

(ii)                                  any Loan Party may make a Restricted Payment to any other Loan Party;

(iii)                               any Excluded Subsidiary may make a Restricted Payment to another Excluded Subsidiary or to a Loan Party; provided that each Zale Insurance Subsidiary may only make Restricted Payments to a Loan Party in any fiscal year out of such Zale Insurance Subsidiary’s retained earnings for such fiscal year and to the extent such Restricted Payments do not constitute extraordinary dividends;

(iv)                              any Subsidiary may make Restricted Payments ratably to the holders of the Stock of such Subsidiary;

(v)                                 Zale may make repurchases of Stock in Zale deemed to occur upon exercise of stock options or warrants if such Stock represents a portion of the exercise price of such options or warrants, in each case, to the extent not made in cash; and

(vi)                              Zale may make Restricted Payments pursuant to the transactions contemplated by the Warrant Agreement or in accordance with the terms of the Series A Preferred Stock.

(b)                                 The Loan Parties will not at any time, make or agree to pay or make, directly or indirectly any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than intercompany Indebtedness owed to any Loan Party and payments made in connection with the Canadian Restructuring), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness, except (i) payment of regularly scheduled payments or mandatory prepayments of principal, interest and premium, if any, arising solely with respect to such payment in respect of any Indebtedness permitted under SECTION 6.1 hereof, (ii) if the Payment Conditions are satisfied at the time of the making of and after giving effect to such payment, (iii) Permitted Refinancings of Indebtedness permitted under SECTION 6.1 and (iv) voluntary prepayments of the ABL Obligations and the Obligations.

Notwithstanding anything to the contrary in this Agreement, the Loan Parties shall cause the ZC Partnership to not make any Restricted Payment to any other Person, other than Restricted Payments to any Loan Party consistent with past practice and other than pursuant to the Canadian Restructuring.

SECTION 6.7                                        Transactions with Affiliates.  Except as set forth on Schedule 6.7 hereto, the Loan Parties will, and will cause their Subsidiaries to, not at any time sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Loan Parties than could be obtained on an arm’s length basis from unrelated third parties, (b) transactions among the Loan Parties, (c) transactions among Excluded Subsidiaries, (d) transactions with any Person that is an Affiliate by reason of the ownership by Zale or any of its Subsidiaries of Stock of such Person which would not otherwise violate the provisions of the Loan Documents, (e) customary fees paid, and reimbursement of reasonable expenses, to members of the board of directors of Zale or any of its Subsidiaries, (f) customary compensation (including salaries and bonuses) paid, and reimbursement of reasonable expenses, to officers and employees of Zale or any Subsidiary of Zale and (g) transactions set forth in the Loan Documents and in the Warrant Agreement.

SECTION 6.8                                        Financial Covenants.  During the continuance of a Covenant Compliance Event, the Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated for any Reference Period as of the last day of each fiscal month commencing with the fiscal month immediately prior to the date that the Covenant Compliance Event occurs, to be less than 1.0:1.0.

SECTION 6.9                                        Hedging Agreement.  The Loan Parties shall, and shall cause their Subsidiaries to, not enter into any Hedging Agreement except for Hedging Agreements used solely as a risk management strategy and/or hedge against changes resulting from market operations in accordance with policies approved by the Board of Directors of Zale or Zale Delaware.

SECTION 6.10                                 [Intentionally Omitted].

SECTION 6.11                                 Canadian Plans.  None of the Loan Parties nor any of their Subsidiaries will permit any of the following:

(a)                                 become party to, or liable under, any Canadian Plan which provides benefits on a defined benefit basis, and the existence of any unfunded, solvency, or deficiency on windup liability or any accumulated funding deficiency (whether or not waived), or of any amount of unfunded benefit liabilities in respect of any Canadian Plan;

(b)                                 failure to pay any amounts required to be paid by it or them when due;

(c)                                  the existence of any liability upon it or them or Lien on any of its or their property in respect of any Canadian Plan;

(d)                                 failure to make all required contributions to any Canadian Plan when due; and

(e)                                  engaging in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Canadian Plan that could reasonably be expected to result in liability.

SECTION 6.12                                 Burdensome Agreements.  None of the Loan Parties shall nor shall their Subsidiaries enter into or permit to exist any contractual obligation (other than this Agreement, any other Loan Document or the ABL Loan Documents) that (a) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations, or (b) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent; provided, however, that this clause (iv) shall not prohibit (A) encumbrances or restrictions under this Agreement and the other Loan Documents; (B) encumbrances or restrictions under the ABL Credit Agreement or any Permitted Refinancing in respect thereof, in each case, so long as the encumbrances and restrictions thereunder are no more onerous, when taken as a whole, to any Loan Party or Subsidiary than those contained in the ABL Credit Agreement as in effect on the Effective Date);  (C) customary encumbrances or restrictions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which restrictions relate solely to the activities of such joint venture or are otherwise applicable only to the assets that are the subject to such agreement; (D) customary encumbrances or restrictions contained in sales of, or in agreements relating to the sale of Stock or assets of any Subsidiary of a Loan Party pending such sale, provided that such encumbrances and restrictions apply only to the Subsidiary of a Loan Party to be sold and such sale is permitted hereunder; (E) any such agreement imposed in connection with consignment agreements entered into in the ordinary course of business; (F) any such restriction contained in agreements pertaining to Indebtedness of Excluded Subsidiaries permitted hereunder; (G) customary anti-assignment provisions contained in agreements entered into in the ordinary course of business; (H) customary subordination of subrogation, contribution and similar claims contained in guaranties permitted hereunder; (I) encumbrances described on Schedule 6.12; (J) on cash deposits or other deposits imposed by customers under contracts entered into in the ordinary course of business; (K) on the transfer, lease, or license of any property or asset of any Loan Party in effect on the Effective Date that were entered into in the ordinary course of business, and (L) encumbrances or restrictions in documents governing Indebtedness assumed or incurred under SECTION 6.4(n) or existing with respect to any Person or the property or assets of such Person acquired by a Loan Party or any Subsidiary of a Loan Party in an acquisition permitted hereunder, provided that such encumbrances and restrictions are not applicable to any Person or the property or assets of any Person other than such acquired Person or the property or assets of such acquired Person and were not made in anticipation of such acquisition.

SECTION 6.13                                 Amendment of Material Documents.  None of the Loan Parties shall nor shall their Subsidiaries amend, modify or waive any of a Loan Party’s or any of a Loan Party’s Subsidiary’s rights under (a) its organization documents in a manner materially adverse to the Credit Parties, (b) any agreement or document evidencing Material Indebtedness (other than the ABL Loan Documents) unless such amendment, modification or waiver would not result in a Default or Event of Default, would not be materially adverse to the Lenders or the other Credit Parties and would not be reasonably likely to have a Material Adverse Effect or (c) any ABL Loan Document (other than on account of any Permitted Refinancing thereof permitted by the Intercreditor Agreement), to the extent that such amendment, modification or waiver would not be permitted under the Intercreditor Agreement, would result in a Default or Event of Default or otherwise would be reasonably likely to have a Material Adverse Effect.

SECTION 6.14                                 Change in Nature of Business.  The Loan Parties shall not engage in any line of business substantially other than the sale and distribution of watches, gemstones, jewelry, giftware and related items and services, insurance and other related financial products and any business substantially related, ancillary or incidental thereto.

SECTION 6.15                                 Certain Matters Relating to Zale Insurance Subsidiaries.

(a)                                 The Loan Parties shall, and shall cause their Subsidiaries to, cause the Zale Insurance Subsidiaries not to: (A) enter into any intercompany agreements which require approval of a Governmental Authority or (B) modify the terms of any existing intercompany agreements, in either case if such new agreement or amendment would reasonably be expected to be materially adverse to the Lenders.

(b)                                 The Loan Parties shall, and shall cause their Subsidiaries to, cause the Zale Insurance Subsidiaries not to issue any of their Stock or securities convertible into or exchangeable for any such Stock other than Stock issued to a Loan Party or to another Zale Insurance Subsidiary.

(c)                                  The Loan Parties shall, and shall cause their Subsidiaries to, cause the Zale Insurance Subsidiaries not to: (A) enter into any commutation of or recapture of any risks under any Reinsurance Agreement except to the extent required by the other party thereto in accordance with the terms of such agreement or (B) other than in the ordinary course of business and consistent with past practice, amend any existing Reinsurance Agreement or enter into any new Reinsurance Agreement, except as (i) required by applicable law or regulation, (ii) as is consistent with market practices and (iii) would not reasonably be expected to be materially adverse to the Lenders.

(d)                                 The Loan Parties shall, and shall cause their Subsidiaries to, cause the Zale Insurance Subsidiaries not to make or amend any Tax election of such Zale Insurance Subsidiaries, except as required by applicable law or regulation and except as would not reasonably be expected to be materially adverse to the Lenders.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.1                                        Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)                                 the Loan Parties shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 the Loan Parties shall fail to pay any interest on any Loan or fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, within three (3) Business Days of the date when the same shall become due and payable;

(c)                                  any representation, warranty, certification or statement made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations, warranties, certifications or statements that already are qualified or modified by materiality in the text thereof) when made or deemed made;

(d)                                 the Loan Parties or their Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained:

(i)                                     in SECTION 2.21, SECTION 5.2, SECTION 5.3(b), SECTION 5.7, SECTION 5.9, SECTION 5.12,  SECTION 5.15, SECTION 5.17 or in ARTICLE VI; and

(ii)                                  in SECTION 5.1(f), and such failure shall continue unremedied for a period of one Business Day;

(e)                                  any Loan Party or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c), or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) notice thereof from the Administrative Agent to Zale (which notice will be given at the request of any Lender);

(f)                                   any Loan Party or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (including, but not limited to, the ABL Obligations) when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

(g)                                  any event or condition occurs that results in any Material Indebtedness (including, but not limited to, the ABL Obligations) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, however, that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted under this Agreement and under the documents providing for such Indebtedness, or (y) to mandatory prepayments under Material Indebtedness that are not due as a result of a default under the documents providing for such Indebtedness and that are permitted to be paid pursuant to the terms hereof;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, arrangement or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, national receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for 60 days;

(i)                                     any Loan Party or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition, proposal, or notice seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, national receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for any Loan Party, any of its Subsidiaries or for a substantial part of such Loan Party’s or such Subsidiary’s assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    any Loan Party or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 one or more uninsured judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party or any of its Subsidiaries to enforce any such judgment;

(l)                                     (i)                                     any challenge by or on behalf of any Loan Party or any of its Subsidiaries to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

(ii)                                  any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms, or which seeks to void, avoid, limit, or otherwise adversely affect the Administrative Agent’s, the Lenders’ or the other Credit Parties’ rights under the Intercreditor Agreement or any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered adverse to the Administrative Agent, the Lenders or the other Credit Parties.

(iii)                               any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any of its Subsidiaries not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

(m)                             a Change in Control shall occur;

(n)                                 [intentionally omitted];

(o)                                 the indictment of, or institution of any legal process or proceeding against, any Loan Party or any of its Subsidiaries, under any federal, state, provincial, municipal, foreign and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Loan Party or any of its Subsidiaries and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties and their Subsidiaries, taken as a whole, of their business in the ordinary course;

(p)                                 the termination or attempted termination of any Facility Guarantee except as expressly permitted hereunder or under any other Loan Document;

(q)                                 except as otherwise permitted hereunder, the determination by any Loan Party or any of its Subsidiaries, whether by vote of such Loan Party’s or such Subsidiary’s board of directors or otherwise to: generally suspend the operation of such Loan Party’s or such Subsidiary’s business in the ordinary course, liquidate all or a material portion of such Loan

Party’s or such Subsidiary’s assets or Store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales for such Loan Party’s or such Subsidiary’s Stores generally;

(r)                                    (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(s)                                   any provision of the Intercreditor Agreement shall, at any time after the delivery of such Intercreditor Agreement, fail to be valid and binding, or enforceable;

then, and in every such event (other than an event with respect to any Loan Party or any of its Subsidiaries described in clause (h) or (i) of this SECTION 7.1), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Zale, take either or both of the following actions, at the same or different times: (i) [intentionally omitted], and (ii) declare the Loans and the other Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; and in case of any event with respect to any Loan Party or any of its Subsidiaries described in clause (h) or (i) of this SECTION 7.1, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

SECTION 7.2                                        When Continuing.  For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected or (b) is waived in writing by the Lenders in accordance with SECTION 9.2.

SECTION 7.3                                        Remedies on Default.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent, the Lenders and the other Credit Parties may proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent, the Lenders or the other Credit Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 7.4                                        Application of Proceeds. After the exercise of remedies provided for in SECTIONS 7.1 or 7.3 (or after the Obligations have automatically become immediately due and payable as set forth in the last paragraph of SECTION 7.1) and the Administrative Agent, any Lender or any other Credit Party, as the case may be, receives any monies in connection with the enforcement of this Agreement, any of the Security Documents or any of the other Loan Documents, or otherwise with respect to the realization upon, or disposition of, any of the Collateral, such monies shall be distributed for application as follows:

(a)                                 First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements, indemnities and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies and the other amounts due to the Administrative Agent hereunder, under the Monitoring Agreement Letter and the other Loan Documents;

(b)                                 Second, to payment of that portion of the Obligations for or in respect of all reasonable costs, expenses, disbursements, indemnities, and losses which shall have been incurred or sustained by the Lenders and the other Credit Parties (including expenses and indemnities due under SECTION 9.3 hereof) (other than principal, interest and fees) payable to the Lenders and the other Credit Parties, ratably among them in proportion to the amounts described in this clause Second payable to them;

(c)                                  Third, to payment of that portion of the Obligations constituting accrued and unpaid interest, fees and other amounts on the Loans and other Obligations, and fees (including, without limitation, any prepayment fee or Make Whole Amount required by SECTION 2.17), ratably among the Lenders and the other Credit Parties in proportion to the respective amounts described in this clause Third payable to them;

(d)                                 Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

(e)                                  Fifth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations), ratably among the Credit Parties in proportion to the respective amounts described in this clause Fifth held by them;

(f)                                   Sixth, to payment of all other Obligations, ratably among the Credit Parties in proportion to the respective amounts described in this clause Sixth held by them;

(g)                                  Seventh, upon payment and satisfaction in full, or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York and Section 64(1)(a) and (b) of the PPSA (Ontario) and all equivalent provisions of any other PPSA legislation; and

(h)                                 Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by law or contract.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

SECTION 8.1                                        Administration by the Administrative Agent.  Each Lender and each other Credit Party hereby irrevocably designates ZIH, LLC as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders and the other Credit Parties each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto and (iii) agree and consent to all of the provisions of the Security Documents.  All Collateral shall be held or administered by the Administrative Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Administrative Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be applied as provided in 0 or SECTION 7.4, as applicable.  The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.2                                        [Intentionally Omitted].

SECTION 8.3                                        [Intentionally Omitted].

SECTION 8.4                                        [Intentionally Omitted].

SECTION 8.5                                        Agreement of Applicable Lenders.

(a)                                 Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Applicable Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Lenders upon the direction of the Applicable Lenders, and any such action shall be binding on all Lenders.  No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.2.

(b)                                 Upon the occurrence of an Event of Default, the Administrative Agent shall take such action with respect thereto as may be reasonably directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action as they shall deem advisable in the best interests of the Lenders. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that the Administrative Agent’s compliance with such directions would be unlawful.

SECTION 8.6                                        Liability of Administrative Agent.

(a)                                 The Administrative Agent, when acting on behalf of the Lenders or the other Credit Parties, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and neither the Administrative Agent nor its respective directors, officers, agents or employees shall be liable to the Lenders, the other Credit Parties or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders, to the other Credit Parties or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of the Administrative Agent’s own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction. The Administrative Agent and their respective directors, officers, agents and employees shall in no event be liable to the Lenders, the other Credit Parties or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Administrative Agent, nor any of their respective directors, officers, employees, or agents shall be responsible to any Lender or any other Credit Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, certification, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the other Loan Documents.

(b)                                 Neither the Administrative Agent, nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by the Administrative Agent in its capacity as a Lender) or any other Credit Party of any of their respective obligations under this Agreement or the Notes or any of the other Loan Documents or in connection herewith or therewith.

(c)                                  The Administrative Agent shall be entitled to rely on any communication, instrument, or document reasonably believed by such Person to be genuine or correct and to have been signed or sent by a person or persons believed by such Person to be the proper Person or Persons, and, such Person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such Person. The Administrative Agent shall not be responsible for the negligence or misconduct of any Persons except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Persons.

(d)                                 It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.7                                        Reimbursement and Indemnification.  Each Lender agrees (a) to reimburse (x) the Administrative Agent (in such capacities and not solely as a Lender) for such Lender’s Pro Rata Share of any expenses and fees incurred by the Administrative Agent for the benefit of the Lenders under this Agreement, the Notes and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof in each case not reimbursed by the Loan Parties and (y) the Administrative Agent (in such capacities and not solely as a Lender) for such Lender’s Pro Rata Share of any expenses of the Administrative Agent incurred for the benefit of the Lenders that the Loan Parties have agreed to reimburse pursuant to SECTION 9.3 and have failed to so reimburse and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Lender’s Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the other Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from the Administrative Agent’s respective gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction).

SECTION 8.8                                        Rights of Administrative Agent.  It is understood and agreed that any Person serving as the Administrative Agent shall have the same rights and powers hereunder (including the right to give such instructions) in its capacity as a Lender as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though it were not the Administrative Agent of the Lenders under this Agreement.  Such Persons and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if such Persons were not the Administrative Agent hereunder.

SECTION 8.9                                        Independent Lenders and Issuing Bank.  The Lenders each acknowledge that they have decided to enter into this Agreement and to make the Loans hereunder based on their own analysis of the transactions contemplated hereby and of the creditworthiness of the Loan Parties and agrees that the Administrative Agent shall bear no responsibility therefor.

SECTION 8.10                                 Notice of Transfer.  The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.4(b).

SECTION 8.11                                 Relation Among the Lenders and the Other Credit Parties.  The Lenders and the other Credit Parties are not partners or co-venturers, and no Lender or other Credit Party shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender or any other Credit Party.

SECTION 8.12                                 Successor Administrative Agent.  The Administrative Agent may resign at any time by giving five (5) Business Days’ written notice thereof to the Lenders and Zale. The Administrative Agent which the Required Supermajority Lenders have determined to be, and continues to be, a Defaulting Lender (subject to SECTION 2.31(b)) may be removed by the Required Supermajority Lenders. Upon any such resignation or removal of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which so long as there is no Default or Event of Default existing shall be reasonably satisfactory to Zale (whose consent shall not be unreasonably withheld or delayed).  If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders and the other Credit Parties, appoint a successor Administrative Agent which shall be (a) a financial institution having a rating of not less than A or its equivalent by S&P or (b) a Lender capable of complying with all of the duties of the Administrative Agent hereunder (in the opinion of the retiring Administrative Agent and as certified to the Lenders in writing by such successor Administrative Agent) which, in the case of (a) and (b) above, so long as there is no Default or Event of Default existing shall be reasonably satisfactory to Zale (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 8.13                                 Reports and Financial Statements.  Promptly after receipt thereof from the Borrowers, the Administrative Agent shall remit to each Lender and, to the extent not previously delivered to such Person by the Borrowers, copies of (a) all financial statements, compliance certificates and Borrowing Base Certificates, as required to be delivered by the Borrowers hereunder, (b) all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent and (c) such other information regarding the operations, business affairs and financial condition of any Borrower, or compliance with the terms of any Loan Document, as any Lender may reasonably request.

SECTION 8.14                                 Agency for Perfection.  Each Credit Party hereby appoints each other Credit Party as agent for the purpose of perfecting Liens for the benefit of the Administrative

Agent and the other Credit Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law of the United States of America or Canada can be perfected only by possession.  Should any Credit Party (other than the Administrative Agent) obtain possession of any such Collateral, such Credit Party shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent, or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 8.15                                 [Intentionally Omitted].

SECTION 8.16                                 Collateral Matters.

(a)                                 The Credit Parties hereby irrevocably authorize the Administrative Agent to release any Lien upon any Collateral: (i) upon payment and satisfaction in full of all Obligations; (ii) constituting property being sold, transferred or disposed of in a disposition permitted under SECTION 6.5 hereof upon receipt by the Administrative Agent of the Net Proceeds thereof (together with any prepayment fee or Make Whole Amount required by SECTION 2.17) to the extent required by this Agreement; or (iii) constituting property of Zale PR or a Canadian Loan Party required to be released by SECTION 2.30.  Except as provided above, the Administrative Agent will not release any of the Administrative Agent’s Liens without the prior written authorization of the Applicable Lenders. Upon request by the Administrative Agent or any Borrower at any time, the Credit Parties will confirm in writing the Administrative Agent’s authority to release any Liens upon particular types or items of Collateral pursuant to this SECTION 8.16.

(b)                                 Upon at least two (2) Business Days’ prior written request by the Borrowers, the Administrative Agent shall (and is hereby irrevocably authorized by the Credit Parties to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in SECTION 8.16(a); provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in their reasonable opinion, would, under applicable law, expose the Administrative Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c)                                  Anything contained in any of the Loan Documents to the contrary notwithstanding, Loan Parties, Administrative Agent, each Lender and each other Credit Party hereby agree that (1) no Lender or other Credit Party (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral under any Security Document or to enforce the Facility Guarantee, it being understood and agreed that all powers, rights and remedies under the Security Documents and the Facility Guarantee may be exercised solely by Administrative Agent acting as agent for and representative of the Lenders and the other Credit Parties in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or a sale under §363 of the Bankruptcy Code, Administrative Agent, any Lender or any other Credit Party may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of the Lenders and the other Credit Parties (but not any Lender or Lenders or any Credit Party or Credit Parties (other than Administrative Agent) in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled (at the direction of the Required Lenders), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

ARTICLE IX
MISCELLANEOUS

SECTION 9.1                                        Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(a)                                 if to any Borrower (or any other Loan Party), to such Person at Zale Corporation, 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 Attention: General Counsel (Telecopy No. (972) 580-4934), e-mail legal@zalecorp.com, with copies to (i) Zale Corporation, 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 Attention: Treasurer (Telecopy No. (972) 580-5547), e-mail treasury@zalecorp.com and (ii) Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216, Attention: Hazen H. Dempster, Esq (Telecopy No. (404) 962-6544), e-mail hazen.dempster@troutmansanders.com;

(b)                                 If to the Administrative Agent, to Z Investment Holdings, LLC, One Embarcadero Center, Suite 3900, San Francisco, CA 94111, Attention:  Josh Olshansky, (Telecopy No. (415) 983-2828), e-mail jolshansky@goldengatecap.com, with a copy to (i) Z Investment Holdings, LLC, One Embarcadero Center, Suite 3900, San Francisco, CA 94111, Attention:  Josh Cohen, (Telecopy No. (415) 983-2884), e-mail jcohen@goldengatecap.com and (ii) Kirkland & Ellis LLP, 333 South Hope Street, 29th Floor, Los Angeles, California 90071, Attention: David Nemecek, Esq. (Telecopy No. (213) 808-8107), e-mail david.nemecek@kirkland.com;

(c)                                  If to any Lender, to it at its address (or telecopy number or e-mail) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

(d)                                 All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(e)                                  Unless the Administrative Agent otherwise prescribes in writing, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(f)                                   Each of the Borrowers may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Administrative Agent. The Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Zale.  Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Zale and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

SECTION 9.2                                        Waivers; Amendments.

(a)                                 No failure or delay by the Administrative Agent, any Lender or any other Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Lenders and the other Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, and no consent with respect to any departure by a Loan Party or its Subsidiary therefrom shall be effective, except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the parties thereto to the extent set forth therein, in each case with the consent of the Required Lenders, provided, that no such agreement shall (i) [intentionally omitted], (ii) as to any Lender, reduce the rate of interest on any Loan, or reduce any fees payable hereunder, without the written consent of such Lender, (iii) as to any Lender, postpone the scheduled date of payment of the principal amount of any Loan (excluding any mandatory prepayment), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the Maturity Date, without the written consent of such Lender, (iv) change any of the provisions of this SECTION 9.2 or the definition of the term “Required Lenders”, “Required Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, and (v) except for sales described in SECTION 6.5 or as permitted in the Security Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender;

provided, that the foregoing shall not limit the discretion of the Required Supermajority Lenders to change the definition of the term “Permitted Asset Sales”; provided, further, that, notwithstanding anything herein to the contrary, (A) no such agreement shall amend, modify or otherwise affect the definition of “Defaulting Lender,” the provisions of SECTION 2.31 or SECTION 8.12 or the rights or duties of the Administrative Agent, without the prior written consent of the Administrative Agent, (B) no waiver, amendment, modification or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (C) no waiver, amendment, modification or consent shall, unless in writing signed by the parties thereto, be effective with respect to the Monitoring Agreement Letter.

(c)                                  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(d)                                 Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any Loan Document may be amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents.

(e)                                  Notwithstanding anything to the contrary contained in this SECTION 9.2, in the event that the Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to SECTION 9.2(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders, the Borrowers, and the Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the “Minority Lenders”) to provide for (y) the increase in Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, fees (including, without limitation, any prepayment fee or Make Whole Amount due pursuant to SECTION 2.17) and other amounts of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

(f)                                   No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrowers unless signed by the Borrowers or other applicable Loan Party.

SECTION 9.3                                        Expenses; Indemnity; Damage Waiver.

(a)                                 The Loan Parties shall jointly and severally pay (i) all reasonable and documented third-party out-of-pocket expenses incurred by the Administrative Agent and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, outside consultants for the Administrative Agent, appraisers, and for commercial finance examinations, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any other Credit Party, including the fees, charges and disbursements of any counsel and any outside consultants for the Administrative Agent, any Lender or any other Credit Party, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder or the other outstanding Obligations, including all such reasonable and documented third-party out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, that the Lenders who are not the Administrative Agent shall be entitled to reimbursement for no more than one counsel representing all such Lenders (other than any reasonably necessary local or foreign counsel or absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

(b)                                 The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, each Lender, each other Credit Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder; or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction or with respect to a claim by one Indemnitee against another Indemnitee (other than disputes involving the Administrative Agent in its capacity as Administrative Agent (and the Related Parties of the Administrative Agent)).

(c)                                  If, for any reason, the indemnification under paragraph (b) of this Section is unenforceable as a matter of law or with respect to a claim by one Indemnitee against another Indemnitee (other than disputes involving the Administrative Agent in its capacity as Administrative Agent (and the Related Parties of the Administrative Agent)), then the Loan Parties shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability to the maximum amount legally permissible.  The Loan Parties also agree that no Indemnitee shall have any liability to the Loan Parties, any Person asserting claims on behalf of or in right of the Loan Parties or any other Person in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or the use of the proceeds thereof, except, with respect to an Indemnitee, to the extent that the losses, claims, damages, liabilities or expenses incurred by the Loan Parties resulted from the gross negligence, willful misconduct, bad faith or breach of contractual obligations of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(d)                                 To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Share of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent.

(e)                                  To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or the use of the proceeds thereof.

(f)                                   All amounts due under this Section shall be payable promptly after written demand therefor.

(g)                                  The covenants contained in this SECTION 9.3 shall survive payment or satisfaction in full of all other Obligations.

SECTION 9.4                                        Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it), provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or any investment vehicle Controlled by the Administrative Agent, (1) the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (2) so long as no Default or Event of Default has occurred and is continuing, Zale shall give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or any investment vehicle Controlled by the Administrative Agent or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Administrative Agent (and, to the extent no Default or Event of Default has occurred and is continuing, Zale) otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with (unless waived by the Administrative Agent or unless such assignment is to an Affiliate of a Lender) a processing and recordation amount of $3,500 (which shall not be payable or reimbursable by the Borrowers).  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s remaining rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.23, 2.26 and 9.3); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.

(c)                                  Notwithstanding anything to the contrary herein contained, no such assignment shall be made (i) to the Loan Parties or any of the Loan Parties’ Subsidiaries or Affiliates, (ii) to any Defaulting Lender or any of its Subsidiaries or Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) to a natural Person.

(d)                                 In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Zale and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e)                                  The Administrative Agent, acting for this purpose as an agent of the Loan Parties (and such agency being solely for tax purposes), shall maintain at one of its offices in San Francisco, California a copy of each Assignment and Acceptance delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f)                                   Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation amount referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(g)                                  Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it), provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the the Loans shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision, or any consent to any departure from such provision by any Loan Party, of the Loan Documents, provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, waiver or consent described in the first proviso to SECTION 9.2(b) that affects such Participant. Subject to paragraph (i) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.23, SECTION 2.25 and SECTION 2.26 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.9 as though it were a Lender, provided, such Participant agrees to be subject to SECTION 2.25(c) and SECTION 2.28 as though it were a Lender.

(h)                                 Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participation Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participation Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loans or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participation Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participation Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participation Register.

(i)                                     A Participant shall not be entitled to receive any greater payment under SECTION 2.23 or SECTION 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Zale’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.26 unless (i) the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with SECTION 2.26(e) as though it were a Lender and (ii) such Participant is eligible for complete exemption from the withholding tax referred to therein, following compliance with SECTION 2.26(e).

(j)                                    Any Lender may, without obtaining the consent of any Loan Party, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.5                                        [Intentionally Omitted].

SECTION 9.6                                        Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Lender or any other Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount or Obligation payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of SECTION 2.23, SECTION 2.26 and SECTION 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent on behalf of itself and the other Credit Parties, may require such indemnities or collateral as it shall reasonably deem necessary or appropriate to protect the Credit Parties against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Obligations that may subsequently be reversed or revoked, and any Obligations that may thereafter arise, including without limitation under SECTION 9.3.

SECTION 9.7                                        Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the other Credit Parties and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.8                                        Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this SECTION 9.8, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.9                                        Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Participant, each other Credit Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Participant, other Credit Party or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured and/or such Obligations may be otherwise fully secured. The rights of each Lender, Participant, other Credit Party and Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Participant, other Credit Party or Affiliate may have.  No Lender will, or will permit its Participant to, and no other Credit Party (other than the Administrative Agent) will exercise its rights under this SECTION 9.9 without the consent of the Administrative Agent or the Required Lenders.  ANY AND ALL RIGHTS TO REQUIRE ANY AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY LENDER, PARTICIPANT, OTHER CREDIT PARTY OR AFFILIATE OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 9.10                                 Governing Law; Jurisdiction; Consent to Service of Process

(a)                                 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)                                  EACH OF THE LOAN PARTIES, EACH OF THE AGENTS AND EACH LENDER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 9.11                                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12                                 Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13                                 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14                                 Confidentiality.

(a)                                 Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its controlled Affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound practices, any non-public information supplied to it by the Loan Parties or of their Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such Lender or the Administrative Agent provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this SECTION 9.14, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders, the Administrative Agent or any other Credit Party, (d) to bank examiners, the National Association of Insurance Commissioners or any other U.S. federal or foreign regulatory authority having jurisdiction over any Lender, the Administrative Agent or any other Credit Party, or to auditors or accountants,

(e) to the Administrative Agent, any Lender, any other Credit Party or any of their Related Parties, (f) in connection with any litigation to which the Administrative Agent, any Lender, any other Credit Party or any of their Related Parties is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, or (g) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of this SECTION 9.14.

(b)                                 [Intentionally Omitted].

SECTION 9.15                                 Additional Waivers.

(a)                                 The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by applicable law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Loan Party of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Credit Party.

(b)                                 The obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(c)                                  To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)                                 Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and, subject to the terms of the Intercreditor Agreement, shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 9.16                                 Press Releases and Related Matters.  Each Loan Party consents to the publication by the Administrative Agent and the other Credit Parties of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Loan Party’s name logo or trademark.  The Administrative Agent and the other Credit Parties, as applicable, shall provide a draft reasonably in advance of any advertising material to Zale for review and comment prior to the publication thereof.  The Administrative Agent and the other Credit Parties reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.17                                 Patriot Act; Proceeds of Crime Act.  Each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) (including all applicable “know your customer” rules, regulations and procedures applicable to such Lender in Canada), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.  Each Loan Party is in compliance, in all material respects, with the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (together with any successor statue, the “Proceeds of Crime Act”).  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any purpose which would contravene or breach the Proceeds of Crime Act or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.18                                 Judgment Currency.

(a)                                 If, for the purpose of obtaining or enforcing judgment against any Canadian Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this SECTION 9.18 referred to as the “Judgment Currency”) an amount due in Canadian dollars or Dollars under this Agreement, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding:

(i)                                     the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii)                                  the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this SECTION 9.18 being hereinafter in this SECTION 9.18 referred to as the “Judgment Conversion Date”).

(b)                                 If, in the case of any proceeding in the court of any jurisdiction referred to in SECTION 9.18(a)(i), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable Canadian Loan Party will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian dollars or Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)                                  Any amount due from any Canadian Loan Party under the provisions of this SECTION 9.18 will be due as a separate debt and will not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d)                                 The term “rate of exchange” in this SECTION 9.18 means:

(i)                                     for a conversion of Canadian dollars to the Judgment Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of the Judgment Currency to Canadian dollars;

(ii)                                  for a conversion of Dollars to the Judgment Currency when the Judgment Currency is Canadian dollars, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of Dollars to Canadian dollars;

(iii)                               for a conversion of Dollars to the Judgment Currency when the Judgment Currency is not Canadian dollars, the effective rate obtained when a given amount of Dollars is converted to Canadian dollars at the rate determined pursuant to this SECTION 9.18 and the result thereof is then converted to the Judgment Currency pursuant to this SECTION 9.18; or

(iv)                              if a required rate is not so published by the Bank of Canada for any such date, the spot rate quoted by Bank of America (acting through its Canada branch) at Toronto,

Canada at approximately noon (Toronto time) on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

SECTION 9.19                                 No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 9.20                                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.21                                 Payments Set Aside.  To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be immediately and automatically revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Loan Parties agree to pay to the Administrative Agent upon demand, and each Lender severally agrees to pay to the Administrative Agent upon demand its Pro Rata Share (without duplication) of, any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Loan Parties, the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement and the other Loan Documents.

SECTION 9.22                                 Intercreditor Agreement.  The Loan Parties, the Administrative Agent and the Lenders acknowledge that the exercise of certain of the Administrative Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any requirement or shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, among the Loan Parties, the Administrative Agent, the Lenders and the other Credit Parties shall remain in full force and effect.

SECTION 9.23                                 Existing Credit Agreement Amended and Restated; No Novation.  This Agreement shall, except as expressly set forth herein, supersede the Existing Credit Agreement from and after the Effective Date with respect to the Existing Loans outstanding under the Existing Credit Agreement as of the Effective Date.  The parties hereto acknowledge and agree, however, that except to the extent contemplated hereby with respect to the prepayment of the Existing Loans by the Effective Date Prepayment (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the “Obligations” under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Effective Date, (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents, (c) the Liens and security interests in favor of the Administrative Agent for the benefit of the Credit Parties securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (d) all references in the other Loan Documents to the Credit Agreement shall be deemed to refer, without further amendment, to this Agreement as in effect from time to time.

SECTION 9.24                                 Acknowledgment of Prior Obligations and Continuation Thereof.  Each of Loan Parties (a) consents to the amendment and restatement of the Existing Credit Agreement by this Agreement; (b) acknowledges and agrees that (i) the “Obligations” under this Agreement constitute the “Guaranteed Obligations” as defined under each Facility Guarantee executed in connection with the Existing Credit Agreement (the “Existing Guarantees”), and constitute “Obligations” as defined in the Intercompany Subordination Agreement and (ii) the prior grant or grants of Liens or security interests in favor of the Administrative Agent or any other Credit Party in its properties and assets, under each “Security Document” as defined in the Existing Credit Agreement (the “Existing Security Documents”), shall secure the Obligations under this Agreement; (c) reaffirms (i) all of its obligations owing to the Credit Parties arising under the Existing Guarantees and Existing Security Documents to which it is a party and all of its obligations owing to the Credit Parties under the Intercompany Subordination Agreement, and (ii) all prior or concurrent grants of Liens or security interests in favor of the Administrative

Agent or any other Credit Party under each Existing Security Document; provided, however, that such Liens or security interests shall be as modified (if applicable) pursuant to the terms of the Loan Documents applicable thereto which are entered into on the date hereof, if any; and (d) agrees that, except as expressly amended hereby or unless being amended and restated concurrently herewith, each of the Existing Guarantees and the Existing Security Documents to which it is a party is and shall remain in full force and effect.  Each Loan Party hereby confirms and agrees that all outstanding principal, interest, fees and other amounts (including such accrued and unpaid principal, interest, fees and other amounts set forth in the immediately preceding sentence) and other “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and the other Existing Loan Documents immediately prior to the Effective Date shall, to the extent not paid on the Effective Date, from and after the Effective Date, be, without duplication, Obligations owing and payable pursuant to this Agreement and the other Loan Documents as in effect from time to time, shall accrue interest thereon as specified in this Agreement and shall be secured by the Loan Documents.  Although each Loan Party has been informed of the matters set forth herein and has acknowledged and agreed to the same, it understands that no Credit Party shall have any obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, restatements, supplements or other modifications, and nothing herein shall create such a duty.

[balance of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

ZALE DELAWARE, INC.,
a Delaware corporation,
as Borrower

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

ZALE CORPORATION,
a Delaware corporation,
as Borrower

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

ZGCO, LLC,
a Virginia limited liability company,
as Borrower

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

TXDC, L.P.,
a Texas limited partnership,
as Borrower

By:	ZALE DELAWARE, INC.,
a Delaware corporation,
its General Partner

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

ZALE PUERTO RICO, INC.,
a Puerto Rico corporation,
as Borrower

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

ZALE CANADA CO.,
a Nova Scotia unlimited company,
as a Facility Guarantor

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

ZALE CANADA DIAMOND SOURCING INC.,
a Nova Scotia limited company,
as a Facility Guarantor

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

ZAP, INC.,
a Delaware corporation,
as a Facility Guarantor

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

ZALE CANADA HOLDING LP,
a New Brunswick limited partnership,
as a Facility Guarantor

By:	Zale International, Inc.,
a Delaware corporation,
its General Partner

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

ZCSC, LLC,
a Delaware limited liability company,
as a Facility Guarantor

By:	/s/ Kevin Rupkey
Name:	Kevin Rupkey
Title:	Vice President

ZALE INTERNATIONAL, INC.,
a Delaware corporation,
as a Facility Guarantor

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC., a Texas corporation, as a Facility Guarantor

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

ZALE CANADA FINCO 2, INC.,
a Nova Scotia limited company,
as a Facility Guarantor

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

FINCO HOLDING LP,
a New Brunswick limited partnership,
as a Facility Guarantor

By:	Zale Canada Finco 2, Inc.,
a Nova Scotia limited company,
its General Partner

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

FINCO PARTNERSHIP LP,
a New Brunswick limited partnership
as a Facility Guarantor

By:	Zale Canada Finco 2, Inc.,
a Nova Scotia limited company,
its General Partner

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

ZALE CANADA FINCO, LLC,
a Delaware limited liability company,
as a Facility Guarantor

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

ZALE CANADA FINCO 1, INC.,
a Nova Scotia limited company,
as a Facility Guarantor

By:	/s/ Elizabeth J. Galloway
Name:	Elizabeth J. Galloway
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

Z INVESTMENT HOLDINGS, LLC,
as Administrative Agent and as a Lender

By:	/s/ Joshua Olshansky
Name:	Joshua Olshansky
Title:	Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO CREDIT, INC., as a Lender

By:	/s/ Adam D. Salter
Name:	Adam D. Salter
Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT A

FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (including Annex 1 hereto, this “Assignment and Acceptance”) is dated as of the Assignment Effective Date set forth below and is entered into by and between                                  (the “Assignor”) and                          (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is [a Lender][an Affiliate of a Lender][an investment vehicle Controlled by the Administrative Agent]](1)

3.	Borrowers:

Zale Delaware, Inc., a Delaware corporation
Zale Corporation, a Delaware corporation
ZGCO, LLC, a Virginia limited liability company
TXDC, L.P., a Texas limited partnership
Zale Puerto Rico, Inc., a Puerto Rico corporation

4.	Administrative Agent:	Z Investment Holdings, LLC, as the administrative agent under the Credit Agreement

(1) Select as applicable.

5.	Credit Agreement:

The Amended and Restated Credit Agreement dated as of July 24, 2012 by, among others, Zale Delaware, Inc., a Delaware corporation, Zale Corporation, a Delaware corporation, ZGCO, LLC, a Virginia limited liability company, TXDC, L.P., a Texas limited partnership and Zale Puerto Rico, Inc., a Puerto Rico corporation (collectively, the “Borrowers”), the Facility Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Z Investment Holdings, LLC, as Administrative Agent

6.	Assigned Interest:

	Amount of Loans being assigned:	$

	Percentage interest of Loans being assigned:	%

After giving effect to the assignment contemplated by this Assignment and Acceptance:

	Assignor’s Loans:	$

	Assignee’s Loans:	$

[7.	Trade Date: ] (2)

Assignment Effective Date: , 201 .

The terms set forth in this Assignment and Acceptance are hereby agreed by the undersigned as of the Assignment Effective Date:

ASSIGNOR

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

(2) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and] (3)(4) Accepted by:

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent

By:
Name:
Title:

(3) In accordance with Section 9.4 of the Credit Agreement, except in the case of an assignment to a Lender or an Affiliate of a Lender or any investment vehicle Controlled by the Administrative Agent, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed).

(4) In accordance with Section 9.4 of the Credit Agreement, for any assignment that is less than $1,000,000, except in the case of an assignment to a Lender or an Affiliate of a Lender or any investment vehicle Controlled by the Administrative Agent or an assignment of the entire remaining amount of the assigning Lender’s Loans, the Administrative Agent must give its prior written consent to such assignment.

[Consented to:

ZALE CORPORATION

By:
Name:
Title: ](5) (6)

(5) In accordance with Section 9.4 of the Credit Agreement, except in the case of an assignment to a Lender or an Affiliate of a Lender or any investment vehicle Controlled by the Administrative Agent, so long as no Default or Event of Default has occurred and is continuing, Zale must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed).

(6) In accordance with Section 9.4 of the Credit Agreement, for any assignment that is less than $1,000,000, except in the case of an assignment to a Lender or an Affiliate of a Lender or any investment vehicle Controlled by the Administrative Agent or an assignment of the entire remaining amount of the assigning Lender’s Loans, so long as no Default or Event of Default has occurred and is continuing, Zale must give its prior written consent to such assignment.

ANNEX 1

Reference is made to that certain Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of July 24, 2012 by, among others, ZALE DELAWARE, INC., a Delaware corporation (“Zale Delaware”), ZALE CORPORATION, a Delaware corporation (“Zale”), ZGCO, LLC, a Virginia limited liability company (“ZGCO”), TXDC, L.P., a Texas limited partnership (“TXDC”), and ZALE PUERTO RICO, INC., a Puerto Rico corporation (“Zale Puerto Rico”, and together with Zale Delaware, Zale, ZGCO, and TXDC, the “Borrowers”), the Facility Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Z INVESTMENT HOLDINGS, LLC, as Administrative Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Assignment and Acceptance to which this Annex 1 is attached (the “Assignment and Acceptance”) or if not defined therein, in the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.             Representations and Warranties.

1.1          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Document.

1.2          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iv) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Joint Representations of Assignor and Assignee.  The Assignor and Assignee each hereby represent and warrant that: (i) this assignment is (a) being made to a Lender or an Affiliate of a Lender or any investment vehicle Controlled by the Administrative Agent, (b) is an assignment of the entire remaining amount of the Assignor’s Loans, (c) is an assignment of not less than $1,000,000, or (d) the Administrative Agent (and, to the extent no Default or Event of Default has occurred and is continuing, Zale)  has otherwise consented above; and (ii) to the extent required under the Credit Agreement, the Assignor and Assignee have delivered, or caused to be delivered, a processing and recordation amount of $3,500 to the Administrative Agent.

3.             Payments.  From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Assignment Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves.

4.             General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of any executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the General Obligations Law.

[remainder of page intentionally left blank]

EXHIBIT B

FORM OF [AMENDED AND RESTATED](1) NOTE

as of                       , 20

FOR VALUE RECEIVED, the undersigned, ZALE DELAWARE, INC. , a Delaware corporation (“Zale Delaware”), ZALE CORPORATION, a Delaware corporation (“Zale”), ZGCO, LLC, a Virginia limited liability company (f/k/a DDCC, Inc., a Delaware corporation) (“ZGCO”), TXDC, L.P., a Texas limited partnership (“TXDC”) and ZALE PUERTO RICO, INC. (“Zale Puerto Rico”, and together with Zale Delaware, Zale, ZGCO, and TXDC, the “Borrowers”), hereby jointly and severally promise to pay to the order of [                                                        ] (the “Lender”) at the Administrative Agent’s office at One Embarcadero Center, Suite 3900, San Francisco, CA 94111:

(a)           prior to or on the Termination Date the principal amount of                                                                           Dollars ($                            ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Lender to the Borrowers pursuant to the Amended and Restated Credit Agreement dated as of July 24, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others, the Borrowers, the Facility Guarantors from time to time party thereto, the Lender, the other Lenders from time to time party thereto, and Z Investment Holdings, LLC, as Administrative Agent;

(b)           the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c)           interest on the principal balance hereof from time to time outstanding under the Credit Agreement through and including the Termination Date, fees, expenses, and costs at the times and at the rates provided in the Credit Agreement.

[This Amended and Restated Note (“Note”) amends and restates that certain Note dated as of May 10, 2010 issued by Zale in favor of the Lender (the “Original Note”).] This Note [(“Note”)] evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrowers irrevocably authorize the Lender to make or cause to be made, at or about the time of the Borrowing or continuation of the Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making or continuation of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise

(1)  Retain bracketed language to the extent applicable.

affect the obligation of the Borrowers hereunder or under the Credit Agreement and the other Loan Documents to make payments of principal of and interest on this Note when due.

Subject to any repayment/prepayment fee or Make Whole Amount required by Section 2.17 of the Credit Agreement, the Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

[NO NOVATION.  THE BORROWERS CONSENT TO THE AMENDMENT AND RESTATEMENT OF THE ORIGINAL NOTE BY THIS NOTE.  THE BORROWERS HEREBY CONFIRM AND AGREE THAT, TO THE EXTENT NOT PAID ON THE EFFECTIVE DATE, ALL OUTSTANDING PRINCIPAL, INTEREST, FEES AND OTHER AMOUNTS AND OBLIGATIONS UNDER THE ORIGINAL NOTE IMMEDIATELY PRIOR TO THE DATE HEREOF, FROM AND AFTER THE DATE HEREOF, BE, WITHOUT DUPLICATION, PRINCIPAL, INTEREST, FEES AND AMOUNTS AND OBLIGATIONS OWING AND PAYABLE PURSUANT TO THIS NOTE AND SHALL ACCRUE INTEREST THEREON AS SPECIFIED IN THIS NOTE, EXCEPT AS MODIFIED HEREBY OR BY INSTRUMENTS EXECUTED IN CONNECTION HEREWITH.  THIS NOTE DOES NOT EXTINGUISH THE OBLIGATIONS FOR THE PAYMENT OF MONEY OUTSTANDING UNDER THE ORIGINAL NOTE OR DISCHARGE OR RELEASE THE OBLIGATIONS UNDER THE ORIGINAL NOTE.  NOTHING HEREIN CONTAINED SHALL BE CONSTRUED AS A SUBSTITUTION OR NOVATION OF THE OBLIGATIONS OUTSTANDING UNDER THE ORIGINAL NOTE OR INSTRUMENTS SECURING THE SAME, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT, EXCEPT AS MODIFIED HEREBY OR BY INSTRUMENTS EXECUTED CONCURRENTLY HEREWITH.  NOTHING EXPRESSED OR IMPLIED IN THIS NOTE SHALL BE CONSTRUED AS A RELEASE OR OTHER DISCHARGE OF ANY BORROWER FROM ANY OF ITS OBLIGATIONS OR LIABILITIES UNDER THE ORIGINAL NOTE.]

THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW. THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.1 OF

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THE CREDIT AGREEMENT. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

ZALE DELAWARE, INC.,
a Delaware corporation

By:
Name:
Title:

ZALE CORPORATION,
a Delaware corporation

By:
Name:
Title:

ZGCO, LLC,
a Virginia limited liability company

By:
Name:
Title:

TXDC, L.P.,
a Texas limited partnership

By:	ZALE DELAWARE, INC.,
a Delaware corporation
Its General Partner

By:
Name:
Title:

ZALE PUERTO RICO, INC.,
a Puerto Rico corporation

By:
Name:
Title:

Signature Page to [Amended and Restated] Note

Exhibit C-1

[FORM OF]

SECURITY AGREEMENT

dated as of

May 10, 2010,

among

ZALE CORPORATION,

THE SUBSIDIARIES IDENTIFIED HEREIN

and

Z INVESTMENT HOLDINGS, LLC,

as Administrative Agent

TABLE OF CONTENTS, con’t.

ii

TABLE OF CONTENTS, con’t.

iii

Schedules

Schedule 1	Intellectual Property
Schedule 2	Initial Subsidiary Grantors
Schedule 3	Commercial Tort Claims
Schedule 4	Pledged Collateral
Schedule 5	Deposit Accounts and Concentration Accounts

Annexes

Annex 1	Form of Perfection Certificate
Annex 2	Form of Supplement
Annex 3	Form of Patent, Industrial Design and Trademark Security Agreement
Annex 4	Form of Copyright Security Agreement
Annex 5	Form of Pledged Collateral Addendum

SECURITY AGREEMENT (this “Agreement”) dated as of May 10, 2010, by and among each of: ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party hereto and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Credit Parties.

W I T N E S S E T H:

Reference is made to the Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto and (iii) the Administrative Agent, as administrative agent.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement to secure the Secured Obligations (as defined herein).

Accordingly, the Grantors and the Administrative Agent, on behalf of itself and each other Credit Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definition of Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 1.02.  Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“ABL Agent” shall have the meaning given that term in the Intercreditor Agreement.

“Account Debtor” shall have the meaning given that term in the UCC.

“Accounts” shall mean all accounts, accounts receivable, receivables and rights to payment (whether or not earned by performance) arising out of the sale, lease, license, assignment or other disposition of Inventory and/or arising out of the use of a credit or charge card or information contained on or used with that card.

“Administrative Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.09(a).

“Blocked Account Agreement” shall have the meaning assigned to such term in Section 5.01.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean the following assets of each Grantor: (a) all Accounts, (b) all Inventory, (c) all Deposit Accounts, Concentration Accounts and cash, (d) all Documents, (e) all Chattel Paper, (f) all Instruments, General Intangibles, Supporting Obligations and Letter-of-Credit Rights, (g) all Goods, (h) Equipment and Fixtures, (i) all Investment Property, (j) all Securities Accounts and Commodity Accounts, (k) all Commercial Tort Claims, (l) all Intellectual Property, (m) all other personal property not otherwise described above, whether tangible or intangible and wherever located (except for any property expressly excluded in this definition of “Collateral”), (n) all policies and certificates of insurance and all insurance proceeds, refunds and premium rebates, including proceeds of fire and credit insurance, with respect to any of the foregoing, (o) all books, records and information relating to any of the foregoing, and all rights of access to such books, records and information, (p) all liens, guaranties, rights, remedies and privileges pertaining to any of the foregoing ((a) through (o)), including the right of stoppage in transit, and (q) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions and accessions of or to any of the foregoing.  Notwithstanding the foregoing, the term “Collateral” shall expressly exclude (i) any Trademark applications filed on an “intent to use” basis until the earlier of the filing of a statement of use thereon or the first use in commerce thereof, (ii) any Inventory or other Goods that have been delivered to any Grantor on a consignment basis to the extent that the rights of such consignor have been properly perfected under applicable law, (iii) any property to the extent that such grant of a security interest is prohibited by any valid enforceable law or regulation applicable thereto, requires a consent not obtained of any Governmental Authority pursuant to such law or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than such Grantor to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default or right of termination or modification or requiring such consent, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, license, agreement, instrument or other document that does not result in any of such consequences, including any proceeds of such contract, license, agreement, instrument or other document, (iv) the Equity Interests of Dobbins Jewelers, Inc., (v) the Equity Interests of Jewel Re-Insurance Ltd. in excess of 65% of the issued and outstanding shares of any class of Equity Interests of such Subsidiary, (vi) the voting Equity Interests of ZC Partnership, LP in excess of 65% of the general partnership Equity Interests of such Subsidiary and (vii) any property

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that the Administrative Agent shall determine in its reasonable discretion in which the cost (including adverse tax consequences) of obtaining a security interest would be excessive in relation to the value of the security to be afforded thereby; provided, further, that in all events, all Proceeds, substitutions or replacements of the foregoing shall constitute “Collateral” hereunder.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Commodity Account” shall have the meaning given that term in the UCC.

“Concentration Account” shall mean all Deposit Accounts and accounts maintained by the Grantors into which more than one Deposit Account deposits or transfers funds.

“Copyright Licenses” shall mean exclusive Licenses in respect of Copyrights where a Grantor is a licensee.

“Copyrights” shall mean, with respect to any Person, all of such Person’s right, title and interest, now or hereafter acquired, in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Deposit Account” shall mean any checking or other demand deposit account into which proceeds of Collateral are deposited.

“Distribution” shall have the meaning assigned to such term in Section 6.04(a).

“Documents” shall have the meaning given that term in the UCC.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Entitlement Holder” shall have the meaning given that term in the UCC.

“Entitlement Orders” shall have the meaning given that term in the UCC.

“Equipment” shall have the meaning given that term in the UCC.

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“General Intangibles” shall have the meaning given that term in the UCC, and shall also include all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor, tax refunds and abatements; insurance refunds and premium rebates; records; customer lists; telephone numbers; causes of action; judgments; payments under any settlement or other agreement; licenses; internet addresses and domain names; computer software programs; trade names, trademarks, service marks, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of Intellectual Property, and any warranty claims.

“Goods” shall have the meaning given that term in the UCC.

“Grantor” shall mean, collectively, the Borrower, the Subsidiaries of the Borrower identified as Grantors on Schedule 2 attached hereto and each other Subsidiary of the Borrower that becomes a party to this Agreement as a Grantor after the Closing Date pursuant to Section 6.11 of the Credit Agreement; provided that if a Subsidiary is released from its obligations as a Grantor, such Subsidiary shall cease to be a Grantor hereunder effective upon such release.

“Industrial Designs” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all Canadian industrial designs and industrial design applications; (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (c) all rights to sue for past, present and future infringements thereof; and (d) all rights corresponding to any of the foregoing.

“Instruments” shall have the meaning given that term in Article 9 of the UCC.

“Intellectual Property” shall mean all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, Industrial Designs, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.

“Inventory” shall include “inventory” as defined in the UCC and also all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging and shipping materials related to any of the foregoing; and (e) all Documents which represent any of the foregoing.

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“Investment Property” shall have the meaning given that term in the UCC and shall also include all Pledged Collateral, Pledged Operating Agreements and Pledged Partnership Agreements.

“IP Agreements” shall have the meaning assigned to such term in Section 3.02.

“License” shall mean, with respect to any Person, all of such Person’s right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

“Material Trademark” shall mean any Trademark of a Grantor that is material to the conduct of such Grantor’s business.

“Patents” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to:  (a) any and all patents and patent applications or Canadian industrial design registrations and applications; (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Payment Intangible” shall have the meaning given that term in the UCC, and shall also refer to any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of each of the Grantors.

“Pledged Collateral” shall mean all Pledged Interests and Pledged Notes.

“Pledged Collateral Addendum” shall mean a Pledged Collateral Addendum substantially in the form of Annex 5 to this Agreement.

“Pledged Companies” shall mean each Person listed on Schedule 4 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests, is acquired or otherwise owned by a Grantor after the Closing Date.

“Pledged Interests” shall mean all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor (other than such Equity Interests in Dobbins Jewelers, Inc.), regardless of class or designation,

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including in each of the Pledged Companies owned by it, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Notes” shall mean with respect to any Grantor, all of the debt securities now or hereafter owned by such Grantor and the promissory notes evidencing such debt securities.

“Pledged Operating Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” shall have the meaning given that term in the UCC.

“Secured Obligations” shall mean the Obligations as defined in the Credit Agreement.

“Securities Account” shall have the meaning given that term in the UCC.

“Securities Intermediary” shall have the meaning given that term in the UCC.

“Security Entitlement” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Supporting Obligation” shall have the meaning given that term in the UCC.

“Term Priority Collateral” shall have the meaning given that term in the Intercreditor Agreement.

“Trademarks” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the

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goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“ULC” shall mean an unlimited company under the Companies Act (Nova Scotia).

“ULC Pledgor” has the meaning assigned to such term in Section 6.05.

“ULC Shares” shall mean shares of stock or other Equity Interests of one or more ULCs.

“Zale Canada” shall mean Zale Canada Co., a Nova Scotia company.

SECTION 1.03.  Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.01.  Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby bargains, mortgages, pledges, hypothecates, and (except in the case of ULC Shares) transfers and assigns to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral, wherever located, whether now owned or hereafter acquired (the “Security Interest”).  Without limiting the foregoing, each Grantor hereby designates the Administrative Agent as such Grantor’s true and lawful attorney, exercisable by the Administrative Agent whether or not an Event of Default exists, with full power of substitution, at the Administrative Agent’s option, to file one or more financing statements or continuation statements, to file with the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office or Canadian Industrial Design Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable, or to sign other documents for the purpose of perfecting, confirming, continuing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Administrative Agent as such Person’s attorney to sign such Person’s name to any such document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party, provided that the Administrative Agent shall have the same rights as the applicable Grantor’s true and lawful attorney referred to above to

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enforce the Security Interest granted by each Grantor, but only if an Event of Default exists.

SECTION 2.02.  No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Administrative Agent and the Credit Parties that:

SECTION 3.01.  Title and Authority.  Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

SECTION 3.02.  Filings.  The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects.  Fully executed UCC and PRUCC financing statements, other than fixture filings, or other appropriate filings, recordings or registrations containing a description of the Collateral have been, or will be, filed in each governmental, municipal or other office as is necessary to publish notice and protect the validity of, and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Credit Parties) with respect to all Collateral in which the Security Interest may be perfected by filing, recording or registration pursuant to the UCC or the PRUCC in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration (other than filings required to be made in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office in order to perfect the Security Interest in Collateral consisting of United States and Canadian Patents, Industrial Designs, Trademarks, Copyrights and Copyright Licenses, as the case may be) is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  A fully executed Patent, Industrial Design and Trademark Security Agreement, in the form attached as Annex 3 hereto, and a fully executed Copyright Security Agreement, in the form attached as Annex 4 hereto (such agreements being collectively referred to as the “IP Agreements”), covering the United States and Canadian registered Patents, Industrial Designs, United States and Canadian registered Trademarks and United States and Canadian registered Copyrights (and applications for any of the foregoing) and Copyright

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Licenses, as applicable, have been delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, and the Canadian Intellectual Property Office and the Canadian Industrial Design Office, as applicable, as is necessary to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Credit Parties) in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording or registration in the United States or Canada (or any political subdivision, province or territory thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Intellectual Property acquired or developed after the date hereof).

SECTION 3.03.  Validity and Priority of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in Section 3.02 above, a perfected security interest in all of the Collateral, to the extent that perfection of the Security Interest can be achieved by filing or recording a financing statement or analogous document in the United States or Canada (or any political subdivision, province or territory thereof) and its territories and possessions pursuant to the UCC or the PRUCC or by recording of the IP Agreements with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

SECTION 3.04.  Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.  Except as provided herein and in the Credit Agreement, disclosed in the Perfection Certificate, no Grantor has filed or consented to the filing of (a) any financing statement or analogous document under the UCC or the PRUCC or any other applicable law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or the Canadian Industrial Design Office, or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

SECTION 3.05.  Bailees, Warehousemen, Etc.  Except as otherwise disclosed in the Perfection Certificate, no Inventory or Equipment of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party

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and none shall hereafter be placed under such care, custody, storage or entrustment except for Equipment and Inventory (i) out for repair or replacement in the ordinary course of business, (ii) being shipped, or in-transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (iii) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, unless the applicable Grantor complies with Section 4.01(c).

SECTION 3.06.  Intellectual Property.  Schedule 1 hereto sets forth, as of the date hereof, (i) all of each Grantor’s registered Patents and Patent applications (and for greater certainty, registered Industrial Designs and Industrial Design applications), including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by any Grantor, (ii) all of each Grantor’s registered Industrial Designs and Industrial Design applications, including the name of the registered owner, registration or application number and the expiration date (if already registered) of such industrial design and industrial design application owned by any Grantor, (iii) all of each Grantor’s registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Grantor and (iv) all of each Grantor’s registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by any Grantor.

SECTION 3.07.  Commercial Tort Claims.  Schedule 3 hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by any Grantor seeking damages in an amount of $1,000,000 or more.

SECTION 3.08.  Pledged Collateral.

(a)           Each Grantor is the holder of record and the legal and beneficial owner, free and clear of all Liens other than the Security Interest granted to the Administrative Agent for the benefit of the Credit Parties hereunder and Permitted Encumbrances, of the Pledged Collateral indicated on Schedule 4 as being owned by such Grantor and any Pledged Collateral owned by such Grantor and acquired after the Closing Date.

(b)           All of the Pledged Collateral constituting Pledged Interests is duly authorized, validly issued, fully paid and nonassessable (provided that Pledged Interests which are ULC Shares will be assessable in accordance with the provisions of the Companies Act (Nova Scotia)) and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of each applicable Grantor identified on Schedule 4, any Pledged Collateral Addendum or any Supplement to this Agreement.  All of the Pledged Collateral constituting Pledged Notes is duly authorized, validly issued and delivered by the issuer of such Pledged Note and is the legal, valid and binding obligation of such issuer and such issuer is not in

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default thereunder.  Each Grantor has the right and requisite authority to pledge the Pledged Collateral pledged by such Grantor to the Administrative Agent as provided herein.

(c)           All actions necessary to perfect or establish the first priority of the Administrative Agent’s Liens (subject to Permitted Encumbrances) in the Pledged Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B)(i) upon the taking of possession by the Administrative Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor and (ii) upon the taking of possession by the Administrative Agent of any promissory notes constituting the Pledged Notes, together with undated powers endorsed in blank by the applicable Grantor; and (C) upon the filing of Uniform Commercial Code financing statements in the applicable jurisdiction for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates.  Each Grantor has delivered to and deposited with the Administrative Agent (or, with respect to any Pledged Collateral created or obtained after the Closing Date, will deliver and deposit in accordance with Section 4.12 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, all promissory notes representing the Pledged Notes owned by such Grantor, and undated powers endorsed in blank with respect to such certificates or promissory notes.

(d)           None of the Pledged Collateral owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

SECTION 3.09.  Nature of Certain Consignment Filings.  Each of the Liens and other filings set forth on Schedule 7.02 of the Credit Agreement which purports to cover goods delivered to a Grantor on a consignment basis (a) evidences arrangements entered into with such Grantor and its trade vendors in the ordinary course of business, intended by such Grantor and vendor to be a “true” consignment, (b) does not encumber any assets of such Grantor other than the consigned goods to which it relates and the proceeds thereof, to the extent owing to the vendor and (c) secures solely the obligation of such Grantor to either return such consigned goods or pay the purchase price for such consigned goods, in each case pursuant to a written consignment agreement on terms substantially similar to those set forth in the Grantors’ standard form of consignment agreement as in effect on or about the Closing Date (with the exception of any such Liens and other filings made by any trade vendors in connection with or relating to that certain Amendment to Existing Agreements dated as of March 3, 2010 by and among Zale Delaware, Inc., TXDC, L.P., Rosy Blue Jewelry, Inc. and Rosy Blue, Inc., relating to consigned goods for such Grantor’s 2010 Spring season) , a copy of which has been provided to the Administrative Agent.

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ARTICLE IV

Covenants

SECTION 4.01.  Change of Name; Location of Collateral; Records; Place of Business.  (a)  Each Grantor agrees to furnish to the Administrative Agent (i) prompt written notice of any change in (A) any Grantor’s trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $1,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility), other than, in each case, (I) retail Store locations or (II) Equipment and Inventory (1) out for repair or replacement in the ordinary course of business, (2) being shipped, or in transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (3) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, or (C) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Administrative Agent’s Security Interest therein, and (ii) prior written notice of any change in (A) any Grantor’s corporate or partnership name or the location of any Grantor’s chief executive office or its principal place of business, (B) any Grantor’s identity or corporate or partnership structure or (C) any Grantor’s jurisdiction of incorporation, amalgamation or formation, Federal Taxpayer Identification Number or state organizational number or similar taxation or organization number; provided, however, that if any of the occurrences referred to in clauses (i) and (ii) shall occur with respect to Zale Canada or any of its assets, Zale Canada shall furnish the Administrative Agent with 30 days prior written notice thereof.  The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged, destroyed or lost, stolen or otherwise unaccounted for.  Notwithstanding the foregoing, if any Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization is changed by the applicable Governmental Authority, such Grantor will furnish to the Administrative Agent prompt written notice of any such change not later than 10 days from the date such Grantor has been notified by such Governmental Authority of such change.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all necessary filings have been made under the UCC or the PRUCC or otherwise in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Collateral.  Each of the Grantors organized under the laws of Canada acknowledges and agrees that, except as disclosed on the Perfection Certificate, such Grantor does not currently, nor will it in the future, have any assets that constitute Collateral located in the United States.

(b)           Each Grantor agrees to maintain, or cause to be maintained, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

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(c)           Each Grantor agrees that, to the extent it acquires any additional leased warehouses or distribution centers after the Closing Date, the Grantors shall provide the Administrative Agent with prompt notice thereof, and shall obtain a waiver and collateral access agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.02.  Periodic Certification.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 6.01(a) of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Administrative Agent a certificate executed by a Financial Officer of such Grantor confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 4.02 or, if any such change has occurred, specifying such revised information.

SECTION 4.03.  Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.02 of the Credit Agreement.

SECTION 4.04.  Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and to take all such actions as the Administrative Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, document, draft, chattel paper or instrument in an amount in excess of $1,000,000, such note, document, draft, chattel paper or instrument shall be immediately pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

SECTION 4.05.  Taxes; Encumbrances.  The Administrative Agent may discharge past due taxes, assessments, charges, fees or Liens (other than Liens permitted under the Credit Agreement), at any time levied or placed on the Collateral, and may take any other action which the Administrative Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that, so long as no Event of Default shall have occurred and be continuing, if such taxes, assessments, charges, fees or Liens are being contested in good faith and by appropriate proceedings by such Grantor, the Administrative Agent shall consult with such Grantor before making any such payment or taking any such action;

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provided, however, that the Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except to the extent that any liability on account of any such action resulted from the gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent; provided further that the making of any such payments or the taking of any such action by the Administrative Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.06.  Assignment of Security Interest.  (a)  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account and the property securing payment and performance of the Account has a value in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Administrative Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b)           To the extent that any Grantor is a beneficiary under any written letter of credit relating to the Collateral in an amount in excess of $1,000,000 now or hereafter issued in favor of such Grantor, such Grantor shall deliver such letter of credit to the Administrative Agent.  The Administrative Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Administrative Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Administrative Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing.  At the Administrative Agent’s request, such Grantor shall, for any letter of credit relating to the Collateral in an amount in excess of $1,000,000, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Administrative Agent and satisfactory to the Administrative Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Administrative Agent.

(c)           If any amount payable under or in connection with any of the Collateral shall become evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction) in an amount in excess of $250,000, other than such Electronic Chattel Paper and transferable records listed in the Perfection Certificate attached hereto, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the

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Administrative Agent “control” of such Electronic Chattel Paper under Section 9-105 of the UCC, under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or under Section 16 of the Uniform Electronic Transactions Act, as the case may be, as in effect in such jurisdiction, of such transferable record.

SECTION 4.07.  Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, except where the failure to do so would not have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Credit Parties from and against any and all liability for such performance.

SECTION 4.08.  Limitation on Modification of Accounts.  None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

SECTION 4.09.  Insurance.  Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable after the occurrence and during the continuance of any Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable.  All sums disbursed by the Administrative Agent in connection with this Section 4.09, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.10.  Legend.  At the request of the Administrative Agent if an Event of Default shall occur and be continuing, each Grantor shall legend, in form and manner satisfactory to the Administrative Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Administrative Agent for the benefit of the Credit Parties and that the Administrative Agent has a security interest therein.

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SECTION 4.11.  Intellectual Property.

(a)           Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees and sub-licensees from doing any act or omitting to do any act) whereby any Patent or Industrial Design may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent or Industrial Design that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Material Trademark, (i) maintain such Material Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Material Trademark including where applicable policing the use of such Material Trademarks by its licensees and sublicensees, (iii) display such Material Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third party rights.

(c)           Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)           Each Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Material Trademark or any Patent, Copyright or Industrial Design material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Material Trademark, Copyright or Industrial Design material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e)           At the time of delivery of quarterly financial statements with respect to each Fiscal Quarter pursuant to Section 6.01(b) of the Credit Agreement, each Grantor shall inform the Administrative Agent of any application for any Patent, Trademark, Industrial Design or Copyright (or any registration of any Patent, Trademark, Industrial Design or Copyright) such Grantor has filed with the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any office or agency in any political subdivision of the United States, Canada or in any other country or any political subdivision, province or territory thereof or any Copyright License for which such Grantor has become the licensee, in each case, during such Fiscal Quarter, and, upon request of the

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Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s Security Interest in any of the foregoing, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)            Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any office or agency in any political subdivision of the United States, Canada or in any other country or any political subdivision, province or territory thereof, to maintain and pursue each application relating to Material Trademarks and each material application relating to the Patents and/or Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Copyrights and/or Industrial Designs that is material to the conduct of any Grantor’s business and each registration of Material Trademarks, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)           In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Industrial Design or Copyright material to the conduct of any Grantor’s business or a Material Trademark has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.  Each Grantor further agrees not to abandon any Material Trademark or any Patent, Industrial Design, Copyright or Copyright License that in such Grantor’s reasonable business judgment is material to the operation of such Grantor’s business without the prior written consent of the Administrative Agent.

(h)           Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Industrial Design License or Material Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

(i)            Without limiting the generality of any of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule 1 or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, Copyright Licenses, Patents, Industrial Design or Material Trademarks;

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provided that any Grantor shall, within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

SECTION 4.12.  Pledged Collateral.  (a)  Subject to Section 4.04 and Section 4.12(e), if any Grantor shall receive or become entitled to receive any Pledged Collateral after the Closing Date, it shall deliver to the Administrative Agent (i) a duly executed Pledged Collateral Addendum identifying such Pledged Collateral and (ii) to the extent such Pledged Collateral is represented by certificates or promissory notes, such certificates or promissory notes, together with undated powers endorsed in blank by such Grantor.

(b)           Upon the occurrence and continuance of an Event of Default, each Grantor shall promptly deliver to the Administrative Agent a copy of each material written notice or other material written communication received by it in respect of any Pledged Collateral.

(c)           No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or agree to any restriction with respect to any Pledged Collateral which would materially adversely affect either the rights of the Administrative Agent or the other Credit Parties pursuant to the Loan Documents or the value of the Pledged Collateral, or that would result in a material violation of any provision of the Credit Agreement or any other Loan Document.

(d)           Each Grantor agrees that it will assist the Administrative Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Administrative Agent’s Liens on the Pledged Collateral or any sale or transfer thereof.

(e)           As to all limited liability company or partnership interests owned by a Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement which are not certificated (the “Uncertificated Interests”), each Grantor hereby represents, warrants and covenants that such Uncertificated Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Uncertificated Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

SECTION 4.13.  Commercial Tort Claims.  If any Grantor shall at any time after the date hereof hold or acquire a Commercial Tort Claim in respect of which a complaint or counterclaim has been filed seeking damages in an amount in excess of

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$1,000,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.14.  Securities Accounts.  With respect to (i) the Securities Accounts (other than Securities Accounts with an aggregate value of less than $10,000) and (ii) any Collateral that constitutes a Security Entitlement as to which the financial institution acting as the Administrative Agent hereunder is not the Securities Intermediary, the relevant Grantor will cause the Securities Intermediary with respect to each such account or Security Entitlement either (A) to identify in its records the Administrative Agent as the Entitlement Holder thereof or (B) to agree with such Grantor and the Administrative Agent that such Securities Intermediary will comply with Entitlement Orders originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Administrative Agent (which agreement may also be for the benefit of the ABL Agent); provided that the Administrative Agent will not give any such orders except after the occurrence and during the continuance of an Event of Default; provided further that no Grantor shall be required to take the foregoing actions with respect to any Securities Account until the later of (A) 60 days after the Closing Date and (B) in the case of Securities Accounts opened after the Closing Date, at the time of establishment of such Securities Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).

ARTICLE V

Collections

SECTION 5.01.  Deposit and Concentration Accounts.

(a)           Schedule 5 hereto sets forth, as of the date hereof, each Deposit Account and Concentration Account that each Grantor maintains.  For each Concentration Account that any Grantor at any time opens or maintains, such Grantor shall cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Concentration Account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Administrative Agent (such agreement, a “Blocked Account Agreement”) (which Blocked Account Agreement may also be for the benefit of the ABL Agent); provided that no Grantor shall be required to take the foregoing actions with respect to any Concentration Account until the later of (A) 60 days after the Closing Date and (B) in the case of Concentration Accounts opened after the Closing Date, at the time of establishment of such Concentration Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).  The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of

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Default has occurred and is continuing.  Without the prior written consent of the Administrative Agent, no Grantor shall modify or amend the instructions pursuant to any Blocked Account Agreement.

(b)           The Grantors shall cause the ACH or wire transfer to a Concentration Account, no less frequently than daily, of the then contents of each Deposit Account, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Deposit Account by the bank at which such Deposit Account is maintained; provided, however, to the extent a Deposit Account is maintained for the deposit of the receipts of a Store, and such Deposit Account is maintained with a bank that either does not provide daily balance information for such Deposit Account or cannot accommodate daily ACH or wire transfers and there is not a suitable replacement bank reasonably available for such Store, then such Deposit Account may be swept on a monthly, rather than daily basis; provided, further, that (x) the number of such Deposit Accounts swept on a monthly basis shall not exceed 5% of all of the Store Deposit Accounts and (y) the aggregate amounts maintained in such Deposit Accounts shall not exceed $5,000,000 at any time.

SECTION 5.02.  Power of Attorney.  Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the Credit Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.01 of this Agreement, (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (iii) to take actions required to be taken by Grantors in Section 5.01; and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted in the Credit Agreement, (i) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iii) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors; (iv) to the extent relating to the Collateral, to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Administrative Agent shall designate; (v) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to any of the Grantors or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Administrative Agent determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to

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settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary to the extent relating to Collateral; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (x) to use for the purposes permitted by Section 6.01 hereof, any or all General Intangibles of any Grantor relating to the Collateral; provided that the Administrative Agent’s use of such General Intangibles will comply with all applicable law; and (xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Credit Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.  Notwithstanding the provisions of this Section 5.02, the power of the Administrative Agent to act in any name other than the name of the Grantor shall not apply to any Pledged Collateral that is ULC Shares.

SECTION 5.03.  No Obligation to Act.  The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.02, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act which constitutes gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent in such Person’s individual capacity, accords its own property consisting of similar instruments or interests, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that none of the Administrative Agent or any of the Lenders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.  The provisions of Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Administrative Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent or any other Credit Party of any other or further right which it may have on the date of this

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Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE VI

Remedies

SECTION 6.01.  Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, the PRUCC or other applicable law.  The rights and remedies of the Administrative Agent shall include the right to take any of or all the following actions at the same or different times upon the occurrence and during the continuance of an Event of Default:

(a)           With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Chattel Paper, Instruments and Documents, the Administrative Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           With respect to any Collateral consisting of Inventory, the Administrative Agent may conduct one or more going out of business sales, in the Administrative Agent’s own right or by one or more agents and contractors.  Such sale(s) may be conducted upon any premises owned, leased or occupied by any Grantor.  The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(c)           With respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest granted herein to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall reasonably determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained).

(d)           With or without legal process and with or without prior notice or demand for performance, the Administrative Agent may enter upon, occupy and

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use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied or used by the Administrative Agent.  The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Administrative Agent be liable to any Grantor for use or occupancy by the Administrative Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies hereunder.

(e)           The Administrative Agent may require any Grantor to assemble the Collateral and make it available to the Administrative Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and such Grantor.

(f)            Each Grantor agrees that the Administrative Agent shall have the right, subject to applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(g)           Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Administrative Agent shall give the Grantors at least 10 days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC, the PRUCC or other applicable law with respect to the exercise of the Administrative Agent’s Rights and Remedies upon Default.  The Administrative Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(h)           Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute

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discretion) determine.  If any of the Collateral is sold, leased or otherwise disposed of by the Administrative Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Administrative Agent.

(i)            At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6.01, the Administrative Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Administrative Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(j)            For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(k)           As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(l)            To the extent permitted by applicable law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 6.02.  Grant of Non-Exclusive License.  For the purpose of enabling the Administrative Agent to exercise the Administrative Agent’s Rights and Remedies under Section 6.01 (including in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise the Administrative Agent’s Rights and Remedies under Section 6.01, each Grantor hereby (i) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Credit Parties, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, including in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory

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(a) to use, apply and affix any Trademark, trade name, logo or the like in which any Grantor now or hereafter has rights, (b) to use, license or sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by such Grantor, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all such computer software programs and to the extent used for the compilation or print out thereof, provided that the Administrative Agent’s use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any premises owned or occupied by any Grantor in connection with the exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, and (ii) without limiting the provisions of Section 6.01(c), agrees to provide the Administrative Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any Grantor.

SECTION 6.03.  Application of Proceeds.  After the occurrence of an Event of Default and acceleration of the Secured Obligations, the Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents in the manner set forth in Section 8.04 of the Credit Agreement.

SECTION 6.04.  Voting Rights.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose.  For so long as any Grantor shall have the right to vote the Pledged Interests of such Grantor, such Grantor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Pledged Interests which would materially affect the rights of the Administrative Agent or any other Credit Party or the value of the Pledged Interests.  The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.04(a)(i).

(ii)           Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Pledged Collateral of such Grantor to

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the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and, subject to the limitations in the definition of “Collateral”, be promptly delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)            All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.04(a)(i) shall automatically cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to 6.04(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 6.04(b)(i) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.03.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends or interest that such Grantor would otherwise be permitted to retain pursuant to the terms of this Section 6.04 and that remain in such account.

(ii)           All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.04(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)           This Section 6.04 shall not apply to any Pledged Collateral that is ULC Shares or to any Distributions that are paid in respect of ULC Shares.

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SECTION 6.05.  ULC Shares.

(a)           Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Grantor that is the registered and beneficial owner of any Pledged Collateral which are ULC Shares (“ULC Pledgor”) will remain so until such time as such ULC Shares are effectively transferred into the name of the Administrative Agent, any Credit Party or any other Person on the books and records of such ULC.  Accordingly, each ULC Pledgor shall be entitled to receive and retain for its own account any Distribution in respect of such Pledged Collateral (except insofar as such ULC Pledgor has granted a security interest in such Distribution, and any shares which are Pledged Collateral shall be delivered to the Administrative Agent to hold as Pledged Collateral hereunder) and shall have the right to vote such Pledged Collateral and to control the direction, management and policies of the applicable ULC issuer to the same extent as such ULC Pledgor would if such Pledged Collateral were not pledged to the Administrative Agent (for its own benefit and for the benefit of the Credit Parties) pursuant hereto.  Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Administrative Agent, any Credit Party or any other Person other than a ULC Pledgor a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to such ULC Pledgor and further steps are taken pursuant hereto or thereto so as to register the Administrative Agent, any Credit Party or any other Person as holder of the applicable ULC Shares.  To the extent any provision hereof would have the effect of constituting the Administrative Agent or any Credit Party as a member of any ULC prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Pledged Collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b)           Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Stock issued by a ULC following the occurrence of an Event of Default pursuant to Article VI, no ULC Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Administrative Agent or any other Credit Party to:  (i) be registered as shareholder or member of such ULC; (ii) accept or request stock powers of attorney in respect of such Person endorsed or assigned in favor of the Administrative Agent or other Credit Party; (iii) have any notation entered in its favor in the share register of such ULC; (iv) be held out as a shareholder or member of such ULC; (v) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Administrative Agent or any other Credit Party holding a security interest in such ULC; or (vi) act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

SECTION 6.06.  Disposition of Pledged Collateral by Administrative Agent.  None of the Pledged Collateral existing as of the date of this Agreement is, and none of the Pledged Collateral hereafter acquired on the date of acquisition thereof will

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be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Collateral or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Administrative Agent has handled the disposition in a commercially reasonable manner.

ARTICLE VII

Perfection of Security Interest

SECTION 7.01.  Perfection by Filing.  This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Administrative Agent, pursuant to the provisions of Sections 2.01 and 5.02, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Administrative Agent shall deem appropriate, including recording of the IP Agreements with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office and the Grantors shall pay the Administrative Agent’s reasonable costs and expenses incurred in connection therewith.  Any such financing statement may indicate the Collateral as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.  Each Grantor hereby further agrees that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

SECTION 7.02.  Other Perfection, etc.  The Grantors shall at any time and from time to time take such steps as the Administrative Agent may reasonably request for the Administrative Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Administrative Agent, (b) to obtain “control” of any Securities Accounts, Concentration Accounts, Letter-of-Credit Rights, or Electronic Chattel Paper, with any agreements establishing control to be in form and substance satisfactory to the Administrative Agent (and which may also be for the benefit of the ABL Agent), and (c) otherwise to insure the continued perfection of

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the Administrative Agent’s Security Interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein.

SECTION 7.03.  Savings Clause.  Nothing contained in this Article VII shall be construed to narrow the scope of the Administrative Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Administrative Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC or the PRUCC.

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

SECTION 8.02.  Security Interest Absolute.  All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 8.03.  Suretyship Waivers by Grantors.  The Grantors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable.  The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties or the preservation of any rights pertaining thereto.  Each of the Grantors further waives any and all other suretyship defenses.

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SECTION 8.04.  Marshalling.  Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s Rights and Remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, and shall continue in full force and effect as long as the Secured Obligations are outstanding and unpaid, and as long as the Commitments have not expired or terminated.

SECTION 8.06.  Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Administrative Agent and the other Credit Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.07.  Administrative Agent’s Fees and Expenses; Indemnification.  (a)  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors jointly and severally agree to pay all Credit Party Expenses incurred in connection with this Agreement.

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(b)           Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors shall, jointly and severally, agree to indemnify each Credit Party and their respective Affiliates (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than with respect to Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery or performance of this Agreement, the performance by any Grantor of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of the contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  All amounts due under this Section 8.07 shall be payable on written demand therefor.

SECTION 8.08.  Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 8.09.  Waivers; Amendment.  (a)  The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (herein, the “Administrative Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Administrative Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies.  No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Administrative Agent’s Rights and Remedies may be exercised at such time or times and

31

in such order of preference as the Administrative Agent may determine.  The Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 8.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.10.

SECTION 8.11.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.12.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Agreement.

SECTION 8.13.  Headings.  Article and Section headings and the Table of Contents used herein are for the purpose of reference only, are not part of this Agreement

32

and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.14.  Jurisdiction; Consent to Service of Process.  (a)  EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

(b)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8.15.  Termination; Release of Collateral.  (a)  Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest shall terminate when all the Secured Obligations have been paid in full (excluding contingent obligations as to which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

(b)           The Administrative Agent may release any Grantor (other than the Borrower) from its obligations hereunder, and the Security Interest in the Collateral of such Grantor shall automatically be released (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement; provided that, if so required by the Credit Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent did not provide otherwise or (ii) upon the effectiveness of any written consent to such release pursuant to Section 10.01 of the Credit Agreement.

(c)           Upon any disposition of Collateral in connection with any disposition permitted under the Credit Agreement or any other Loan Document (other than a sale or transfer to a Grantor), or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.15, the Administrative Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC or PRUCC termination

33

statements and similar documents that the Grantors shall reasonably request to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 8.15 shall be without recourse to, or warranty by, the Administrative Agent.

SECTION 8.16.  Additional Grantors.  Pursuant to Section 6.11 of the Credit Agreement, after the Closing Date, each new direct or indirect Subsidiary of the Borrower is required to enter into this Agreement as a Grantor.  Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 8.17.  Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and Security Interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the other Credit Parties) with respect to the “ABL Priority Collateral” (as defined in the Intercreditor Agreement) shall be subject to the terms of the Intercreditor Agreement, and until the discharge of the “ABL Obligations” (as defined in the Intercreditor Agreement), any obligation of the Borrower and any other Grantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person or otherwise, in each case in connection with any ABL Priority Collateral, shall be deemed to be satisfied if the Borrower or such other Grantor, as applicable, complies with the requirements of the similar provision of the applicable “ABL Document” (as defined in the Intercreditor Agreement).  Until the discharge of the ABL Obligations, the delivery of any ABL Priority Collateral to the “ABL Priority Agent” (as defined in the Intercreditor Agreement) pursuant to the ABL Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

SECTION 8.18.  Grantor Consent.  Each Grantor which is not a ULC hereby consents to the security interests granted herein by each other Grantor, including any security interests in Equity Interests issued by such Grantor or Equity Interests issued by any Person in which such Grantor owns any Equity Interest.  Each Grantor which is not a ULC hereby waives any rights of such Grantor to notice in connection with the grant of any Security Interests by any Grantor hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:

ZALE CORPORATION,

by

Name:
Title:

ZALE DELAWARE, INC.,

by

Name:
Title:

ZALE INTERNATIONAL, INC.,

by

Name:
Title:

ZAP, INC.,

by

Name:
Title:

ZALE PUERTO RICO, INC.,

by

Name:
Title:

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC.,

by

Name:
Title:

ZGCO, LLC,

by

Name:
Title:

ZCSC, LLC,

by

Name:
Title:

TXDC, L.P., by ZALE DELAWARE, INC., its general partner,

by

Name:
Title:

ZALE CANADA FINCO, LLC,

by

Name:
Title:

ZALE CANADA CO.,

by

Name:
Title:

ZALE CANADA DIAMOND SOURCING INC.,

by

Name:
Title:

ZALE CANADA HOLDING LP, by ZALE INTERNATIONAL, INC., its general partner,

by

Name:
Title:

ZALE CANADA FINCO 1, INC.,

by

Name:
Title:

ZALE CANADA FINCO 2, INC.,

by

Name:
Title:

FINCO HOLDING LP, by ZALE CANADA FINCO 2, INC., its general partner,

by

Name:
Title:

FINCO PARTNERSHIP LP, by ZALE CANADA FINCO 2, INC., its general partner,

by

Name:
Title:

ADMINISTRATIVE AGENT:

Z INVESTMENT HOLDINGS, LLC,

by

Name:
Title:

Schedule 1 to the

Security Agreement

Intellectual Property

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Schedule 2 to the

Security Agreement

Initial Subsidiary Grantors

Schedule 3 to the

Security Agreement

Commercial Tort Claims

Schedule 4 to the

Security Agreement

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Schedule 5 to the

Security Agreement

Deposit Accounts and Concentration Accounts

Name of Grantor	Name of Institution	Account Number	Check here if Account is a Concentration Account

Annex 1 to the

Security Agreement

Form of Perfection Certificate

Annex 2 to the

Security Agreement

Form of Supplement

SUPPLEMENT NO.      dated as of [•] (this “Supplement”), to the Security Agreement dated as of [•] (the “Security Agreement”), among ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party thereto (each, including the Borrower, a “Grantor”, and collectively, the “Grantors”) and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto and (iii) the Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 8.16 of the Security Agreement provides that new direct and indirect Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement as consideration for Loans previously under made the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 8.16 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart to this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule 1 attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule 2 attached hereto is a true and correct schedule of Intellectual Property consisting (i) all of the New Subsidiary’s United States registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by the New Subsidiary, (ii) all of the New Subsidiary’s Canadian registered Industrial Designs and Industrial Design applications including the name of the registered owner, registration or application number and the expiration date (if already registered) of each Industrial Design and Industrial Design application owned by the New Subsidiary, (iii) all of the New Subsidiary’s United States registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by the New Subsidiary and (iv) all of the New Subsidiary’s United States registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by the New Subsidiary, (c) set forth on Schedule 3 attached hereto is each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by the New Subsidiary seeking damages in an amount of $1,000,000 or more, (d) set forth on Schedule 4 attached hereto is the Pledged Collateral held by the New Subsidiary and (e) set forth on Schedule 5 attached hereto are the Deposit Accounts and Concentration Accounts that the New Subsidiary maintains.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 7.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses reasonably incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent

by

Name:
Title:

Schedule 1

to Supplement No.      to the

Security Agreement

New Subsidiary Information

Name	Jurisdiction of Formation	Chief Executive Office

Schedule 2

to Supplement No.      to the

Security Agreement

Intellectual Property

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Schedule 3

to Supplement No.      to the

Security Agreement

Commercial Tort Claims

Schedule 4

to Supplement No.      to the

Security Agreement

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Schedule 5

to Supplement No.      to the

Security Agreement

Deposit Accounts and Concentration Accounts

Name of Grantor	Name of Institution	Account Number	Check here if Account is a Concentration Account

Annex 3 to the

Security Agreement

Form of Patent, Industrial Design and Trademark Security Agreement

Annex 4 to the

Security Agreement

Form of Copyright Security Agreement

Annex 5 to the

Security Agreement

Form of Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of                          , 20      , is delivered pursuant to Section 4.12 of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Security Agreement, dated as of May 10, 2010, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the undersigned, the other Grantors named therein, to Z Investment Holdings, LLC, as Administrative Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement.  The undersigned hereby agrees that the additional interests listed on this Pledged Collateral Addendum as set forth below shall be and become part of the Pledged Collateral pledged by the undersigned to the Administrative Agent in the Security Agreement and any pledged company set forth on this Pledged Collateral Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 3.08 of the Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

[ ]

By:
Name:
Title:

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Exhibit C-2

THE SUBSIDIARIES OF ZALE CORPORATION IDENTIFIED HEREIN

and

Z INVESTMENT HOLDINGS, LLC,

as Administrative Agent

[FORM OF]

CANADIAN SECURITY AGREEMENT

May 10, 2010

STIKEMAN ELLIOTT LLP

i

ii

ADDENDA

SCHEDULE “1”	INTELLECTUAL PROPERTY

SCHEDULE “2”	INITIAL SUBSIDIARY GRANTORS

SCHEDULE “3”	PLEDGED INTERESTS AND PLEDGED NOTES

SCHEDULE “4”	DEPOSIT ACCOUNTS AND CONCENTRATION ACCOUNTS

ANNEX “1”	FORM OF PERFECTION CERTIFICATE

ANNEX “2”	FORM OF SUPPLEMENT

ANNEX “3”	FORM OF PATENT, INDUSTRIAL DESIGN AND TRADEMARK
SECURITY AGREEMENT

ANNEX “4”	FORM OF COPYRIGHT SECURITY AGREEMENT

ANNEX “5”	FORM OF PLEDGED COLLATERAL ADDENDUM

iii

CANADIAN SECURITY AGREEMENT (this “Agreement”) dated as of May 10, 2010, by and among each of: the Subsidiaries of Zale Corporation (the “Borrower”) from time to time party hereto (each a “Grantor”, and collectively, the “Grantors”), and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Credit Parties.

W I T N E S S E T H:

Reference is made to the Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto from time to time and (iii) the Administrative Agent, as administrative agent.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of the Term Facility Canadian Guaranty Agreement (as defined herein) and this Agreement to secure the Secured Obligations (as defined herein).

Accordingly, the Grantors and the Administrative Agent, on behalf of itself and each other Credit Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I
Definitions

Section 1.01          Definition of Terms Used Herein.

Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the PPSA or the STA shall mean the Personal Property Security Act or Securities Transfer Act , as applicable, as in effect from time to time in the Province of Ontario.  Terms defined in the PPSA or the STA and used but not otherwise defined herein have the same meanings.  For greater certainty, the terms “financing statement”, “financing change statement”, “money” and “personal property” have the meanings given to them in the PPSA; and the terms “control” and “deliver” have the meanings given to them in the STA.

Section 1.02          Definition of Certain Terms Used Herein.

As used herein, the following terms shall have the following meanings:

“ABL Agent” shall have the meaning given to that term in the Intercreditor Agreement.

“Accounts” shall mean all accounts, accounts receivable, receivables and rights to payment (whether or not earned by performance) arising out of the sale, lease, license, assignment or other disposition of Inventory and/or arising out of the use of a credit or charge card or information contained on or used with that card.

“Administrative Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.11(a).

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“Blocked Account Agreement” shall have the meaning assigned to such term in Section 5.01.

“Chattel Paper” shall have the meaning given that term in the PPSA.

“Collateral” shall mean the following assets of each Grantor: (a) all Accounts, (b) all Inventory, (c) all Deposit Accounts, Concentration Accounts and cash, (d) all Documents of Title, (e) all Chattel Paper, (f) all Instruments, General Intangibles and Letter-of-Credit Rights, (g) all Goods, (h) Equipment and fixtures, (i) all Investment Property, (i) all Securities Accounts and Futures Accounts, (j) all Intellectual Property, (k) all other personal property not otherwise described above (including all goods, Investment Property, Instruments, Documents of Title, Chattel Paper, intangibles and money), whether tangible or intangible and wherever located (except for any property expressly excluded in this definition of “Collateral”), (l) all policies and certificates of insurance and all insurance proceeds, refunds and premium rebates, including proceeds of fire and credit insurance, with respect to any of the foregoing, (m) all books, records and information relating to any of the foregoing, and all rights of access to such books, records and information, (n) all liens, guaranties, rights, remedies and privileges pertaining to any of the foregoing ((a) through (m)), including the right of stoppage in transit, and (o) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions and accessions of or to any of the foregoing.  Notwithstanding the foregoing, the term “Collateral” shall expressly exclude (i) any Inventory or other Goods that have been delivered to any Grantor on a consignment basis to the extent that the rights of such consignor have been properly perfected under applicable law, (ii) any property to the extent that such grant of a security interest is prohibited by any valid enforceable law or regulation applicable thereto, requires a consent not obtained of any Governmental Authority pursuant to such law or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than such Grantor to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective or is unenforceable against third parties under applicable law; provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default or right of termination or modification or requiring such consent, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, license, agreement, instrument or other document that does not result in any of such consequences, including any proceeds of such contract, license, agreement, instrument or other document, (iii) the voting Equity Interests of ZC Partnership, LP in excess of 65% of the general partnership Equity Interests of such Subsidiary and (iv) any property that the Administrative Agent shall determine in its reasonable discretion in which the cost (including adverse tax consequences) of obtaining a security interest would be excessive in relation to the value of the security to be afforded thereby; provided, further, that in all events, all Proceeds, substitutions or replacements of the foregoing shall constitute “Collateral” hereunder.

2

“Concentration Account” shall mean all Deposit Accounts and accounts maintained by the Grantors into which more than one Deposit Account deposits or transfers funds.

“Copyright Licenses” shall mean exclusive Licenses in respect of Copyrights where a Grantor is a licensee.

“Copyrights” shall mean, with respect to any Person, all of such Person’s right, title and interest, now or hereafter acquired, in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications subject to the copyright laws of Canada; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Deposit Account” shall mean any checking or other demand deposit account into which proceeds of Collateral are deposited.

“Distribution” shall have the meaning assigned to such term in Section 6.04(a).

“Documents of Title” shall have the meaning given that term in the PPSA.

“Entitlement Holder” shall have the meaning given that term in the STA.

“Entitlement Orders” shall have the meaning given that term in the STA.

“Equipment” shall have the meaning given that term in the PPSA.

“Futures Accounts” shall have the meaning given that term in the PPSA.

“General Intangibles” shall have the meaning given the term “intangibles” in the PPSA, except that the term does not include Accounts.  The term shall also include all: rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favour of any Grantor, tax refunds and abatements; insurance refunds and premium rebates; records; customer lists; telephone numbers; causes of action; judgments; payments under any settlement or other agreement; licenses; internet addresses and domain names; computer software programs; trade names, trademarks, service marks, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of Intellectual Property, and any warranty claims.

“Goods” shall have the meaning given that term in the PPSA.

“Governmental Authority” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any

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subdivision or authority of any of the above, (iii) any stock exchange and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Grantor” shall mean, collectively, the Subsidiaries of the Borrower identified as Grantors on Schedule “2” attached hereto and each other Subsidiary of the Borrower that becomes a party to this Agreement as a Grantor after the Closing Date pursuant to Section 6.11 of the Credit Agreement; provided that if a Subsidiary is released from its obligations as a Grantor, such Subsidiary shall cease to be a Grantor hereunder effective upon such release.

“Industrial Designs” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all Canadian industrial designs and industrial design applications; (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (c) all rights to sue for past, present and future infringements thereof; and (d) all rights corresponding to any of the foregoing.

“Instruments” means (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument, but excludes investment property.

“Intellectual Property” shall mean all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, Industrial Designs, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.

“Inventory” shall include “inventory” as defined in the PPSA and also all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging and shipping materials related to any of the foregoing; and (e) all Documents of Title which represent any of the foregoing.

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“Investment Property” shall have the meaning given that term in the PPSA and shall also include all Pledged Collateral, Pledged Operating Agreements and Pledged Partnership Agreements.

“IP Agreements” shall have the meaning assigned to such term in Section 3.02.

“Letter of Credit Rights” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a letter of credit.

“License” shall mean, with respect to any Person, all of such Person’s right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

“Material Trademark” shall mean any Trademark of a Grantor that is material to the conduct of such Grantor’s business.

“Patents” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to:  (a) any and all Canadian industrial design registrations and applications, patents and patent applications; (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex “1” hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of each of the Grantors.

“Pledged Collateral” shall mean all Pledged Interests and Pledged Notes;

“Pledged Collateral Addendum” shall mean a Pledged Collateral Addendum substantially in the form of Annex “5” to this Agreement.

“Pledged Companies” shall mean each Person listed on Schedule “3” hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests, is acquired or otherwise owned by a Grantor after the Closing Date.

“Pledged Interests” shall mean all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor, regardless of class or designation, including in each of the Pledged Companies owned by it, and all substitutions therefor and

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replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Notes” shall mean with respect to any Grantor, all of the debt securities now or hereafter owned by such Grantor and the promissory notes evidencing such debt securities.

“Pledged Operating Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” shall have the meaning given that term in the PPSA.

“Secured Obligations” shall mean the Guaranteed Obligations as defined in the Term Facility Canadian Guaranty Agreement.

“Securities Account” shall have the meaning given that term in the STA.

“Securities Intermediary” shall have the meaning given that term in the STA.

“Security Entitlement” shall have the meaning given that term in the STA.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Taxes” means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts

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of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

“Term Facility Canadian Guaranty Agreement” means the term facility Canadian guaranty agreement of even date herewith by and among the Grantors and the Administrative Agent, as such may be amended, modified, supplemented or restated hereafter.

“Term Priority Collateral” shall have the meaning given to that term in the Intercreditor Agreement;

“Trademarks” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following:  (a) all Canadian trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“ULC” shall mean an unlimited company under the Companies Act (Nova Scotia).

“ULC Pledgor” has the meaning assigned to such term in Section 6.05.

“ULC Shares” shall mean shares of stock or other Equity Interests in one or more ULCs.

“Zale Canada” shall mean Zale Canada Co., a Nova Scotia company.

Section 1.03          Rules of Interpretation.

The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II
Security Interest

Section 2.01          Security Interest.

As security for the payment or performance, as the case may be, in full of its Secured Obligations, each Grantor hereby bargains, mortgages, pledges, and hypothecates and (except in the case of ULC Shares) assigns and transfers to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral, wherever located whether now owned or hereafter acquired (the “Security Interest”).

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Section 2.02          No Assumption of Liability.

The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Section 2.03          Attachment.

Each Grantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral or the power to transfer rights in the Collateral to the Administrative Agent (other than after-acquired Collateral), and (iii) it has not agreed to postpone the time of attachment of the Security Interest.

Section 2.04          Scope of Security Interest.

(a)           The Security Interest with respect to Trademarks constitutes a security interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Administrative Agent, but does not constitute an assignment or mortgage of such Collateral to the Administrative Agent.

(b)           Until the Security Interest is enforceable, the grant of the Security Interest in the Intellectual Property does not affect in any way each of the Grantor’s rights to commercially exploit the Intellectual Property, defend it, enforce the Grantor’s rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(c)           The Security Interest does not extend to consumer goods.

(d)           The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by each of the Grantors, but each of the Grantors will stand possessed of any such last day upon trust to assign and dispose of it as the Administrative Agent may reasonably direct.

ARTICLE III
Representations and Warranties

The Grantors jointly and severally represent and warrant to the Administrative Agent and the Credit Parties that:

Section 3.01          Title and Authority.

Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

Section 3.02          Filings.

The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects.  Fully executed

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financing statements or financing change statements, or other appropriate filings, recordings or registrations containing a description of the Collateral have been, or will be, filed in each governmental, municipal or other office as is necessary to publish notice and protect the validity of, and to establish a legal, valid and perfected security interest in favour of the Administrative Agent (for the benefit of the Credit Parties) with respect to all Collateral in which the Security Interest may be perfected by filing, recording or registration pursuant to the PPSA or equivalent legislation in any Province or Territory of Canada, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of financing change statements.  A fully executed Patent, Industrial Design and Trademark Security Agreement, in the form attached as Annex “3” hereto, and a fully executed Copyright Security Agreement, in the form attached as Annex “4” hereto (such agreements being collectively referred to as the “IP Agreements”), covering the Canadian registered Patents, Canadian registered Industrial Designs, Canadian registered Trademarks and Canadian registered Copyrights (and applications for any of the foregoing) and Copyright Licenses, as applicable, have been delivered to the Administrative Agent for recording by any relevant offices of the Canadian Intellectual Property Office, as is necessary to protect the validity of and to establish a legal and valid security interest in favour of the Administrative Agent (for the benefit of the Credit Parties) in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording or registration in Canada (or any Province or Territory thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Intellectual Property acquired or developed after the date hereof).

Section 3.03          Validity and Priority of Security Interest.

The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) a perfected security interest in all of the Collateral, to the extent that perfection of the Security Interest can be achieved by filing or recording a financing statement, a financing change statement or analogous document in Canada (or any Province or Territory thereof) pursuant to the PPSA or by recording of the IP Agreements with any relevant offices of the Canadian Intellectual Property Office.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

Section 3.04          Absence of Other Liens.

The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.  Except as provided herein and in the Credit Agreement, disclosed in the Perfection Certificate, no Grantor has filed or consented to the filing of (a) any financing statement, a financing change statement or analogous document under the PPSA or any other applicable law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any relevant offices of the Canadian Intellectual Property Office, or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement, financing change statement

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or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

Section 3.05          Bailees, Warehousemen, Etc.

Except as otherwise disclosed in the Perfection Certificate, no Inventory or Equipment of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment except for Equipment and Inventory (i) out for repair or replacement in the ordinary course of business, (ii) being shipped, or in-transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (iii) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, unless the applicable Grantor complies with Section 4.01(c).

Section 3.06          Intellectual Property.

Schedule “1” hereto sets forth, as of the date hereof, (i) all of each Grantor’s registered Patents and Patent applications (and for greater certainty, registered Industrial Designs and Industrial Design applications), including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each registration and application owned by any Grantor, (ii) all of each Grantor’s registered Industrial Designs and Industrial Design applications, including the name of the registered owner, registration or application number and the expiration date (if already registered) of such industrial design and industrial design application owned by any Grantor, (iii) all of each Grantor’s registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Grantor and (iv) all of each Grantor’s registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by any Grantor.

Section 3.07          Pledged Collateral.

(a)           Each Grantor is the holder of record and the legal and beneficial owner, free and clear of all Liens other than the Security Interest granted to the Administrative Agent for the benefit of the Credit Parties hereunder and Permitted Encumbrances, of the Pledged Collateral indicated on Schedule “3” as being owned by such Grantor and any Pledged Collateral owned by such Grantor and acquired after the Closing Date.

(b)           All of the Pledged Collateral constituting Pledged Interests is duly authorized, validly issued, fully paid and non-assessable (provided that Pledged Interests which are ULC Shares will be assessable in accordance with the provisions of the Companies Act (Nova Scotia)) and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of each applicable Grantor identified on Schedule “3”, any Pledged Collateral Addendum or any Supplement to this Agreement.  All of the Pledged Collateral consisting of Pledged Notes is duly authorized, validly issued and delivered by the issuer of such Pledged Note and is the legal, valid and

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binding obligation of such issuer and such issuer is not in default thereunder. Each Grantor has the right and requisite authority to pledge the Pledged Collateral pledged by such Grantor to the Administrative Agent as provided herein.

(c)           All actions necessary to perfect or establish the first priority of the Administrative Agent’s Liens (subject to Permitted Encumbrances) in the Pledged Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) (i) upon the taking of possession by the Administrative Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed or transfer forms endorsed in blank by the applicable Grantor and (ii) upon the taking of possession by the Administrative Agent of any promissory notes constituting the Pledged Notes, together with undated powers endorsed or transfer forms endorsed in blank by the applicable Grantor; and (C) upon the filing of financing statements or the financing change statements in the applicable jurisdiction for such Grantor with respect to the Pledged Collateral of such Grantor that are not represented by certificates.  Each Grantor has delivered to and deposited with the Administrative Agent (or, with respect to any Pledged Interests created or obtained after the Closing Date, will deliver and deposit in accordance with Section 4.12 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, all promissory notes representing the Pledged Notes owned by such Grantor and undated powers endorsed or transfer forms endorsed in blank with respect to such certificates or promissory notes.

(d)           None of the Pledged Collateral owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

Section 3.08          Nature of Certain Consignment Filings

Each of the Liens and other filings set forth on Schedule 7.02 of the Credit Agreement which purports to cover goods delivered to a Grantor on a consignment basis (a) evidences arrangements entered into with such Grantor and its trade vendors in the ordinary course of business, intended by such grantor and vendor to be a “true” consignment, (b) does not encumber any assets of such Grantor other than the consigned goods to which it relates and the proceeds thereof to the extent owing to the vendor and (c) secures solely the obligation of such Grantor to either return such consigned goods or pay the purchase price for such consigned goods, in each case pursuant to a written consignment agreement (with the exception of any such Liens and other filings made by any trade vendors in connection with or relating to that certain Amendment to Existing Agreements dated as of March 3, 2010 by and among Zale Delaware, Inc., TXDC, L.P., Rosy Blue Jewelry, Inc. and Rosy Blue, Inc., relating to consigned goods for such Grantors’ 2010 Spring season) on terms substantially similar to those set forth in the Grantors’ standard form of consignment agreement as in effect on or about the Closing Date, a copy of which has been provided to the Administrative Agent.

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ARTICLE IV
Covenants

Section 4.01          Change of Name; Location of Collateral; Records; Place of Business.

(a)           Each Grantor agrees to furnish to the Administrative Agent (i) prompt written notice of any change in (A) any Grantor’s trade name or business name used to identify it in the conduct of its business or in the ownership of its properties, (B) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $1,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility) other than, in each case, (I) retail Store locations or (II) Equipment and Inventory (1) out for repair or replacement in the ordinary course of business, (2) being shipped, or in transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (3) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, or (C) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Administrative Agent’s Security Interest therein, and (ii) prior written notice of any change in (A) any Grantor’s corporate or partnership name or the location of any Grantor’s chief executive office or its principal place of business, (B) any Grantor’s identity or corporate or partnership structure or (C) any Grantor’s jurisdiction of incorporation, amalgamation or formation; provided however, that if any of the occurrences referred to in clauses (i) and (ii) shall occur with respect to Zale Canada or any of its assets, Zale Canada shall furnish to the Administrative Agent with 30 days prior written notice thereof.  Each Grantor also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged, destroyed or lost, stolen or otherwise unaccounted for.  Each of the Grantors acknowledges and agrees that, except as disclosed on the Perfection Certificate, such Grantor does not currently, nor will it in the future, have any assets that constitute Collateral located in the United States.

(b)           Each Grantor agrees to maintain, or cause to be maintained, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

(c)           Each Grantor agrees that, to the extent it acquires any additional leased warehouses or distribution centers after the Closing Date, the Grantors shall provide the Administrative Agent with prompt notice thereof, and shall obtain a waiver and collateral access agreement in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.02          Periodic Certification.

Each Grantor shall deliver to the Administrative Agent, at least thirty (30) days prior to setting up a location in the Province of Québec in which it intends on maintaining tangible property, a

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deed of movable hypothec in form and substance and on terms and conditions reasonably satisfactory to the Administrative Agent which has been published in each governmental, municipal or other appropriate office in the Province of Québec to the extent necessary to protect, perfect and set-up the security interest and hypothec.

Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 6.01(a) of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Administrative Agent a certificate executed by a Financial Officer of such Grantor confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 4.02 or, if any such change has occurred, specifying such revised information.

Section 4.03          Protection of Security.

Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.02.  of the Credit Agreement .

Section 4.04          Further Assurances.

Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and to take all such actions as the Administrative Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements, financing change statements or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, document, draft, chattel paper or instrument in an amount in excess of $1,000,000, such note, document, draft, chattel paper or instrument shall be immediately pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

Section 4.05          Taxes; Encumbrances.

The Administrative Agent may discharge past due taxes, assessments, charges, fees or Liens (other than Liens permitted under the Credit Agreement), at any time levied or placed on the Collateral, and may take any other action which the Administrative Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that, so long as no Event of Default shall have occurred and be continuing, if such taxes, assessments, charges, fees or Liens are being contested in good faith and by appropriate proceedings by such Grantor, the Administrative Agent shall consult with such Grantor before making any such payment or taking any such action; provided, however, that the Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except to the extent that any liability on

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account of any such action resulted from the gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent; provided further that the making of any such payments or the taking of any such action by the Administrative Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

Section 4.06          Assignment of Security Interest.

(a)           If at any time any Grantor shall take a security interest in any property of an account debtor or any other Person to secure payment and performance of an Account and the property securing payment and performance of the Account has a value in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Administrative Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the account debtor or other Person granting the security interest.

(b)           To the extent that any Grantor is a beneficiary under any written letter of credit relating to the Collateral in an amount in excess of $1,000,000 now or hereafter issued in favour of such Grantor, such Grantor shall deliver such letter of credit to the Administrative Agent.  The Administrative Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Administrative Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Administrative Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing.  At the Administrative Agent’s request, such Grantor shall, for any letter of credit relating to the Collateral in an amount in excess of $1,000,000, whether or not written, now or hereafter issued in favour of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favour of the Administrative Agent, and satisfactory to the Administrative Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Administrative Agent.

Section 4.07          Continuing Obligations of the Grantors.

Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, except where the failure to do so would not have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Credit Parties from and against any and all liability for such performance.

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Section 4.08          Limitation on Modification of Accounts.

None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

Section 4.09          Insurance.

Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable after the occurrence and during the continuance of any Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable.  All sums disbursed by the Administrative Agent in connection with this Section 4.09, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

Section 4.10          Legend.

At the request of the Administrative Agent if an Event of Default shall occur and be continuing, each Grantor shall legend, in form and manner satisfactory to the Administrative Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Administrative Agent for the benefit of the Credit Parties and that the Administrative Agent has a security interest therein.

Section 4.11          Intellectual Property.

(a)           Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees and sub-licensees from doing any act or omitting to do any act) whereby any Patent or Industrial Design may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent or Industrial Design that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

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(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Material Trademark, (i) maintain such Material Trademark in full force free from any claim of abandonment or invalidity for non use, (ii) maintain the quality of products and services offered under such Material Trademark including where applicable policing the use of such Material Trademarks by its licensees and sublicensees, (iii) display such Material Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third party rights.

(c)           Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)           Each Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Material Trademark or any Patent, Copyright or Industrial Design material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Material Trademark, Copyright or Industrial Design material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e)           At the time of delivery of quarterly financial statements with respect to each Fiscal Quarter pursuant to Section 6.01(b) of the Credit Agreement, each Grantor shall inform the Administrative Agent of any application for any Patent, Trademark, Industrial Design or Copyright (or any registration of any Patent, Trademark, Industrial Design or Copyright) such Grantor has filed with the Canadian Intellectual Property Office or in any other country or any political subdivision thereof or any Copyright License for which such Grantor has become the licensee, in each case, during such Fiscal Quarter, and, upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s Security Interest in any of the foregoing, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)            Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the Canadian Intellectual Property Office or in any other country or any political subdivision thereof, to maintain and pursue each

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application relating to Material Trademarks and each material application relating to the Patents and/or Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Copyrights and/or Industrial Designs that is material to the conduct of any Grantor’s business and each registration of Material Trademarks, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)           In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Industrial Design or Copyright material to the conduct of any Grantor’s business or a Material Trademark has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.  Each Grantor further agrees not to abandon any Material Trademark or any Patent, Industrial Design, Copyright or Copyright License that in such Grantor’s reasonable business judgment is material to the operation of such Grantor’s business without the prior written consent of the Administrative Agent.

(h)           Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Industrial Design License or Material Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

(i)            Without limiting the generality of any of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule “1” or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, Copyright Licenses, Patents, Industrial Designs or Material Trademarks; provided that any Grantor shall within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, advise the Administrative Agent in writing of any Schedule “1” inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

Section 4.12          Pledged Collateral.

(a)           Subject to Section 4.04 and Section 4.12, if any Grantor shall receive or become entitled to receive any Pledged Collateral after the Closing Date, it shall deliver to the Administrative Agent (i) a duly executed Pledged Collateral Addendum identifying such Pledged Collateral; (ii) to the extent such Pledged Collateral is

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represented by certificates or promissory notes, such certificates or promissory notes, together with undated powers of transfer forms endorsed in blank by such Grantor, and (iii) to the extent such Pledged Collateral is not certificated, an executed control agreement, in form and substance satisfactory to the Administrative Agent.

(b)           Upon the occurrence and continuance of an Event of Default, each Grantor shall promptly deliver to the Administrative Agent a copy of each material written notice or other material written communication received by it in respect of any Pledged Collateral.

(c)           No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or agree to any restriction with respect to any Pledged Collateral which would materially adversely affect either the rights of the Administrative Agent or the other Credit Parties pursuant to the Loan Documents or the value of the Pledged Collateral, or that would result in a material violation of any provision of the Credit Agreement or any other Loan Document.

(d)           Each Grantor agrees that it will assist the Administrative Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, provincial, territorial, or foreign law in connection with the Administrative Agent’s Liens on the Pledged Collateral or any sale or transfer thereof.

(e)           As to all limited liability company or partnership interests owned by a Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement which are not certificated (the “Uncertificated Interests”), each Grantor hereby represents, warrants and covenants that such Uncertificated Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Uncertificated Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides or shall provide that such Pledged Interests are securities governed by STA as in effect in any relevant jurisdiction.  No Grantor has consented to, nor will consent to, nor does any Grantor have any knowledge of control by any other Person with respect to the Collateral other than the Administrative Agent.

Section 4.13          Securities Accounts.

With respect to (i) the Securities Accounts (other than Securities Accounts with an aggregate value of less than $10,000) and (ii) any Collateral that constitutes a Security Entitlement as to which the financial institution acting as the Administrative Agent hereunder is not the Securities Intermediary, the relevant Grantor will cause the Securities Intermediary with respect to each such account or Security Entitlement either (A) to identify in its records the

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Administrative Agent as the Entitlement Holder thereof or (B) to agree with such Grantor and the Administrative Agent that such Securities Intermediary will comply with Entitlement Orders originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Administrative Agent (which agreement may also be for the benefit of the ABL Agent); provided that the Administrative Agent will not give any such orders except after the occurrence and during the continuance of an Event of Default; provided further that no Grantor shall be required to take the foregoing actions with respect to any Securities Account until the later of (A) 60 days after the Closing Date and (B) in the case of Securities Accounts opened after the Closing Date, at the time of establishment of such Securities Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).

ARTICLE V
Collections

Section 5.01          Deposit and Concentration Accounts.

(a)           Schedule “4” hereto sets forth, as of the date hereof, each Deposit Account and Concentration Account that each Grantor maintains. For each Concentration Account that any Grantor at any time opens or maintains, such Grantor shall cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Concentration Account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Administrative Agent (such agreement, a “Blocked Account Agreement”) (which Blocked Account Agreement may also be for the benefit of the ABL Agent), provided that no Grantor shall be required to take the foregoing actions with respect to any Concentration Account until the later of (A) 60 days after the Closing Date and (B) in the case of Concentration Accounts opened after the Closing Date, at the time of establishment of such Concentration Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).  The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing.  Without the prior written consent of the Administrative Agent, no Grantor shall modify or amend the instructions pursuant to any Blocked Account Agreement.

(b)           The Grantors shall cause the ACH or wire transfer to a Concentration Account, no less frequently than daily, of the then contents of each Deposit Account, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Deposit Account by the bank at which such Deposit Account is maintained; provided, however, to the extent a Deposit Account is maintained for the deposit of the receipts of a Store, and such Deposit Account is maintained with a bank that either does not provide daily balance information for such Deposit Account or cannot accommodate daily ACH or wire transfers and there is not a suitable replacement bank reasonably available for such Store, then such Deposit Account may be swept on a monthly, rather

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than daily basis; provided, further, that (x) the number of such Deposit Accounts swept on a monthly basis shall not exceed 5% of all of the Store Deposit Accounts and (y) the aggregate amounts maintained in such Deposit Accounts shall not exceed $5,000,000 at any time.

Section 5.02          Power of Attorney.

(a)           Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the Credit Parties, (a) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (iii) to take actions required to be taken by Grantors in Section 5.01 and (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted in the Credit Agreement, (i) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of any Grantor on any notice to such Grantor’s account debtors; (iii) to sign the name of any Grantor on any proof of claim in bankruptcy against account debtors; (iv) to the extent relating to the Collateral, to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Administrative Agent shall designate; (v) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to any of the Grantors or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Administrative Agent determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary to the extent relating to Collateral; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (x) to use for the purposes permitted by Section 6.01 hereof, any or all General Intangibles of any Grantor relating to the Collateral; provided that the Administrative Agent’s use of such General Intangibles will comply with all applicable law; and (xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all

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or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Credit Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

(b)           Notwithstanding the provisions of Section 5.02, the power of the Administrative Agent to act in any name other than the name of the Grantor shall not apply to any Pledged Collateral that is ULC Shares.

Section 5.03          No Obligation to Act.

The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.02, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act which constitutes gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent in such Person’s individual capacity, accords its own property consisting of similar instruments or interests, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that none of the Administrative Agent or any of the Lenders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.  The provisions of Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Administrative Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent or any other Credit Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE VI
Remedies

Section 6.01          Remedies upon Default.

Upon the occurrence and during the continuance of an Event of Default, the security interest hereby constituted shall become enforceable and it is agreed that the Administrative Agent shall

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have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the PPSA or other applicable law.  The rights and remedies of the Administrative Agent shall include the right to take any of or all the following actions at the same or different times upon the occurrence and during the continuance of an Event of Default:

(a)           With respect to any Collateral consisting of Accounts, General Intangibles, Letter-of-Credit Rights, Chattel Paper, Instruments and Documents of Title, the Administrative Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           With respect to any Collateral consisting of Inventory, the Administrative Agent may conduct one or more going out of business sales, in the Administrative Agent’s own right or by one or more agents and contractors.  Such sale(s) may be conducted upon any premises owned, leased or occupied by any Grantor.  The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(c)           With respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest granted herein to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall reasonably determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained).

(d)           With or without legal process and with or without prior notice or demand for performance, the Administrative Agent may enter upon, occupy and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied or used by the Administrative Agent.  The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Administrative Agent be liable to any Grantor for use or occupancy by the Administrative Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’

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employees and utilities) incurred in connection with the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies hereunder.

(e)           The Administrative Agent may require any Grantor to assemble the Collateral and make it available to the Administrative Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and such Grantor.

(f)            Each Grantor agrees that the Administrative Agent shall have the right, subject to applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(g)           Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Administrative Agent shall give the Grantors at least 10 days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the PPSA or other applicable law with respect to the exercise of the Administrative Agent’s Rights and Remedies upon Default.  The Administrative Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(h)           Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased or otherwise disposed of by the Administrative Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Administrative Agent.

(i)            At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6.01, the Administrative Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor,

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the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Administrative Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(j)            For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(k)           As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(l)            The Administrative Agent may appoint by instrument in writing a receiver (which term as used herein includes a receiver and manager) or agent of all or any part of the Collateral and remove or replace from time to time any receiver or agent;

(m)          The Administrative Agent may institute proceedings in any court of competent jurisdiction to appoint a receive of all or any part of the Collateral;

(n)           To the extent permitted by applicable law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Section 6.02          Grant of Non-Exclusive License.

For the purpose of enabling the Administrative Agent to exercise the Administrative Agent’s Rights and Remedies under Section 6.01 (including in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise the Administrative Agent’s Rights and Remedies under Section 6.01, each Grantor hereby (i) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Credit Parties, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, including in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply and affix any Trademark, trade name, logo or the like in which any Grantor now or hereafter has rights, (b) to use, license or

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sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by such Grantor, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all such computer software programs and to the extent used for the compilation or print out thereof, provided that the Administrative Agent’s use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any premises owned or occupied by any Grantor in connection with the exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, and (ii) without limiting the provisions of Section 6.01(c), agrees to provide the Administrative Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any Grantor.

Section 6.03          Application of Proceeds.

After the occurrence of an Event of Default and acceleration of the Secured Obligations, the Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents in the manner set forth in Section 8.04 of the Credit Agreement.

Section 6.04          Voting Rights.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose.  For so long as any Grantor shall have the right to vote the Pledged Interests of such Grantor, such Grantor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Pledged Interests which would materially affect the rights of the Administrative Agent, or any other Credit Party or the value of the Pledged Interests.  The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.04(a)(i).

(ii)           Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Interests, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Pledged Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total

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liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and, subject to the limitations in the definition of “Collateral”, promptly delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)            All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.04(a)(i) shall automatically cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to 6.04(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 6.04(b)(i) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.03. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends or interest that such Grantor would otherwise be permitted to retain pursuant to the terms of this Section 6.04 and that remain in such account.

(ii)           All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.04(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)           This Section 6.04 shall not apply to any Pledged Collateral that is ULC Shares or to any Distributions that are paid in respect of ULC Shares.

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Section 6.05          ULC Shares.

(a)           Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Grantor that is the registered and beneficial owner of any Pledged Collateral which are ULC Shares (“ULC Pledgor”) will remain so until such time as such ULC Shares are effectively transferred into the name of the Administrative Agent, any Credit Party or any other Person on the books and records of such ULC.  Accordingly, each ULC Pledgor shall be entitled to receive and retain for its own account any Distribution in respect of such Pledged Collateral (except insofar as such ULC Pledgor has granted a security interest in such Distribution, and any shares which are Pledged Collateral shall be delivered to the Administrative Agent to hold as Pledged Collateral hereunder) and shall have the right to vote such Pledged Collateral and to control the direction, management and policies of the applicable ULC issuer to the same extent as such ULC Pledgor would if such Pledged Collateral were not pledged to the Administrative Agent (for its own benefit and for the benefit of the Credit Parties) pursuant hereto.  Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall constitute, the Administrative Agent, any Credit Party or any other Person other than a ULC Pledgor a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to such ULC Pledgor and further steps are taken pursuant hereto or thereto so as to register the Administrative Agent, any Credit Party or any other Person as holder of the applicable ULC Shares.  To the extent any provision hereof would have the effect of constituting the Administrative Agent or any Credit Party as a member of any ULC prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Pledged Collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b)           Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Collateral issued by a ULC following the occurrence of an Event of Default pursuant to Article VI, no ULC Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Administrative Agent or any other Credit Party to:  (a) be registered as shareholder or member of such ULC; (b) accept or request stock powers of attorney in respect of such Person endorsed or assigned in favour of the Administrative Agent or other Credit Party; (c) have any notation entered in its favour in the share register of such ULC; (d) be held out as a shareholder or member of such ULC; (e) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Administrative Agent or any other Credit Party holding a security interest in such ULC; or (f) to act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

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Section 6.06          Disposition of Pledged Collateral by Administrative Agent.

None of the Pledged Collateral existing as of the date of this Agreement is, and none of the Pledged Collateral hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various provincial or territorial securities laws of Canada and disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered and qualified pursuant to provincial and territorial securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Collateral or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Administrative Agent has handled the disposition in a commercially reasonable manner.

Section 6.07          Receiver’s Powers.

(a)           Any receiver appointed by the Administrative Agent is vested with the rights and remedies which could have been exercised by the Administrative Agent in respect of the Grantors or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments.  The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Administrative Agent.

(b)           Any receiver appointed by the Administrative Agent will act as agent for the Administrative Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Grantors.  The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Grantors or as agent for the Administrative Agent as the Administrative Agent may determine in its discretion.  Each of the Grantors agrees to ratify and confirm all actions of the receiver acting as agent for the Grantors, and to release and indemnify the receiver in respect of all such actions.

ARTICLE VII
Perfection of Security Interest

Section 7.01          Perfection by Filing.

This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Administrative Agent to file one or more financing or financing change statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Administrative Agent shall deem appropriate, including recording of the IP Agreements with any relevant offices of the Canadian Intellectual Property Office, and the Grantors shall pay the Administrative Agent’s reasonable costs and expenses incurred in connection therewith.  Any

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such financing statement may indicate the Collateral as “all assets of the Grantor”, or words of similar effect.

Section 7.02          Other Perfection, etc.

The Grantors shall at any time and from time to time take such steps as the Administrative Agent may reasonably request for the Administrative Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Administrative Agent, (b) to obtain “control” of any Collateral, with any agreements establishing control to be in form and substance satisfactory to the Administrative Agent (and which may also be for the benefit of the ABL Agent) and (c) otherwise to insure the continued perfection of the Administrative Agent’s Security Interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein.  After the Security Interest becomes enforceable, the Grantors will do all acts and things and execute and deliver all documents and instruments that the Administrative Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

Section 7.03          Savings Clause.

Nothing contained in this Article VII shall be construed to narrow the scope of the Administrative Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Administrative Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the PPSA.

ARTICLE VIII
Miscellaneous

Section 8.01          Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

Section 8.02          Security Interest Absolute.

All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defence available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

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Section 8.03          Amalgamation.

Each Grantor acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the Security Interest (i) extends to: (A) all of the property and undertaking that any of the amalgamating corporations then owns, (B) all of the property and undertaking that the amalgamated corporation thereafter acquires, (C) all of the property and undertaking in which any of the amalgamating corporations then has any interest and (D) all of the property and undertaking in which the amalgamated corporation thereafter acquires any interest; and (ii) secures the payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by each of the amalgamating corporations and the amalgamated corporation to the Credit Parties in any currency, however or wherever incurred, and whether incurred alone or jointly with another or others and whether as principal, guarantor or surety and whether incurred prior to, at the time of or subsequent to the amalgamation.  The Security Interest attaches to the additional collateral at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.  Upon any such amalgamation, the defined term “Grantor” means, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” means all of the property and undertaking and interests described in (i) above, and the defined term “Secured Obligations” means the obligations described in (ii) above.

Section 8.04          Suretyship Waivers by Grantors.

The Grantors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable.  The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties or the preservation of any rights pertaining thereto.  Each of the Grantors further waives any and all other suretyship defences.

Section 8.05          Marshalling.

Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s Rights and Remedies under this Agreement or under any other instrument creating or evidencing any

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of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 8.06          Survival of Agreement.

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, and shall continue in full force and effect as long as the Secured Obligations are outstanding and unpaid, and as long as the Commitments have not expired or terminated.

Section 8.07          Binding Effect; Several Agreement; Assignments.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Administrative Agent and the other Credit Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 8.08          Administrative Agent’s Fees and Expenses; Indemnification.

(a)           Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors jointly and severally agree to pay all Credit Party Expenses incurred in connection with this Agreement.

(b)           Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors shall, jointly and severally, agree to indemnify each Credit Party and their respective Affiliates (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than with respect to Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery or performance of this Agreement, the performance by any Grantor of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the

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foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of the contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  All amounts due under this Section 8.08 shall be payable on written demand therefor.

Section 8.09          Governing Law.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

Section 8.10          Waiver of The Limitation of Civil Rights Act (Saskatchewan)

Without limiting the generality of the foregoing, the Grantor agrees that The Limitation of Civil Rights Act (Saskatchewan) will not apply to this Security Agreement or any rights, remedies or powers of the Collateral Agent, any Secured Party or any Receiver hereunder.

Section 8.11          Waivers; Amendment.

(a)           The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (herein, the “Administrative Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Administrative Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies.  No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Administrative Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine.  The Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the

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same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 8.12          Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.12.

Section 8.13          Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

Section 8.14          Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Agreement.

Section 8.15          Headings.

Article and Section headings and the Table of Contents used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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Section 8.16          Jurisdiction; Consent to Service of Process.

(a)           EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT IRREVOCABLY ATTORNS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION OF THE PROVINCE OF ONTARIO SITTING IN TORONTO, ONTARIO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  THE GRANTOR IRREVOCABLY WAIVES OBJECTION TO THE VENUE OF ANY ACTION OR PROCEEDING IN SUCH COURT OR THAT SUCH COURT PROVIDES AN INCONVENIENT FORUM.

(b)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 8.17          Termination; Release of Collateral.

(a)           Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest shall terminate when all the Secured Obligations have been paid in full (excluding contingent obligations as to which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

(b)           The Administrative Agent may release any Grantor from its obligations hereunder, and the Security Interest in the Collateral of such Grantor shall automatically be released (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement; provided that, if so required by the Credit Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent did not provide otherwise or (ii) upon the effectiveness of any written consent to such release pursuant to Section 10.01 of the Credit Agreement.

(c)           Upon any disposition of Collateral in connection with any disposition permitted under the Credit Agreement or any other Loan Document (other than a sale or transfer to a Grantor), or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.17, the Administrative Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all releases, discharges, financing statements and similar documents that the Grantors shall reasonably request to evidence such termination or release.  Any execution and delivery of releases, discharges, financing statements or documents pursuant to the Section 8.17 shall be without recourse to, or warranty by, the Administrative Agent.

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Section 8.18          Additional Grantors.

Pursuant to Section 6.11 of the Credit Agreement, after the Closing Date, each new direct or indirect Canadian incorporated or created Subsidiary of the Borrower is required to enter into this Agreement as a Grantor.  Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex “2” hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 8.19          Intercreditor Agreement.

Notwithstanding anything herein to the contrary, the lien and Security Interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the other Credit Parties) with respect to the ABL Priority Collateral (as defined in the Intercreditor Agreement) shall be subject to the terms of the Intercreditor Agreement, and until the discharge of the ABL Obligations (as defined in the Intercreditor Agreement), any obligation of the Borrower and any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person, or otherwise, in each case in connection with any ABL Priority Collateral, shall be deemed to be satisfied if the Borrower or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable ABL Document (as defined in the Intercreditor Agreement).  Until the discharge of the ABL Obligations, the delivery of any ABL Priority Collateral to the ABL Priority Agent (as defined in the Intercreditor Agreement) pursuant to the ABL Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

Section 8.20          Grantor Consent.

Each Grantor which is not a ULC hereby consents to the security interests granted herein by each other Grantor, including any security interests in Equity Interests issued by such Grantor or Equity Interests issued by any Person in which such Grantor owns any Equity Interest.  Each Grantor which is not a ULC hereby waives any rights of such Grantor to notice in connection with the grant of any Security Interests by any Grantor hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:

ZALE CANADA CO.

By:	Name:
Title:

GRANTORS:

ZALE CANADA DIAMOND SOURCING INC.

By:	Name:
Title:

GRANTORS:

ZALE CANADA FINCO 1, INC.

By:	Name:
Title:

GRANTORS:

ZALE CANADA FINCO 2, INC.

By:	Name:
Title:

GRANTORS:

ZALE CANADA FINCO 2, INC. acting in its capacity as general partner of Finco Holding LP

By:	Name:
Title:

GRANTORS:

ZALE CANADA FINCO 2, INC. acting in its capacity as general partner of Finco Partnership LP

By:	Name:
Title:

GRANTORS:

ZALE INTERNATIONAL, INC. in its capacity as general partner of Zale Canada Holding LP

By:	Name:
Title:

ADMINISTRATIVE AGENT:

Z INVESTMENT HOLDINGS, LLC

By:	Name:
Title:

SCHEDULE “1”

INTELLECTUAL PROPERTY

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

1

SCHEDULE “2”

INITIAL SUBSIDIARY GRANTORS

1

SCHEDULE “3”

PLEDGED INTERESTS AND PLEDGED NOTES

PLEDGED INTERESTS

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

PLEDGED NOTES

Name of Grantor	Name of Issuer	Amount

2

SCHEDULE “4”

DEPOSIT ACCOUNTS AND CONCENTRATION ACCOUNTS

NAME OF LOAN PARTY	NAME OF INSTITUTION	ACCOUNT NUMBER	CHECK HERE IF ACCOUNT IS A CONCENTRATION ACCOUNT

3

ANNEX “1”

FORM OF PERFECTION CERTIFICATE

[Attached.]

ANNEX “2”

FORM OF SUPPLEMENT

SUPPLEMENT NO.      dated as of [•] (this “Supplement”), to the Canadian Security Agreement dated as of May 10, 2010 (the “Security Agreement”), among each of the Subsidiaries of Zale Corporation (the “Borrower”) from time to time party thereto (each a “Grantor”, and collectively, the “Grantors”) and Z Investment Holdings, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto and (iii) the Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 8.18 of the Security Agreement provides that new direct and indirect Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement as consideration for Loans previously under made the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

1.                                      In accordance with Section 8.18 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

2.                                      The New Subsidiary represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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3.                                      This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart to this Supplement.

4.                                      The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule “1”  attached hereto is a Schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule “2” attached hereto is a true and correct Schedule of Intellectual Property consisting (i) all of the New Subsidiary’s Canadian registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by the New Subsidiary, (ii) all of the New Subsidiary’s Canadian registered Industrial Designs and Industrial Design applications including the name of the registered owner, registration or application number and the expiration date (if already registered) of each such Industrial Design and Industrial Design application owned by the New Subsidiary, (iii) all of the New Subsidiary’s Canadian registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by the New Subsidiary and (iv) all of the New Subsidiary’s Canadian registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by the New Subsidiary, (c) set forth on Schedule “3” attached hereto is the Pledged Collateral held by the New Subsidiary, and (d) set forth on Schedule “4” attached hereto are the Deposit Accounts and Concentration Accounts that the New Subsidiary maintains.

5.                                      Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

6.                                      EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

7.                                      In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood

2

that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

8.                                      All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

9.                                      The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses reasonably incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:	Name:
Title:

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent

By:	Name:
Title:

3

Schedule 1

New Subsidiary Information

Name	Jurisdiction of Formation	Chief Executive Office

4

Schedule 2

Intellectual Property

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

5

Schedule 3

Pledged Interests and Pledged Notes

PLEDGED INTERESTS

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

PLEDGED NOTES

Name of Grantor	Name of Issuer	Amount

6

Schedule 4

Deposits Accounts and Concentration Accounts

NAME OF LOAN PARTY	NAME OF INSTITUTION	ACCOUNT NUMBER	CHECK HERE IF ACCOUNT IS A CONCENTRATION ACCOUNT

7

ANNEX “3”

FORM OF PATENT, INDUSTRIAL DESIGN

AND TRADEMARK SECURITY AGREEMENT

[Attached.]

ANNEX “4”

FORM OF COPYRIGHT SECURITY AGREEMENT

[Attached.]

ANNEX “5”

FORM OF PLEDGED COLLATERAL ADDENDUM

This Pledged Collateral Addendum, dated as of •, 20••, is delivered pursuant to Section 4.12  of the Canadian Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Canadian Security Agreement, dated as of May 10, 2010, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the undersigned, the other Grantors named therein, to Z Investment Holdings, LLC, as Administrative Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement.  The undersigned hereby agrees that the additional interests listed on this Pledged Collateral Addendum as set forth below shall be and become part of the Pledged Collateral pledged by the undersigned to the Administrative Agent in the Security Agreement and any pledged company set forth on this Pledged Collateral Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 3.07 of the Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

By:	Name:
Title:

1

PLEDGED INTERESTS

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

PLEDGED NOTES

Name of Grantor	Name of Issuer	Amount

2

Zale Corporation

REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION AT COST (000’s)

Cert. No.

		Retail	Cost

Beg. Inventory as of:		$—	$—

ADD	Receiving/Purchases	$—	$—
	Vendor Returns	$—	$—
	Markups/Markup Cancellations	$—	$—
	Inter-Co. transfers	$—	$—
	Other (Explain)	$—	$—

	INVENTORY AVAILABLE FOR SALE	$—	$—

LESS	Net Sales @ Retail	$—
	Cost of Goods Sold @ Cost		$—
	POS Markdowns	$—	$—
	Perm Markdowns	$—	$—
	Shrink	$—	$—
	Prior Period Adjustments		$—

	Total Reductions	$—	$—

Ending inventory as of		$—	$—

ADD:	Zap Inventory (Gemstones, Shanks, and Mounts)		$—
	Inventory receipts not fully processed in D.C.		$—

LESS:	Shrink Reserve @ EOM		$—
	Form 400 & Damaged Inventory		$—
	Consignment		$—

Eligible Inventory, as of:			—	(A)
NOLV:
Inventory Advance Rate:				(B)

Inventory Borrowing Base (A*B)			$—	(C)

Credit Card Receivables, as of:			$—

LESS:	Credit card reserves being held by card companies		$—

Eligible Credit Card Receivables, as of:			$—	(D)

Receivable Advance Rate:				(E)

Receivable Borrowing Base (D*E)			—	(F)

Less Availability Reserves:
	Merchandise Credits (50% of outstanding Store Credit Liability and 100% Customer Refund Liability)		$—
	Gift Certificates (50% of outstanding)		$—
	Landlord Lien Reserve (2 Months)		$—
	Customer Deposits (100% of outstanding layaways)		$—
	Canadian Sales Tax Reserve (previous month’s tax payment for all provinces)		$—
	Canadian Store Rent Reserve (previous month’s rent liability)		$—
	Canadian Employee Payroll Reserve (50% of previous months payroll)		$—
	Consignment A/R Reserve (Memo Sales / Total Sales * Receivables * 50%)		$—
	Incremental Reserve		$—
	Term Reserve (term loan reserve)		$—
Total Availability Reserves			$—	(H)

Borrowing Base (not to exceed $650MM)			$—	(I)
Incremental Availability

Eligible Inventory, as of:			—	(A)
NOLV
Inventory Advance Rate:				(B)

Incremental Availability (Not to exceed $15MM)			$—

Borrowing Base + Aggregate FILO Commitments ($15MM)			$—
AVAILABILITY CALCULATION
Beginning Revolver Principal Balance			$—
ADD:	Prior days advance		$—
ADD:	Fees charged today		$—
ADD:	LC’S CHARGED		$—
LESS:	Prior day’s paydown		$—

Ending Revolver principal balance (includes $15MM FILO Tranche)			$—

ADD:	Est. accrued interest month to date		$—
ADD:	Standby Letters of Credit		$—
ADD:	Documentary Letters of Credit		$—

Total loan balance prior to request			$—	(J)

Net availability prior to today’s request (I-J)			$—	(K)

ADVANCE REQUEST			$—	(L)

Paydown			$—

Availability before Covenant Compliance Event (K-L)			$—	(M)

Covenant Compliance Event requirement			$—

Covenant Compliance Event?

The undersigned represents and warrants that the information set forth above has been prepared in accordance with the requirements of (a) the Second Amended and Restated Credit Agreement, dated as of July 24, 2012 (as amended or otherwise modified) by and among Zale Corporation and the other Borrowers and Facility Guarantors party thereto, the Lenders Party thereto, and Bank of America, N.A., as Administrative Agent, and (b) the Amended and Restated Credit Agreement, dated as of July 24, 2012 (as amended or otherwise modified) by and among Zale Corporation, the other Borrowers and Facility Guarantors party thereto, the Lenders Party thereto, and Z Investment Holdings, LLC, as Administrative Agent.

Authorized Signer

Term Loan Borrowing Base and Term Reserve Calculation (000’s)

Term Loan Borrowing Base

Eligible Inventory	$—
Appraised Inventory Liquidation Value
Term Loan Borrowing Base Inventory Advance Rate
Inventory Borrowing Base	$—

Eligible Credit Card Receivables	$—
Net Orderly Liquidation Value of IP (maximum of $40M)	$—
Term Loan Borrowing Base	$—

Term Reserve Calculation

ABL Borrowing Base	$—
Availability Reserves:
Merchandise Credits (50% of outstanding Store Credit Liability and 100% Customer Refund Liability)	$—
Gift Certificates (50% of outstanding)	$—
Landlord Lien Reserve (2 Months)	$—
Customer Deposits (100% of outstanding layaways)	$—
Canadian Sales Tax Reserve (previous month’s tax payment for all provinces)	$—
Canadian Store Rent Reserve (previous month’s rent liability)	$—
Canadian Employee Payroll Reserve (50% of previous months payroll)	$—
Consignment A/R Reserve (Memo Sales / Total Sales * Receivables * 50%)	$—
Total Availability Reserves	$—

ABL Borrowing Base without Reserves	$—
Aggregrate FILO Commitment	$—
ABL Borrowing Base Including FILO Commitment and Availability Reserves	$—

Threshold for Term Reserve	$—

Term Loan	$—

Term Reserve (applicable to the extent the Term Loan is greater than the Threshold for Term Reserve)	$—

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

To: Z Investment Holdings, LLC	Date:
One Embarcadero Center, Suite 3900
San Francisco, CA 94111
Attention: Josh Olshansky

Reference is made to that certain Amended and Restated Credit Agreement dated as of July 24, 2012 (as amended, modified, supplemented or restated, the “Credit Agreement”) by and among (i) ZALE DELAWARE, INC., a Delaware corporation, ZALE CORPORATION, a Delaware corporation (“Zale”),  ZGCO, LLC, a Virginia limited liability company, TXDC, L.P., a Texas limited partnership, and ZALE PUERTO RICO, INC., a Puerto Rico corporation (collectively, the “Borrowers”) (ii) the Facility Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) Z Investment Holdings, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.  All capitalized terms used in this Compliance Certificate (this “Certificate”) and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of Zale, hereby certifies to you as of the date hereof as follows:

1.                                       No Default.

a.                                       Except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

b.                                      If a Default or Event of Default has occurred and is continuing, the Borrowers have taken or propose to take action as set forth in Appendix I with respect to such Default or Event of Default.

2.                                       No Material Accounting Changes, Etc.  The financial statements furnished to the Administrative Agent for the month/fiscal quarter/fiscal year ending [          ] were prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition of Zale and its Subsidiaries on a consolidated basis at the close of, and the results of the Borrowers’ operations and cash flows for, the period(s) covered, subject to, with respect to the monthly/quarterly financial statements, normal year end audit adjustments and the absence of footnotes. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished  to the Administrative Agent for the year ending [          ], other than the material accounting changes as disclosed on Appendix II hereto.

3.                                       Financial Calculations.   Attached hereto as Appendix III are reasonably detailed calculations necessary to determine the Fixed Charge Coverage Ratio for the period ending [                                  ].

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
Financial Officer of Zale

Name:
Title:

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred and is continuing. [If a Default or Event of Default has occurred and is continuing, the following describes the nature of the Default or Event of Default in reasonable detail and the steps taken, being taken or contemplated by the Borrowers to be taken on account thereof.]

APPENDIX II

Except as set forth below, no material changes in GAAP or the application thereof have occurred since [the date of the most recently delivered audited financial statements to the Administrative Agent prior to the date of this Certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof in the determination of (i) the calculation of the financial statements described in the Credit Agreement and (ii) in the Fixed Charge Coverage Ratio].

APPENDIX III

Calculation of Fixed Charge Coverage Ratio

1.	Consolidated EBITDA for such period
(see detailed calculation of Consolidated EBITDA attached hereto):

2.	Minus the following:

	(a)	Unfinanced Capital Expenditures for such period:

	(b)	federal income tax (whether U.S., Canadian or Puerto Rican) paid in cash during such period:

3.	Line 1, minus Lines 2(a) and 2(b):

4.	The sum of the following:

	(a)	Consolidated Total Interest Expense for such period:

plus

(b)

the sum of all scheduled payments of principal on Indebtedness of Zale and its Subsidiaries (including without limitation, the principal component of amounts paid on account of Capital Lease Obligations) made or required to be made during such period:

plus

	(c)	Restricted Payments consisting of dividends made during such period:

	(d)	The sum of Lines 4(a) through 4(c):

5.	FIXED CHARGE COVERAGE RATIO AS OF THE LAST TWELVE MONTHS PERIOD ENDED (Line 3 divided by Line 4(d)):

B.  Fixed Charge Coverage Ratio Covenant:  During the continuance of a Covenant Compliance Event, the Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated for any Reference Period as of the last day of each fiscal month commencing with the fiscal month immediately prior to the date that the Covenant Compliance Event occurs, to be less than 1.0:1.0.

1.	Is covenant required to be tested?	Yes ☐	No ☐
2.	If covenant is required to be tested, in compliance?	Yes ☐	No ☐

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 24, 2012 (as amended, modified, supplemented or restated hereafter, the “ Credit Agreement”) by and among (i) ZALE DELAWARE, INC., a Delaware corporation, ZALE CORPORATION, a Delaware corporation (“Zale”),  ZGCO, LLC, a Virginia limited liability company, TXDC, L.P., a Texas limited partnership, and ZALE PUERTO RICO, INC., a Puerto Rico corporation (collectively, the “Borrowers”) (ii) the Facility Guarantors from time to time party thereto, (iii) the Lenders party thereto from time to time, and (iv) Z Investment Holdings, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.  All capitalized terms used in this U.S. Tax Compliance Certificate (this “Certificate”) and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Pursuant to the provisions of Section 2.26(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this Certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and Zale with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or any successor form thereto).  By executing this Certificate, the undersigned agrees that (1) if the information provided on this Certificate changes, the undersigned shall promptly so inform Zale and the Administrative Agent, and, to the extent it is legally entitled to do so, (2) the undersigned shall have at all times furnished Zale and the Administrative Agent with a properly completed and currently effective U.S. Tax Compliance Certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:
Title:

Date: , 20[ ]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 24, 2012 (as amended, modified, supplemented or restated hereafter, the “ Credit Agreement”) by and among (i) ZALE DELAWARE, INC., a Delaware corporation, ZALE CORPORATION, a Delaware corporation (“Zale”),  ZGCO, LLC, a Virginia limited liability company, TXDC, L.P., a Texas limited partnership, and ZALE PUERTO RICO, INC., a Puerto Rico corporation (collectively, the “Borrowers”) (ii) the Facility Guarantors from time to time party thereto, (iii) the Lenders party thereto from time to time, and (iv) Z Investment Holdings, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.  All capitalized terms used in this U.S. Tax Compliance Certificate (this “Certificate”) and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Pursuant to the provisions of Section 2.26(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this Certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or any successor form thereto).  By executing this Certificate, the undersigned agrees that (1) if the information provided on this Certificate changes, the undersigned shall promptly so inform such Lender in writing, and, to the extent it is legally entitled to do so, (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective U.S. Tax Compliance Certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: , 20[ ]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 24, 2012 (as amended, modified, supplemented or restated hereafter, the “ Credit Agreement”) by and among (i) ZALE DELAWARE, INC., a Delaware corporation, ZALE CORPORATION, a Delaware corporation (“Zale”),  ZGCO, LLC, a Virginia limited liability company, TXDC, L.P., a Texas limited partnership, and ZALE PUERTO RICO, INC., a Puerto Rico corporation (collectively, the “Borrowers”) (ii) the Facility Guarantors from time to time party thereto, (iii) the Lenders party thereto from time to time, and (iv) Z Investment Holdings, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.  All capitalized terms used in this U.S. Tax Compliance Certificate (this “Certificate”) and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Pursuant to the provisions of Section 2.26(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this Certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or any successor form thereto) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or any successor form thereto) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this Certificate, the undersigned agrees that (1) if the information provided on this Certificate changes, the undersigned shall promptly so inform such Lender and, to the extent it is legally entitled to do so, (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective U.S. Tax Compliance Certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: , 20[ ]

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 24, 2012 (as amended, modified, supplemented or restated hereafter, the “ Credit Agreement”) by and among (i) ZALE DELAWARE, INC., a Delaware corporation, ZALE CORPORATION, a Delaware corporation (“Zale”),  ZGCO, LLC, a Virginia limited liability company, TXDC, L.P., a Texas limited partnership, and ZALE PUERTO RICO, INC., a Puerto Rico corporation (collectively, the “Borrowers”) (ii) the Facility Guarantors from time to time party thereto, (iii) the Lenders party thereto from time to time, and (iv) Z Investment Holdings, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties.  All capitalized terms used in this U.S. Tax Compliance Certificate (this “Certificate”) and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

Pursuant to the provisions of Section 2.26(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this Certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and Zale with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY(or any successor form thereto) accompanied by an IRS Form W-8BEN (or any successor form thereto) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this Certificate, the undersigned agrees that (1) if the information provided on this Certificate changes, the undersigned shall promptly so inform Zale and the Administrative Agent, and, to the extent it is legally entitled to do so, (2) the undersigned shall have at all times furnished Zale and the Administrative Agent with a properly completed and currently effective U.S. Tax Compliance Certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]